EXECUTION VERSION EQUITY PURCHASE AGREEMENT BY AND AMONG COMMERCIAL METALS COMPANY, CONCRETE PIPE & PRECAST, LLC, EAGLE CORPORATION AND ECPP, LLC Dated as of September 17, 2025

i TABLE OF CONTENTS Page ARTICLE I PURCHASE AND SALE OF PURCHASED EQUITY ............................................ 5 Section 1.1 Purchase and Sale ................................................................................... 5 Section 1.2 Amount and Form of Purchase Price...................................................... 5 Section 1.3 Estimated Closing Adjustment Statement; Closing Payment. ............... 5 Section 1.4 Post-Closing Purchase Price Adjustment. .............................................. 7 Section 1.5 Withholding ............................................................................................ 9 ARTICLE II CLOSING ................................................................................................................ 10 Section 2.1 Closing Date ......................................................................................... 10 Section 2.2 Closing Deliveries. ............................................................................... 10 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS ..................... 13 Section 3.1 Authorization, Validity and Execution ................................................. 13 Section 3.2 Consents and Approvals; No Violations .............................................. 13 Section 3.3 Governmental Authorization ................................................................ 13 Section 3.4 Ownership of the Purchased Equity ..................................................... 14 Section 3.5 Brokers ................................................................................................. 14 Section 3.6 Litigation .............................................................................................. 14 Section 3.7 Disclaimer of Other Representations and Warranties .......................... 14 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................. 15 Section 4.1 Organization, Existence and Good Standing ........................................ 15 Section 4.2 Authorization, Validity and Execution ................................................. 15 Section 4.3 Consents and Approvals; No Violations .............................................. 16 Section 4.4 Governmental Authorization ................................................................ 16 Section 4.5 Capitalization ........................................................................................ 16 Section 4.6 Financial Statements; Absence of Undisclosed Liabilities. ................. 17 Section 4.7 Absence of Certain Changes or Events ................................................ 18 Section 4.8 Real Property. ....................................................................................... 18 Section 4.9 Seller Owned Real Property. ................................................................ 21 Section 4.10 Intellectual Property. ............................................................................ 23 Section 4.11 Material Contracts. ............................................................................... 25 Section 4.12 Title to Assets ....................................................................................... 28 Section 4.13 Litigation .............................................................................................. 29 Section 4.14 Compliance with Laws; Permits. .......................................................... 29 Section 4.15 Taxes. ................................................................................................... 30 Section 4.16 Accounts and Notes Receivable and Payable. ...................................... 31 Section 4.17 Employee Benefit Plans. ...................................................................... 32 Section 4.18 Employee and Labor Matters. .............................................................. 34 Section 4.19 Environmental Matters. ........................................................................ 36 Section 4.20 Customers and Suppliers. ..................................................................... 37 Section 4.21 Products. ............................................................................................... 38 Section 4.22 Affiliate Transactions ........................................................................... 39

ii Section 4.23 FCPA; Anti-Corruption and Anti-Bribery Laws; Trade Regulations .. 39 Section 4.24 Data Security and Privacy. ................................................................... 40 Section 4.25 Insurance............................................................................................... 40 Section 4.26 Brokers ................................................................................................. 40 Section 4.27 Disclaimer of Other Representations and Warranties .......................... 41 ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER ........................ 41 Section 5.1 Organization ......................................................................................... 41 Section 5.2 Authorization; Validity and Execution ................................................. 41 Section 5.3 Consents and Approvals; No Violations .............................................. 42 Section 5.4 Governmental Authorization ................................................................ 42 Section 5.5 Litigation .............................................................................................. 42 Section 5.6 Financial Capability.............................................................................. 42 Section 5.7 Brokers ................................................................................................. 43 Section 5.8 Acknowledgements .............................................................................. 43 ARTICLE VI COVENANTS ....................................................................................................... 44 Section 6.1 Conduct of the Business. ...................................................................... 44 Section 6.2 Access ................................................................................................... 46 Section 6.3 Efforts to Close; Antitrust Clearance. .................................................. 47 Section 6.4 Confidentiality ...................................................................................... 49 Section 6.5 Further Assurances; Insurance ............................................................. 49 Section 6.6 Publicity ................................................................................................ 50 Section 6.7 Business Records; Cooperation ............................................................ 51 Section 6.8 Intercompany Accounts ........................................................................ 51 Section 6.9 Expenses ............................................................................................... 51 Section 6.10 Indemnification of Directors and Officers. .......................................... 51 Section 6.11 Representation and Warranty Insurance ............................................... 52 Section 6.12 Release .................................................................................................. 53 Section 6.13 Exclusivity ............................................................................................ 53 Section 6.14 Real Estate Matters ............................................................................... 54 Section 6.15 Disclaimer............................................................................................. 54 ARTICLE VII EMPLOYMENT MATTERS ............................................................................... 55 Section 7.1 Employment of Business Employees; Severance................................. 55 Section 7.2 Continuing Effect ................................................................................. 59 ARTICLE VIII CONDITIONS TO CLOSING ............................................................................ 59 Section 8.1 Mutual Conditions ................................................................................ 59 Section 8.2 Conditions to Purchaser’s Obligations ................................................. 59 Section 8.3 Conditions to the Sellers’ Obligations .................................................. 60 Section 8.4 Frustration of Closing Conditions ........................................................ 61 ARTICLE IX SURVIVAL ........................................................................................................... 61 Section 9.1 Survival ................................................................................................ 61 Section 9.2 Adjustment to Purchase Price ............................................................... 61 Section 9.3 Environmental Liabilities ..................................................................... 62

iii ARTICLE X TAX MATTERS ..................................................................................................... 62 Section 10.1 Preparation and Filing of Tax Returns. ................................................ 62 Section 10.2 Transaction Deductions; Refunds......................................................... 63 Section 10.3 Amendment of Tax Returns, Etc. ......................................................... 64 Section 10.4 Tax Contests. ........................................................................................ 64 Section 10.5 Cooperation .......................................................................................... 65 Section 10.6 Sales and Transfer Taxes ...................................................................... 66 Section 10.7 Tax Treatment; Purchase Price Allocation ........................................... 66 ARTICLE XI TERMINATION .................................................................................................... 67 Section 11.1 Termination .......................................................................................... 67 Section 11.2 Procedure upon Termination ................................................................ 68 Section 11.3 Effect of Termination ........................................................................... 68 ARTICLE XII CERTAIN DEFINITIONS ................................................................................... 68 Section 12.1 Certain Definitions ............................................................................... 68 Section 12.2 Cross References .................................................................................. 80 ARTICLE XIII GENERAL PROVISIONS .................................................................................. 82 Section 13.1 Company Disclosure Letter .................................................................. 82 Section 13.2 Assignment ........................................................................................... 82 Section 13.3 No Third-Party Beneficiaries ............................................................... 82 Section 13.4 Entire Agreement; Amendments .......................................................... 82 Section 13.5 Notices .................................................................................................. 83 Section 13.6 Interpretation. ....................................................................................... 84 Section 13.7 Counterparts ......................................................................................... 84 Section 13.8 Severability ........................................................................................... 85 Section 13.9 Governing Law; Consent to Exclusive Jurisdiction. ............................ 85 Section 13.10 WAIVER OF JURY TRIAL ................................................................ 85 Section 13.11 Remedies; Specific Performance. ......................................................... 86 Section 13.12 Legal Representation ............................................................................ 86

iv EXHIBITS Exhibit A Accounting Principles Exhibit B Escrow Agreement Exhibit C Form of Lease Agreements Exhibit D Sample Net Working Capital Calculation Exhibit E Form of Restrictive Covenants Agreement Exhibit F Eagle HQ Lease Agreement Term Sheet Exhibit G Harrisonburg (Beery Rd) Lease Agreement Term Sheet Exhibit H Form of Wayman Employment Agreement Exhibit I Transition Services Agreement Term Sheet

5 EQUITY PURCHASE AGREEMENT This EQUITY PURCHASE AGREEMENT (this “Agreement”), dated as of September 17, 2025 (the “Effective Date”), is by and among Commercial Metals Company, a Delaware corporation (“Purchaser”), Concrete Pipe & Precast, LLC, a Delaware limited liability company (the “Company”), Eagle Corporation, a Virginia corporation (“Eagle”), and ECPP, LLC, a Virginia limited liability company (“ECPP”, and together with Eagle, each a “Seller” and collectively the “Sellers”). Purchaser, the Company and the Sellers are each sometimes referred to herein as a “Party” or collectively as the “Parties”. RECITALS: 1. The Sellers collectively own all of the issued and outstanding Equity Securities of the Company (the “Purchased Equity”). 2. On the terms and subject to the conditions of this Agreement, Purchaser desires to purchase the Purchased Equity from the Sellers, and the Sellers desire to sell the Purchased Equity to Purchaser. Accordingly, the Parties agree as follows: ARTICLE I PURCHASE AND SALE OF PURCHASED EQUITY Section 1.1 Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing, the Sellers will sell, assign, transfer, convey and deliver to Purchaser, and Purchaser will purchase, acquire and accept from the Sellers, all right, title and interest in and to the Purchased Equity, free and clear of all Encumbrances other than those imposed by federal or state securities Laws. Section 1.2 Amount and Form of Purchase Price. The aggregate purchase price to be paid to the Sellers in consideration of the Purchased Equity will be $675,000,000 in cash, plus the Estimated Closing Adjustment (if positive) or minus the absolute value of the Estimated Closing Adjustment (if negative), minus the Escrow Fund (the resulting calculation of the foregoing, the “Closing Payment”), subject to the adjustments set forth in Section 1.4 (the Closing Payment, as so adjusted, the “Purchase Price”). Section 1.3 Estimated Closing Adjustment Statement; Closing Payment. (a) Not later than three Business Days prior to the Closing Date, the Sellers (or their respective Representatives) will deliver to Purchaser a statement (the “Estimated Closing Adjustment Statement”) setting forth its good faith estimates, together with reasonably detailed supporting documentation, of (i) Closing Net Working Capital, Indebtedness, Cash and Transaction Expenses and (ii) the Closing Adjustment based thereon. The estimate of the amount of the Closing Adjustment, as set forth in the Estimated Closing Adjustment Statement, is referred to herein as the “Estimated Closing Adjustment.” The Estimated Closing Adjustment Statement, and the component items thereof, will be prepared in accordance with the Accounting Principles.

6 Following the receipt of the Estimated Closing Adjustment Statement, the Sellers shall promptly permit Purchaser and its representatives to review any working papers of the Sellers or the Company reasonably relating to the preparing of the Estimated Closing Adjustment Statement and the calculations related thereto, as well as the financial books, ledgers and records reasonably related thereto, and the Sellers shall promptly make reasonably available to Purchaser and its representatives the individuals responsible for and knowledgeable about the information used in, and the preparation or calculation of, the Estimated Closing Adjustment Statement. The Sellers shall consider in good faith any potential adjustments to the Estimated Closing Adjustment Statement proposed by Purchaser and make any corresponding changes to the Estimated Closing Adjustment Statement that the Sellers reasonably deem appropriate based on Purchaser’s proposed adjustments. Notwithstanding anything to the contrary in this Agreement, (i) in no event shall the delivery of the Estimated Closing Adjustment Statement contemplated hereby or any comments thereto provided by Purchaser be deemed to constitute the agreement by Purchaser to any of the estimates or the amounts set forth therein or be construed as a waiver by Purchaser of any provisions, rights or privileges hereunder, and (ii) each Seller acknowledges and agrees that to the extent any of the Sellers or the Company take any extraordinary action following the Reference Time but prior to the Closing, which, if taken prior to the Reference Time, would have the effect of modifying the Estimated Closing Adjustment, the effect of such actions may, at Purchaser’s election, be taken into account in calculating the Closing Adjustment. (b) At the Closing, Purchaser will: (i) pay, or cause to be paid, to each Seller, by wire transfer of immediately available funds to the account or accounts designated in writing by the Sellers at least three (3) Business Days prior to the Closing Date, such Seller’s Pro Rata Percentage of the Closing Payment; (ii) deposit, or cause to be deposited, in cash an amount equal to the Escrow Fund with the Escrow Agent to be distributed in accordance with the terms of this Agreement and the Escrow Agreement; (iii) on behalf of the Company, pay, or cause to be paid, to such account or accounts set forth in the Payoff Letters and Releases contemplating payment, the estimated Indebtedness amount set forth in the Estimated Closing Adjustment Statement contemplated to be paid under such Payoff Letters and Releases; (iv) on behalf of the Company, pay the estimated Transaction Expenses set forth in the Estimated Closing Adjustment Statement to the payees thereof (other than Transaction Expenses that are compensatory payments to Company Employees or other service providers of the Company), in accordance with the instructions furnished by the Sellers in writing at least two (2) Business Days prior to the Closing Date; and (v) pay, or cause to be paid, to the Company an aggregate amount equal to all estimated Transaction Expenses that are compensatory payments to Company Employees or other service providers of the Company, in each case, for distribution by the Company to such Company Employees or other service providers through the payroll processing system of the Company (which may be paid on the next regularly scheduled payroll date following the Closing).

7 Section 1.4 Post-Closing Purchase Price Adjustment. (a) Preparation of the Preliminary Statement. Within ninety (90) days after the Closing Date, Purchaser will prepare and deliver to the Sellers a preliminary statement (the “Preliminary Statement”) setting forth in reasonable detail Purchaser’s good faith calculation of (i) Closing Net Working Capital, Indebtedness, Cash and Transaction Expenses and (ii) the Closing Adjustment based thereon. The Preliminary Statement and each component item thereof will be prepared in accordance with the Accounting Principles. The Preliminary Statement, as finally determined pursuant to clauses (b) through (d) of this Section 1.4, is referred to herein as the “Final Statement.” All disputes with respect to the Preliminary Statement and the Final Statement will be resolved in accordance with clauses (b) through (d) of this Section 1.4. (b) Review of Preliminary Statement. (i) The Sellers will have 30 days following Purchaser’s delivery of the Preliminary Statement to the Sellers to review and respond to the Preliminary Statement, during which period Purchaser will grant the Sellers and their respective Representatives reasonable access during normal business hours to Purchaser’s and the Company’s personnel, the Continuing Employees, the books and records of the Company and the work papers prepared by Purchaser’s accountants with respect to the Preliminary Statement, in each case, provided on a confidential basis and only to the extent reasonably necessary to confirm Purchaser’s determinations set forth in the Preliminary Statement. (ii) Unless the Sellers have delivered to Purchaser a written letter of their disagreement with the Preliminary Statement (the “Notice of Disagreement”) prior to the 31st day following Purchaser’s delivery of the Preliminary Statement to the Sellers, the Preliminary Statement will become the Final Statement on the 31st day following Purchaser’s delivery of the Preliminary Statement to the Sellers. If issued, the Notice of Disagreement shall set forth in reasonable detail any proposed adjustment to the Preliminary Statement and the basis for such adjustment. (iii) If the Notice of Disagreement is delivered in accordance with Section 1.4(b)(ii), then (A) any amount set forth in the Preliminary Statement as to which the Sellers have not objected in the Notice of Disagreement in accordance with Section 1.4(b)(ii) will be deemed to be accepted and will become part of the Final Statement, and (B) the Preliminary Statement, as modified to reflect the adjustments in the Notice of Disagreement (x) agreed to in writing by Purchaser (whether pursuant to Section 1.4(c) or otherwise) or (y) finally determined by the Accounting Referee pursuant to Section 1.4(d)(iii) will become the Final Statement on the earlier of (1) the date that the Sellers and Purchaser resolve in writing all remaining disputed matters specified in the Notice of Disagreement or (2) the date that the Accounting Referee delivers to the Sellers and Purchaser a copy of the Final Statement and its calculation of the Closing Adjustment pursuant to Section 1.4(d), as applicable. (c) Meeting to Resolve Proposed Adjustments. As soon as reasonably practicable, but in no event later than 20 days after the Sellers’ delivery of the Notice of Disagreement, Purchaser and the Sellers will work together in good faith to resolve the adjustments in the Notice of Disagreement that have not been accepted in writing at such time by Purchaser.

8 If Purchaser and the Sellers reach agreement in writing on such adjustments, the Final Statement will be the Preliminary Statement modified to reflect the adjustments agreed to pursuant to Section 1.4(b)(iii) and those otherwise agreed to in writing by the Parties pursuant to this Section 1.4(c). (d) Resolution by Accounting Referee. (i) If Purchaser and the Sellers do not resolve to their mutual satisfaction all disputed adjustments in the Notice of Disagreement within the 20-day period after the Sellers’ delivery of the Notice of Disagreement, Purchaser or the Sellers may submit any remaining disputed adjustments that were included in the Notice of Disagreement to be settled by BDO US, LLP (or, if such accounting firm declines to act, by an independent accounting firm mutually acceptable to Purchaser and the Sellers) (or, if Purchaser and the Sellers are unable to agree on an independent accounting firm within 15 days of the expiration of the 20-day period contemplated in this Section 1.4(d)(i), Purchaser and the Sellers will instruct the American Arbitration Association to appoint the Accounting Referee) (the “Accounting Referee”), acting as an expert and not arbitrator, in accordance with the following provisions of this Section 1.4(d). (ii) The Sellers will furnish the Accounting Referee with a copy of this Agreement, the Financial Statements, the Preliminary Statement and the Notice of Disagreement. Purchaser and the Sellers will also give the Accounting Referee: (A) position papers outlining such Party’s respective arguments and supporting documentation for such Party’s position (the “Position Papers”); and (B) reasonable access to the books and records of the Company, including any work papers or other schedules prepared by such Party’s accountants relating to the preparation of the Preliminary Statement and the Notice of Disagreement. (iii) The Accounting Referee’s engagement will be limited to (A) reviewing the Preliminary Statement, Position Papers, and the amounts placed in dispute by the Notice of Disagreement pursuant to Section 1.4(b)(ii) that remain in dispute (the “Unresolved Matters”); (B) determining (1) whether Purchaser’s proposed amount for each individual item in the Preliminary Statement disputed in the Notice of Disagreement or the Sellers’ proposed adjustment thereto in the Notice of Disagreement is calculated more nearly in accordance with the terms of this Agreement (including the Accounting Principles) and (2) whether there were mathematical errors in the Preliminary Statement in calculating the disputed items in the Notice of Disagreement; (C) preparing the Final Statement, which will include those amounts in the Preliminary Statement accepted by the Sellers pursuant to Section 1.4(b)(iii), those adjustments otherwise agreed to in writing by Purchaser and the Sellers pursuant to Section 1.4(c), and those amounts determined by the Accounting Referee for the Unresolved Matters which are to be calculated more nearly in accordance with this Agreement (including the Accounting Principles); and (D) calculating the Closing Adjustment. The fees and expenses of the Accounting Referee will be borne by the Sellers, on the one hand, and Purchaser, on the other hand, in inverse proportion as they may prevail on matters resolved by the Accounting Referee, which proportionate allocations will also be determined by the Accounting Referee at the time the determination of the Accounting Referee is rendered on the Final Statement and the Closing Adjustment. For the avoidance of doubt, the Accounting Referee may not assign a value to any

9 item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. Purchaser and Sellers shall cooperate with the Accounting Referee in all reasonable respects. No ex parte conferences, oral examinations, testimony, depositions, discovery or other form of evidence gathering or hearings will be conducted or allowed by or with the Accounting Referee as it is intended for the Sellers and Purchaser to be included in all discussions and correspondence with the Accounting Referee. (iv) The Parties will instruct the Accounting Referee to (A) complete its preparation of the Final Statement and calculation of the Closing Adjustment within 20 days from the date of submission of the Unresolved Matters to the Accounting Referee pursuant to Section 1.4(d)(ii) and (B) deliver promptly thereafter a copy of the Final Statement and its reasonably detailed calculation of the Closing Adjustment to the Sellers and Purchaser, together with a report setting forth each Unresolved Matter and the Accounting Referee’s determination and reasonably detailed calculations with respect thereto. The Accounting Referee’s determination will be conclusive and binding upon the Parties and may be entered and enforced in any court of competent jurisdiction absent manifest error. (e) Payment of Closing Adjustment. If the Closing Adjustment, as finally determined in accordance with this Section 1.4 (the “Final Closing Adjustment”) is: (i) greater than the Estimated Closing Adjustment (such amount, the “Positive Adjustment Amount”), within three (3) Business Days (A) Eagle and Purchaser will execute and deliver a joint written instruction to the Escrow Agent to effectuate disbursement of the Escrow Fund to the Sellers (or their respective designee(s)) in accordance with their Pro Rata Percentages, and (B) Purchaser will pay to each Seller such Seller’s Pro Rata Percentage of the Positive Adjustment Amount by wire transfer of immediately available funds pursuant to instructions provided in writing by the Sellers; or (ii) less than the Estimated Closing Adjustment (such amount, the “Negative Adjustment Amount”), within three (3) Business Days (A) Eagle and Purchaser will execute and deliver a joint written instruction to the Escrow Agent to effectuate disbursement of an amount equal to the Negative Adjustment Amount to Purchaser, and (B) (1) to the extent the Negative Adjustment Amount is less than the amount of the Escrow Fund, then Eagle and Purchaser will execute and deliver a joint written instruction to the Escrow Agent to effectuate disbursement of the difference between the amount of the Escrow Fund and the Negative Adjustment Amount to the Sellers (or their respective designee(s)) in accordance with their Pro Rata Percentages, or (2) to the extent the Negative Adjustment Amount is greater than the amount of the Escrow Fund, the Sellers will pay (and such obligation to pay shall be joint and several) to Purchaser the difference between the Negative Adjustment Amount and the amount of the Escrow Fund by wire transfer of immediately available funds pursuant to instructions provided in writing by Purchaser. Section 1.5 Withholding. Purchaser will be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required under applicable Law to be deducted and withheld with respect to Taxes. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the

10 Person in respect of whom such deduction and withholding was made. Except with respect to any deduction or withholding required as a result of failure to comply with Section 2.2(a)(xvii) or withholding relating to compensatory payments made pursuant to this Agreement, Purchaser shall provide Sellers with written notice of intent to withhold at least five (5) Business Days before deducting or withholding any amount pursuant to this Section 1.5. ARTICLE II CLOSING Section 2.1 Closing Date. The closing of the Transactions (the “Closing”) will take place remotely via the electronic exchange of documents and signatures contemplated herein at 8:00 am (U.S. Eastern Time) on the second Business Day following the date on which the last to be satisfied or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement, or at such other time and place as the Sellers and Purchaser mutually agree in writing; provided, that in no event shall the Closing take place before December 1, 2025 without the prior written consent of Purchaser. The date on which the Closing occurs is referred to herein as the “Closing Date.” All proceedings to be taken and all documents to be executed and delivered by all Parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered. Notwithstanding anything to the contrary in this Agreement, the Closing will be deemed to have occurred as of 12:01 a.m. (U.S. Eastern Time) on the Closing Date (the “Reference Time”), solely for purposes of calculating the Closing Adjustment and the component items thereof. Section 2.2 Closing Deliveries. (a) By the Sellers and the Company. At or prior to the Closing, the Sellers and the Company will deliver, or cause to be delivered, to Purchaser: (i) such assignments, deeds and other instruments of conveyance as the Parties and their respective counsel deem reasonably necessary to vest in Purchaser all of the right, title and interest of the Sellers in and to the Purchased Equity (in such form as the Parties, acting reasonably and in good faith, agree, it being understood that no such instrument of assignment will require either Seller or any of their respective Affiliates to make any additional representations, warranties or covenants, expressed or implied, not contained in this Agreement); (ii) evidence reasonably satisfactory to Purchaser that (A) the option to purchase the real property located at 3800 Oxford Loop Road, Oxford, North Carolina (the “Option Property”) has been assigned by the Company to ECPP, (B) ECPP has exercised the option to purchase the Option Property, and (C) ECPP has closed on the acquisition of and is the sole fee owner of the Option Property; (iii) terminations of all Leases with ECPP or an Affiliate of the Company or the Sellers as landlord or lessor in form and substance reasonably acceptable to Purchaser, which

11 provide that for a full release of the Company from and all liability of the Company relating to or arising out of such Leases (collectively, the “Affiliate Lease Terminations”); (iv) the Lease Agreements, duly executed by ECPP; (v) a lease agreement reflecting the terms attached hereto as Exhibit F (the “Eagle HQ Lease Agreement”), duly executed by Eagle Real Estate, LLC; (vi) a lease agreement reflecting the terms attached hereto as Exhibit G (the “Harrisonburg (Beery Rd) Lease Agreement”), duly executed by Eagle Real Estate, LLC; (vii) resignations, in form and substance reasonably satisfactory to Purchaser, duly executed by each of the officers and managers of the Company, except as requested otherwise by Purchaser in writing prior to the Closing Date; (viii) the certificate contemplated by Section 8.2(c); (ix) (a) a certificate of an authorized officer of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Purchaser, as to (i) the Company’s Organizational Documents, (ii) the resolutions of the board of managers of the Company authorizing the execution and performance of this Agreement and the Ancillary Agreements to which the Company is a party and the transactions contemplated hereby and thereby, and (iii) incumbency and signatures of the officers of the Company executing this Agreement and any Ancillary Agreement; and (b) a copy of the resolutions of the board of managers or directors (as applicable) of each Seller authorizing the execution and performance of this Agreement and the Ancillary Agreements to which each such Seller is a party and the transactions contemplated hereby and thereby; (x) executed terminations and releases of the Company of each Affiliate Arrangement (other than those set forth on Section 2.2(a)(x) of the Company Disclosure Letter), or other evidence of termination, in each case in form and substance reasonably satisfactory to Purchaser; (xi) evidence reasonably satisfactory to Purchaser that the consents set forth on Section 2.2(a)(xi) of the Company Disclosure Letter have been obtained in writing; (xii) Payoff Letters and Releases executed by the parties thereto, including the Payoff Letters and Releases with respect to the BoA Credit Agreement (as defined in the Company Disclosure Letter) and the Encumbrances in favor of Wells Fargo Bank, NA (including those described on Section 4.12 of the Company Disclosure Letter); (xiii) the employment agreement in the form attached hereto as Exhibit H, duly executed by Matthew Wayman and the Company (the “Wayman Employment Agreement”); (xiv) a transition services agreement reflecting the terms attached hereto as Exhibit I (the “Transition Services Agreement”), duly executed by each Seller and the Company;

12 (xv) the Restrictive Covenants Agreements, duly executed by the Sellers and each Person set forth on set forth on Section 2.2(a)(xv) of the Company Disclosure Letter; (xvi) the Escrow Agreement, duly executed by Eagle; (xvii) a validly executed IRS Form W-9 from each Seller (or, if such Seller is disregarded for U.S. federal income Tax purposes, its regarded owner); (xviii) evidence reasonably satisfactory to Purchaser that the Assets and Contracts set forth on Section 2.2(a)(xviii) of the Company Disclosure Letter have been transferred and assigned to the Company (the “Transferred Assets”); and (xix) such other closing documents and instruments as are expressly required by this Agreement. (b) By Purchaser. At the Closing, Purchaser will deliver to the Sellers: (i) the Closing Payment; (ii) the Lease Agreements, duly executed by the Company; (iii) the Eagle HQ Lease Agreement, duly executed by the Company; (iv) the Harrisonburg (Beery Rd) Lease Agreement, duly executed by the Company; (v) the certificate contemplated by Section 8.3(c) hereof; (vi) a certificate from an officer of Purchaser certifying the Purchaser’s board of directors has authorized the execution and performance of this Agreement and the Ancillary Agreements to which Purchaser is a party and the transactions contemplated hereby and thereby; (vii) the Transition Services Agreement, duly executed by the Purchaser, in its capacity as the owner of the Company following the Closing; (viii) the Restrictive Covenants Agreements, each duly executed by Purchaser; (ix) the Escrow Agreement, duly executed by Purchaser; (x) a true, complete and correct copy of the R&W Insurance Policy; and (xi) such other closing documents and instruments as are expressly required by this Agreement.

13 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS Except as set forth in the applicable Section or subsection of the Company Disclosure Letter (interpreted as contemplated by Article XIII), each Seller represents and warrants to Purchaser, on behalf of itself only and not on behalf of the other Seller, as follows: Section 3.1 Authorization, Validity and Execution. Such Seller is duly formed, validly existing and in good standing under the Laws of the jurisdiction in which it is organized. The execution, delivery and performance of such Seller of this Agreement, each Ancillary Agreement, and each other agreement, document, instrument or certificate contemplated by this Agreement to which such Seller is (or will be) a party (collectively, the “Seller Documents”) and the consummation of the Transactions by such Seller are within the corporate or equivalent organizational power and authority of such Seller and have been duly authorized and approved by all necessary action on the part of such Seller. The Seller Documents (i) have been (or, in the case of Seller Documents to be entered into at or prior to the Closing, will be) duly executed and delivered by such Seller and (ii) assuming due authorization, execution and delivery by the other parties hereto and thereto, is (or, in the case of Seller Documents to be entered into at or prior to the Closing, will be) a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors’ rights generally and to general equitable principles (the “Bankruptcy and Equity Exception”). Section 3.2 Consents and Approvals; No Violations. Except as set forth on Section 3.2 of the Company Disclosure Letter, none of the execution, delivery and performance by such Seller of the Seller Documents, the consummation by such Seller of the Transactions, or compliance by such Seller with the provisions of the Seller Documents will (a) violate, conflict with or result in the breach of the Organizational Documents of such Seller; (b) assuming compliance with the matters referred to in Section 3.3, violate any Law of any Governmental Authority by which such Seller is subject or by which any of such Seller’s properties or Assets are subject or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent or notice under, give to others any rights of amendment, termination, acceleration or cancellation of, result in the institution of any material obligation or loss of a material benefit under, or result in the creation of any Encumbrance upon any property or Assets of such Seller pursuant to, any Contract (other than an Employee Benefit Plan) or Permit to which such Seller is a party or by which any of the properties or Assets of such Seller are bound, except, with respect to clause (b), as would not, or would not reasonably be expected to, individually or the aggregate, (i) be materially adverse to the Company, (ii) prevent or materially delay the consummation of the Transactions or (iii) materially impair such Seller’s ability to perform their obligations under the Seller Documents. Section 3.3 Governmental Authorization. The execution, delivery and performance by such Seller of the Seller Documents and the consummation of the Transactions require no declaration, order, permit, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority, other than (a) compliance with any applicable

14 requirements of Antitrust Laws, and (b) any such action or filing the failure of which to be made or obtained would not reasonably be expected to, individually or the aggregate, (i) be materially adverse to the Company, (ii) prevent or materially delay the consummation of the Transactions or (iii) materially impair such Seller’s ability to perform its obligations under the Seller Documents. Section 3.4 Ownership of the Purchased Equity. Such Seller is the sole and direct owner, beneficially and of record, and has good, valid and marketable title to the portion of the Purchased Equity listed across from such Seller’s name on Section 3.4 of the Company Disclosure Letter (which constitute all of the Purchased Equity), free and clear of any and all Encumbrances and transfer restrictions imposed thereon by Law. Such Seller has the power, authority and legal capacity to sell, transfer, assign and deliver the portion of the Purchased Equity owned by such Seller as provided in the Seller Documents, and subject to the effect of any unilateral action taken by Purchaser, such delivery will convey to Purchaser good, valid and marketable title to the Purchased Equity, free and clear of any and all Encumbrances, other than transfer restrictions imposed thereon by Law. Except as set forth on Section 3.4 of the Company Disclosure Letter, such Seller is not a party to any voting trust, proxy, or other agreement or understanding between or among any Persons that affects or relates to the voting or giving of written consent with respect to the Purchased Equity. Except as set forth on Section 3.4 of the Company Disclosure Letter, there are no preemptive rights, co-sale rights, rights of first refusal, management equity holder transfer restrictions, or similar rights with respect to the Purchased Equity to which such Seller may be entitled, or that such Seller has granted to any other Person, in relation to the sale and purchase of the Purchased Equity hereunder. Section 3.5 Brokers. Except as set forth on Section 3.5 of the Company Disclosure Letter, no broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s or other fee or commission or like payment in connection with the Transactions based upon arrangements made by or on behalf of such Seller. Section 3.6 Litigation. Except as set forth on Section 3.6 of the Company Disclosure Letter, there is no Action pending or, to the Knowledge of such Seller, threatened against such Seller or to which such Seller is otherwise a party relating to this Agreement, the Seller Documents or the Transactions contemplated hereby or thereby. Such Seller is not subject to any outstanding Order pending or, to the Knowledge of Sellers, threatened, that affects or would reasonably be expected to affect such Seller’s ownership of the Purchased Equity or such Seller’s right or ability to perform its obligations under this Agreement or the Seller Documents. Section 3.7 Disclaimer of Other Representations and Warranties. Except for the representations and warranties expressly set forth in this Article III and Article IV (as modified by the Company Disclosure Letter) or in any Seller Document or Company Document, neither such Seller nor any other Person has made, makes or will be deemed to make any other representation or warranty of any kind whatsoever (express or implied, written or oral, at Law or in equity) on behalf of such Seller or any of its respective Affiliates regarding the Company, the Business, the Purchased Equity or the Transactions, and such Seller hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, at Law or in equity. Except for the representations and warranties expressly set forth in this Article III and Article IV (as modified by the Company Disclosure Letter) or in any Seller Document or Company Document, such Seller hereby disclaims all Liability and responsibility for all projections,

15 forecasts, estimates, financial statements, financial information, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to Purchaser or any of Purchaser’s Affiliates or any Representatives of Purchaser or any of its Affiliates, including omissions therefrom. Without limiting the foregoing, such Seller makes no representation or warranty of any kind whatsoever, express or implied, written or oral, at Law or in equity, to Purchaser or any of its Affiliates or any Representatives of Purchaser or any of its Affiliates regarding the success, profitability or value of the Company, the Purchased Equity or the Business. The foregoing language in this Section 3.7 is not intended to impair any claims of Actual Fraud against the Sellers or their Affiliates hereunder. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as set forth in the applicable Section or subsection of the Company Disclosure Letter (interpreted as contemplated by Article XIII), the Company and the Sellers represent and warrant to Purchaser as follows: Section 4.1 Organization, Existence and Good Standing. The Company is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware, and has all limited liability company power and authority necessary to own, lease and operate its Assets and to carry on its business in all material respects as now conducted and as currently proposed to be conducted. The Company is duly qualified to do business (where such concept is applicable) in each jurisdiction where the nature of its business or the ownership of its Assets makes such qualification necessary, except where the failure to be so duly qualified would not reasonably be expected to, individually or in the aggregate, adversely impact the Business as presently conducted in any material respect, with each such jurisdiction set forth on Section 4.1 of the Company Disclosure Letter. The Company has delivered or Made Available to Purchaser accurate and complete copies of the Organizational Documents of the Company, in each case, as amended through the date of this Agreement. There has not been any violation in any material respect of the provisions in the Organizational Documents of the Company, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the governing body of the Company. Section 4.2 Authorization, Validity and Execution. The execution, delivery and performance by the Company of this Agreement, each Ancillary Agreement, and each other agreement, document, instrument or certificate contemplated by this Agreement to which the Company is (or will be) a party (the “Company Documents”) and the consummation of the Transactions by the Company are within the limited liability company power and authority of the Company and have been duly authorized and approved by all necessary action on the part of the Company. The Company Documents (a) have been (or, in the case of Company Documents to be entered into at or prior to the Closing, will be) duly executed and delivered by the Company and (b) assuming due authorization, execution and delivery by the other parties hereto and thereto, is (or, in the case of Company Documents to be entered into at or prior to the Closing, will be) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

16 Section 4.3 Consents and Approvals; No Violations. Except as set forth on Section 4.3 of the Company Disclosure Letter, none of the execution, delivery and performance by the Company of the Company Documents, the consummation of the Transactions, or compliance by the Company or the Sellers with the provisions of the Company Documents or Seller Documents, as applicable, will (a) violate, conflict with or result in the breach of the Organizational Documents of the Company; (b) assuming compliance with the matters referred to in Section 4.3, violate any Law of any Governmental Authority or Order by which the Company is subject or by which any of the Company’s properties or Assets are subject or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent or notice under, give to others any rights of amendment, termination, acceleration or cancellation of, result in the institution of any material obligation or loss of a material benefit under, or result in the creation of any Encumbrance upon any property or Assets of the Company or the Purchased Equity pursuant to, any Contract (other than an Employee Benefit Plan) or Permit to which the Company is a party or by which any of the properties or Assets of the Company are bound, except, in the case of clause (b), as would not and would not reasonably be expected to, individually or in the aggregate, (i) adversely impact the Business as presently conducted in any material respect, or (ii) prevent or materially impair or delay (A) the Company’s ability to consummate the Transactions contemplated by this Agreement or any of the Company Documents or (B) the Company’s performance of its obligations hereunder or thereunder. Section 4.4 Governmental Authorization. Except as set forth on Section 4.4 of the Company Disclosure Letter, the execution, delivery and performance by the Company of the Company Documents, the consummation of the Transactions, or compliance by the Company or the Sellers with the provisions of the Company Documents or the Seller Documents require no declaration, order, permit, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority, other than (a) compliance with any applicable requirements of Antitrust Laws, and (b) any such action or filing the failure of which to be made or obtained would not reasonably be expected to (i) be materially adverse to the Company, (ii) prevent or materially delay the consummation of the Transactions, (iii) materially impair the Company’s ability to perform its obligations under the Company Documents, or (iv) affect, in any material respect, the continuing validity and effectiveness immediately following the Closing of any Contract or Permit of the Company or with respect to which any of its Assets or properties are bound. Section 4.5 Capitalization. Section 4.5 of the Company Disclosure Letter sets forth, a true and correct list of the record and beneficial holders of all of the Equity Securities of the Company, including the number of Equity Securities held thereby. The Equity Securities are owned beneficially and of record by the holders set forth on Section 4.5 of the Company Disclosure Letter free and clear of all Encumbrances other than (1) transfer restrictions under applicable Law and (2) as set forth on Section 4.5 of the Company Disclosure Letter. All of the issued and outstanding Equity Securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to any preemptive or subscription rights (other than those included in the Organizational Documents of the Company) and were not issued in violation of any preemptive or subscription rights. There are no existing options, warrants, calls, subscriptions or other rights, convertible securities, trusts or Contracts of any character (x) obligating the Company to issue, transfer or sell any Equity Securities of the Company or securities

17 convertible into or exchangeable for Equity Securities of the Company, (y) requiring the Company to repurchase, redeem or otherwise acquire any Equity Securities of the Company, or (z) with respect to the voting of the Equity Securities of the Company. The Company does not have, and has never had, any Subsidiaries, and except as set forth on Section 4.5 of the Company Disclosure Letter, the Company does not hold or beneficially own, directly or indirectly, any equity interests in any Person or any subscriptions, options, warrants, rights, calls, convertible securities or other agreements or commitments for any interest in any Person. There are no declared but unpaid, or outstanding obligations of the Company with respect to, dividends or distributions of the Company. There are no equity interests of the Company other than the Purchased Equity, and the Company and the Sellers have not promised to issue any Equity Securities of the Company to any Person. Section 4.6 Financial Statements; Absence of Undisclosed Liabilities. (a) Attached to Section 4.6(a)(i) of the Company Disclosure Letter are the true, correct and complete copies of the (i) audited consolidated financial statements of Eagle, its Subsidiaries (including the Company) and ECPP as of, and for the periods ended, as applicable, December 31, 2024, December 31, 2023, and December 31, 2022, and (ii) the unaudited balance sheet of the Business (the “Balance Sheet”) as of July 31, 2025 (the “Balance Sheet Date”), and the unaudited statement of income and statement of cash flow of the Business for the seven-month period then ended (the “Interim Financial Statements”), and the financial statements described in the preceding clauses (i) and (ii) being referred to as the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods presented, and fairly present in all material respects, the financial position, results of operations and cash flows of the Company as of the respective dates or for the respective time periods set forth therein, except in the case of the unaudited Financial Statements, (A) for the absence of footnotes and (B) for normal and recurring year-end adjustments, provided such adjustments are not, individually or in the aggregate, material to the Company taken as a whole. The Company maintains a system of internal controls over financial reporting that is intended to provide reasonable assurance (x) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (y) regarding prevention or timely detection of the unauthorized acquisition, use, or disposition of the Company’s Assets, and (z) that all off- balance sheet arrangements (each of which are set forth on Section 4.6(a)(ii) of the Company Disclosure Letter) are properly identified and quantified. (b) The Company does not have any Liabilities that would be required to be reflected or reserved against in a balance sheet prepared in accordance with GAAP except for Liabilities (i) as set forth in the Balance Sheet, (ii) incurred in the Ordinary Course of Business since the Balance Sheet Date, (iii) incurred since the Balance Sheet Date pursuant to or in connection with this Agreement or the Transactions, (iv) disclosed in this Agreement (or the Company Disclosure Letter) or (v) that would not reasonably be expected to be, individually or in the aggregate, material to the Business, taken as a whole (none of which is a Liability for breach of Contract, breach of warranty, tort, infringement or violation of Law); provided, however, that for purposes of determining which capital lease obligations of the Company shall be included in Indebtedness, such determination shall be made without giving effect to ASC 842 and shall be consistent with the capital lease obligations historically capitalized by the Company in the Financial Statements.

18 Section 4.7 Absence of Certain Changes or Events. Except as expressly contemplated by this Agreement or as set forth on Section 4.7 of the Company Disclosure Letter, during the period from the Balance Sheet Date to the Effective Date, (i) the Company has conducted its business in the Ordinary Course of Business in all material respects and in compliance with applicable Law, (ii) there has not been any Event which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) the Company has not suffered any material loss, damage, destruction or other casualty affecting any of its material properties, rights or Assets, whether or not covered by insurance, and (iv) the Company has not taken any action that would, after the date hereof, be prohibited by Section 6.1(b). Section 4.8 Real Property. (a) Owned Real Property. The Company does not own any real property or interests in real property. (b) Leased Real Property. Section 4.8(b) of the Company Disclosure Letter sets forth a complete and accurate list of all leasehold, or subleasehold, licensed or sublicensed estates and other rights to use, operate or occupy any land, buildings, structures, improvements, fixtures or other interest in real property which is used or intended to be used in the Business (collectively, and including the Seller Owned Real Property and all other real property used or intended to be used in the Business, the “Leased Real Property”), and of all leases, licenses, occupancy agreements, access agreements, lease guaranties, agreements and documents, and all amendments, modifications and addenda thereto, in each case pursuant to which the Company leases, licenses, occupies or otherwise has the right to use any Leased Real Property (collectively, the “Leases”), including a description of each Lease, the name of the third party or Affiliate lessor or lessee (licensee, licensor, grantee or grantor, as applicable), the address of each Leased Real Property, and the date of each such Lease and all amendments, modifications and addenda thereto. Except as set forth on Section 4.8(b) of the Company Disclosure Letter, the Company has Made Available to Purchaser true, complete and correct copies of each of the Leases that are memorialized in writing and has described each oral Lease on Section 4.8(b) of the Company Disclosure Letter, together with the following to the extent in existence and in the Company’s possession: all extension notices, estoppel certificates, and subordination, non-disturbance and attornment agreements related thereto. The Company has a valid, binding, enforceable and existing leasehold interest in all of the Leased Real Property, free and clear of all Encumbrances (except for Permitted Encumbrances). Except as set forth on Section 4.8(b) of the Company Disclosure Letter, the Company has not subleased, sublicensed or otherwise granted to any other third party the right to use or occupy any part of the Leased Real Property. The Company has not pledged, assigned, mortgaged or otherwise encumbered any of the Leases or the leasehold estates, rights or interests created by such Leases. The current annual rent and term under each Lease are as set forth on Section 4.8(b) of the Company Disclosure Letter. The Company has not waived any rights under any Lease that would be in effect on or after the date of this Agreement and that would be adverse to the Company. The Company has accepted full possession of each Leased Real Property and is currently occupying and using same pursuant to and in accordance with the express terms of the applicable Lease. Section 4.8(b) of the Company Disclosure Letter separately identifies all Leases with respect to which the landlord or lessor thereunder is an Affiliate of the Company. With respect to each Lease:

19 (i) such Lease is a legal, valid and binding obligation of the Company, and, to the Knowledge of the Company, each other party thereto, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception; (ii) the Company is not in default or material breach of, and has not received any written or, to the Knowledge of the Company, other notice of default or event that, with the notice or lapse of time, or both would constitute a default by such Person or permit the termination, modification or acceleration of rent under any Lease. To the Knowledge of the Company, no other party to a Lease is in default or material breach of such Lease; (iii) no security deposit or portion thereof deposited with respect to any Lease has been applied in respect of a breach or default under any Lease which has not been re- deposited in full; (iv) no party to any Lease has exercised any termination rights with respect thereto, and no such party has given written (or, to the Knowledge of the Sellers and/or the Company, oral) notice of any outstanding dispute with respect to a Lease; and (v) all “landlord work,” all “tenant work” and any corresponding credits (or credits in lieu thereof) contemplated or required under all Leases have been completed (or credited, as applicable) in accordance with the applicable Lease and accepted by the Company, and no capital improvements are required to be made to any Leased Real Property pursuant to the terms of any Lease. (c) Other than with respect to the Seller Owned Real Property, to the Knowledge of the Company, there are no condemnation or eminent domain proceedings (or any consensual agreement in lieu thereof) or any other proceedings (including, without limitation, any rezoning or permitting application or proceeding) affecting the Leased Real Property pending or threatened or contemplated. With respect to the Seller Owned Real Property, there are no condemnation or eminent domain proceedings (or any consensual agreement in lieu thereof) or any other proceedings (including, without limitation, any rezoning or permitting application or proceeding) affecting the Leased Real Property or, to the Knowledge of the Company, pending or threatened or contemplated. (d) The Leased Real Property constitutes all interests in real property (i) currently used, occupied or held for use in connection with the Business as currently conducted, and (ii) necessary for the continued operation of the Business as currently conducted and as proposed to be conducted. The Company does not own or hold, nor is the Company obligated under nor a party to, any option, right of first refusal or other contractual (or other) right or obligation to purchase, sell, assign or dispose of any real property or any portion thereof or interest therein, except as set forth on Section 4.8(d) of the Company Disclosure Letter. (e) The Leased Real Property is (i) in good operating condition and repair, subject to ordinary wear and tear (consistent with the age of such Leased Real Property), (ii) not in need of maintenance or repair except for ordinary routine maintenance and repair, (iii) is structurally sound with no known material defects and in conformity with all applicable Laws relating thereto currently in effect, (iv) in compliance with the requirements of the applicable

20 Lease, and (v) in compliance with all applicable Laws including, without limitation, fire, health, building, use, occupancy and zoning Laws. The Company has not received any notice from any Governmental Authority that the Leased Real Property (or any portion thereof) is not in compliance with applicable Laws including, without limitation, fire, health, building, use, occupancy and zoning Laws. (f) Except as set forth on Section 4.8(f) of the Company Disclosure Letter, the Company has (i) all certificates of occupancy and/or use and Permits of any Governmental Authority necessary or useful for the current use and operation of the Leased Real Property, and (ii) fully complied with all conditions of such Permits applicable to it. The Company has not received written, or to the Knowledge of the Company, other notice of any outstanding violation, default or notice of cancellation or termination of any such Permit. (g) The Company has not received any notice from any insurance company that has issued a policy with respect to any Leased Real Property, oral or written, requiring performance of any structural or other repairs or alterations to such Leased Real Property that have not been completed. (h) No work has been done at the Leased Real Property by, through, or under Sellers or their Affiliates, and no materials have been supplied to the Leased Real Property, that have not been paid for, and there are no materialman’s liens or mechanic’s liens affecting the Leased Real Property. (i) The existing water, sewer, gas and electricity lines, storm sewer and other utility systems at the Leased Real Property are adequate to serve the utility needs of the Leased Real Property and Business currently conducted thereon, and all approvals, licenses and permits required for said utilities have been obtained and are in full force and effect. (j) All buildings, structures and other improvements and fixtures located on the Leased Real Property are (i) structurally sound with no known material defects, (ii) in good operating condition and repair, subject to ordinary wear and tear (consistent with the age of such items), (iii) not in need of maintenance or repair except for ordinary routine maintenance and repair, (iv) in conformity in all material respects with all applicable Laws and, to the extent applicable, the applicable Lease, in each case, relating thereto currently in effect, and (v) suitable and sufficient for their current and contemplated uses. There are no outstanding warranty claims with respect to any such buildings, structures, improvements or fixtures. (k) The Company and each parcel of Leased Real Property are in compliance, in all material respects, with all declarations of covenants, conditions or restrictions, restrictive covenants and easement agreements, in each case, affecting any Leased Real Property. The Company has not received any written, or to the Knowledge of the Company, other notice or claim from any counterparty or beneficiary of any easement, covenant, condition, restriction or similar provision in any instrument of record or unrecorded agreement affecting the Leased Real Property alleging that (i) the Company or any parcel of Leased Real Property are not in compliance with all declarations of covenants, conditions or restrictions, restrictive covenants and easement agreements, in each case, affecting any Leased Real Property, or (ii) the current use and occupancy of the Leased Real Property or the operation of the Business as currently conducted thereon

21 violates in any material respect any such easement, covenant, condition, restriction or similar provisions. (l) No buildings, structures and other improvements and fixtures located on the Leased Real Property constitute a legal non-conforming use or otherwise require any special dispensation, variance or permit under any applicable Law. Each parcel of Leased Real Property is properly zoned for its present use under applicable zoning ordinances, and there are no pending or threatened actions or proceedings that could result in a modification or termination of such zoning. (m) Other than ordinary course reassessments not triggered by the conveyance of the applicable Leased Real Property, the Company has not received any written or, to the Knowledge of the Company, other notice of any increase in the current assessed valuation of any Leased Real Property or any notice of any planned or contemplated special assessments that would be the Company’s obligation to pay under any Lease or other document affecting any Leased Real Property, or any written, or to the Knowledge of the Company, other notice of any planned changes to zoning Laws applicable to any Leased Real Property. (n) The Company is not a party to any lease brokerage, commission or finder’s agreement, and there are no outstanding and unpaid broker fees, commissions or similar obligations payable in connection with any Leased Real Property. Section 4.9 Seller Owned Real Property. (a) Section 4.9(a) of the Company Disclosure Letter sets forth a complete and accurate list of all real property currently owned by the Sellers (or an Affiliate thereof) that are currently leased to the Company, and all real property that will be leased to the Company pursuant to the Lease Agreements or other separate lease, including, without limitation, all buildings, structures, improvements and fixtures located thereon, together with all rights and interests appurtenant thereto (collectively, the “Seller Owned Real Property”), including the address and a description of each Seller Owned Real Property. To the extent the same are in the Sellers’ possession or control, Sellers have delivered to Purchaser complete and correct copies of all title policies and commitments (where no policy was issued) naming the applicable Seller (or Affiliate thereof, including the Company with respect to the properties included in the Pre-Closing Real Estate Transfers) as the insured party, documents evidencing the exceptions to title shown thereon, and surveys for the Seller Owned Real Property. The Sellers (or applicable Affiliate thereof) has good, exclusive, marketable and valid, fee simple title in and to, and is in peaceable possession of, and has the right to use and sell, transfer, convey, lease or assign, the Seller Owned Real Property, free and clear of all Encumbrances other than (i) Permitted Encumbrances or (ii) any Encumbrances that will be released at or prior to Closing. There are no unpaid charges, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Seller Owned Real Property which could give rise to any mechanic’s or materialmen’s or other statutory Encumbrances against any of the Seller Owned Real Property. Except as set forth on Section 4.9(a) of the Company Disclosure Letter, the Seller Owned Real Property is not subject to any leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person other than the Company the right or option of use or occupancy of any of the Seller Owned Real Property. There are no Persons (other than the Company) in possession of any of the Seller Owned

22 Real Property, and the Sellers (or their applicable Affiliate) have all easements, licenses, permits or other rights required by applicable Law for the current use and occupancy of the Seller Owned Real Property. (b) There are no condemnation or eminent domain proceedings (or any consensual agreement in lieu thereof) or any other proceedings (including, without limitation, any rezoning or permitting application or proceeding) affecting the Seller Owned Real Property pending or, to the Knowledge of the Sellers, threatened or contemplated. (c) The Seller Owned Real Property is (A) in good operating condition and repair, in all material respects, subject to ordinary wear and tear (consistent with the age of such Seller Owned Real Property), (B) not in need of maintenance or repair except for ordinary routine maintenance and repair, (C) is structurally sound with no known material defects and in conformity with all applicable Laws relating thereto currently in effect, and (D) in compliance with all applicable Laws including, without limitation, fire, health, building, use, occupancy and zoning Laws. The Sellers (or their applicable Affiliate) have not received any notice from any Governmental Authority that any Seller Owned Real Property (or any portion thereof) is not in compliance with applicable Laws including, without limitation, fire, health, building, use, occupancy and zoning Laws. (d) The Sellers (or their applicable Affiliate) have (i) all certificates of occupancy and/or use and Permits of any Governmental Authority necessary or useful for the current use and operation of the Seller Owned Real Property, and (ii) fully complied with all conditions of such Permits applicable to it. The Sellers (or their applicable Affiliate) have not received written, or to the Knowledge of the Sellers, other notice of any outstanding violation, default or notice of cancellation or termination of any such Permit. (e) The Sellers (or their applicable Affiliate) have not received any notice from any insurance company that has issued a policy with respect to any Seller Owned Real Property, oral or written, requiring performance of any structural or other repairs or alterations to such Seller Owned Real Property that have not been completed. (f) No work has been done at the Seller Owned Real Property, and no materials have been supplied to the Seller Owned Real Property, that have not been paid for, and there are no materialman’s liens or mechanic’s liens affecting the Seller Owned Real Property. (g) The existing water, sewer, gas and electricity lines, storm sewer and other utility systems at the Seller Owned Real Property are adequate to serve the utility needs of the Seller Owned Real Property and Business currently conducted thereon, and all approvals, licenses and permits required for said utilities have been obtained and are in full force and effect. (h) All buildings, structures and other improvements and fixtures located on the Seller Owned Real Property are (i) structurally sound with no known material defects, (ii) in good operating condition and repair, subject to ordinary wear and tear (consistent with the age of such items), (iii) not in need of maintenance or repair except for ordinary routine maintenance and repair, (iv) in conformity in all material respects with all applicable Laws and, to the extent applicable, the applicable Lease, in each case, relating thereto currently in effect, and (v) suitable

23 and sufficient for their current and contemplated uses. There are no outstanding warranty claims with respect to any such buildings, structures, improvements or fixtures. (i) The Sellers (or their applicable Affiliate) and each parcel of Seller Owned Real Property are in compliance, in all material respects, with all declarations of covenants, conditions or restrictions, restrictive covenants and easement agreements, in each case, affecting any Seller Owned Real Property. The Sellers (or their applicable Affiliate) have not received any written, or to the Knowledge of the Sellers, other notice or claim from any counterparty or beneficiary of any easement, covenant, condition, restriction or similar provision in any instrument of record or unrecorded agreement affecting the Seller Owned Real Property alleging that (i) the Sellers (or their applicable Affiliate) or any parcel of Seller Owned Real Property are not in compliance with all declarations of covenants, conditions or restrictions, restrictive covenants and easement agreements, in each case, affecting any Seller Owned Real Property, or (ii) the current use and occupancy of the Seller Owned Real Property or the operation of the Sellers’ (or their applicable Affiliate’s) or the Business as currently conducted and as proposed to be conducted thereon violates in any material respect any such easement, covenant, condition, restriction or similar provisions. (j) No buildings, structures and other improvements and fixtures located on the Seller Owned Real Property constitute a legal non-conforming use or otherwise require any special dispensation, variance or permit under any applicable Law. Each parcel of Seller Owned Real Property is properly zoned for its present use under applicable zoning ordinances, and there are no pending or threatened actions or proceedings that could result in a modification or termination of such zoning. (k) Other than immaterial ordinary course reassessments not triggered by the conveyance of the applicable Seller Owned Real Property, the Sellers (or their applicable Affiliate) have not received any written or, to the Knowledge of the Sellers, other notice of any increase in the current assessed valuation of any Seller Owned Real Property or any notice of any planned or contemplated special assessments that would be the Sellers’ (or their applicable Affiliate’s) or the Company’s obligation to pay under any lease or other document affecting any Seller Owned Real Property, or any written, or to the Knowledge of the Sellers, other notice of any planned changes to zoning Laws applicable to any Seller Owned Real Property. (l) The Sellers are not a party to any lease brokerage, commission or finder’s agreement, and there are no outstanding and unpaid broker fees, commissions or similar obligations payable in connection with any Seller Owned Real Property. Section 4.10 Intellectual Property. (a) Section 4.10(a) of the Company Disclosure Letter sets forth a true and complete list, as of the Effective Date, of the patents and pending patent applications, registrations and pending applications for registration for trademarks and copyrights, and material domain name registrations included in the Owned IP (collectively, the “Registered IP”), indicating for each such item, as applicable, the application or registration number, date and jurisdiction of filing or issuance, and the identity of the current applicant or registered owner. The Company has made all necessary filings, and has paid all necessary registration, maintenance and renewal fees to maintain

24 all Registered IP. All Registered IP is subsisting and all material Registered IP is valid and enforceable. (b) The Company is the sole and exclusive owner of the Owned IP free and clear of all Encumbrances (other than Permitted Encumbrances) and otherwise has valid and binding licenses to use all other Business IP. The Business IP owned by or licensed to the Company constitutes all Intellectual Property used in or necessary for the conduct of the Business as currently conducted. (c) During the past three (3) years, no written claim has been made by any third party against the Company (i) challenging or contesting the validity, enforceability or ownership of any of the Owned IP, or (ii) alleging that the operation of the Business infringes, misappropriates or otherwise violates any third-party Intellectual Property. Neither the operation of the Business nor any product or service marketed, sold, licensed or provided by or on behalf of the Company currently infringes, misappropriates or otherwise violates or, during the past three (3) years, has infringed, misappropriated or otherwise violated, any third-party Intellectual Property, except for any infringement, misappropriation, or violation beyond the Knowledge of the Company with respect to Intellectual Property licensed from third parties. To the Knowledge of the Company, no third party is infringing, violating or misappropriating any Business IP that is material to the Business. (d) Except for the independent contractors or consultants identified in Section 4.10(d) of the Company Disclosure Letter, each Person who contributed to the creation, development or invention of any material item of Owned IP (each, an “Inventor”) was an employee of the Company and acting within the scope of his or her employment at the time of such creation, development or invention. No Inventor has performed services for any government body, university, college, or other educational institution or research center and none of the material Owned IP or material Business IP that is exclusively licensed to the Company was created or developed using the funding, facilities, personnel or other resources of any government body, university, college, or other educational institution or research center, in each case, in a manner that would affect in any material respect the Company’s rights in such Owned IP or Business IP, except for any arrangement beyond the Knowledge of the Company with respect to Intellectual Property licensed from third parties. (e) The Company has not embedded, incorporated, bundled, linked to, used or distributed any Open Source Software in connection with any of its products or services that are available to any third party in any manner that requires, or purports to require, (i) any software code included in the Owned IP (“Company Code”) to be disclosed or distributed in source code form or to be licensed in a manner that permits decompilation, reverse engineering or the making of derivative works; or (ii) any restriction on the consideration to be charged for the distribution of any such Company Code; (iii) the grant to any third-party or Person of any rights or immunities under Owned IP; or (iv) any other limitation, restriction or condition on the right of the Company with respect to its use or distribution of any Owned IP (other than attribution, warranty and liability disclaimer, and notice delivery conditions). The Company is in material compliance with all licenses for Open Source Software that it embeds, incorporates, bundles, links to, uses or distributes.

25 (f) The Company has taken commercially reasonable steps to maintain and protect (i) the confidentiality of all trade secrets and other confidential information included in the Owned IP that is material to the Business and (ii) the security, integrity and continuous operation of the computers, systems, networks, hardware, software, firmware, routers, hubs, data storage devices, operating systems and other information technology Assets and equipment (including any “Infrastructure-as-a-Service” or other hybrid cloud services) owned by the Company or used and controlled by the Company in connection with the Business (the “Company Systems”) and the information and data stored, transmitted and/or processed thereon or thereby. The Company Systems are sufficient for the operation of the Business as currently conducted, and in the past three (3) years there has been no material malfunction, failure, security breach or other incident or impairment affecting the Company Systems or such information or data that has not been remedied in all material respects. Section 4.11 Material Contracts. (a) Section 4.11 of the Company Disclosure Letter sets forth a list, by reference to the applicable subsection of this Section 4.11(a), as of the Effective Date, all of the following Contracts to which the Company is a party or by which any of the Company’s Assets or properties are bound (other than such Contracts set forth in, or required to be set forth in, Section 4.17(a) of the Company Disclosure Letter): (i) Contracts (or group of related Contracts) which (A) involve the expenditure by the Company of more than $250,000 annually or $1,000,000 in the aggregate or (B) involve payments to the Company of more than $250,000 annually or $1,000,000 in the aggregate; (ii) Contracts which require the Company to purchase or sell a stated portion of its requirements or outputs; (iii) Contracts pursuant to which the Company expressly grants to any Person the exclusive right to market, distribute or resell any product, or to exclusively represent the Company with respect to any such product, or act as exclusive agent for the Company in connection with the marketing, distribution or sale of any product; (iv) Contracts for the lease of equipment requiring annual payments by the Company in excess of $250,000; (v) Contracts to which any Seller is a party that are used by the Company in connection with the Business or that relate to the Business of the Company; (vi) Contracts containing any (A) covenants that restricts the Company from engaging in any line of business, industry, or geographical area or restricting the solicitation, engagement, or hiring of any Person or otherwise restricting the operation of the Company, or (B) covenants of any other Person not to compete with the Company in any line of business, industry, or in any geographical area or restricting the solicitation, engagement, or hiring of any Person; (vii) Contracts (A) imposing any confidentiality obligation on the Company or on any other Person (other than routine nondisclosure agreements or routine

26 confidentiality provisions contained in Contracts entered into in the Ordinary Course of Business), (B) containing “standstill” or similar provisions, (C) providing any preferential rights to purchase Assets of the Company, right of first negotiation, right of first refusal, or similar right to any other Person, (D) containing caps or waivers on fees or expenses, (E) containing “key person” provisions (including any such provisions giving rise to rights of termination of, or obligations to notify, other parties), (F) providing for performance-based fee or allocation provisions, or (G) providing any exclusivity rights, that any term of such Contract will be no less favorable to any other Person either individually or in the aggregate than similar provisions in any other Contract, or any other similar “most favored nation” or “most favored customer” provision in favor of any other Person; (viii) Contracts which cannot be cancelled by the Company without material penalty or without more than ninety (90) days’ notice; (ix) Contracts under which a license to use material Business IP is (A) granted to the Company by a third party or (B) granted by the Company to a third party (in each case of (A) and (B), other than (1) licenses of off-the-shelf computer software commercially available on standard terms, (2) non-exclusive licenses granted by the Company in the Ordinary Course of Business, to its sales agents, suppliers or service providers solely for the purpose of providing products or services to the Company or to its customers solely for use in connection with the products or services of the Business, (3) non-disclosure agreements entered into in the Ordinary Course of Business for the disclosure or receipt of confidential information, (4) non- exclusive licenses of Intellectual Property granted to the Company in the Ordinary Course of Business where such license is incidental to the primary purpose of the Contract in which such license is granted and (5) licenses to or under Open Source Software; (x) Contracts relating to sales commission, broker, distributor, dealer, manufacturer’s representative, franchise, agency (foreign or domestic), continuing sales or purchase, sales promotion, or market research and similar Contracts providing for payments to any Person (other than a Business Employee) based on sales, purchases, or profits, other than direct payments for products or services, under which the Company made payments exceeding $200,000 in the aggregate during the 12-month period ending July 31,2025; (xi) Contracts relating to the incurrence, assumption, or guarantee of any Indebtedness, giving rise to material Liabilities of the Company, or imposing an Encumbrance on any of the Assets of the Company, including indentures, guarantees, loan or credit agreements, sale and leaseback agreements, purchase money obligations incurred in connection with the acquisition of property, mortgages, pledge agreements, security agreements, or conditional sale or title retention agreements; (xii) outstanding Contracts of guaranty or surety, or Contracts entered into for the primary purpose of providing indemnification, direct or indirect, by the Company, including Contracts containing an obligation to indemnify any Related Person or any other Person in connection with the acquisition (whether by means of merger, stock sale, or asset sale) of any Person, except for any such Contract that is no longer in effect and under which no claim has been made or to the Knowledge of the Company, threatened;

27 (xiii) Contracts for joint ventures, partnerships, strategic alliances, licensing arrangements, and all other similar Contracts (however named) that involve a sharing of profits, losses, costs, liabilities, or proprietary information with any other Person; (xiv) Contracts relating to (A) the acquisition (by merger, purchase of equity, or assets or otherwise) of any operating business, material assets, capital stock or equity securities of any other Person, or (B) the sale of any of the Assets of the Company other than in the Ordinary Course of Business; (xv) Contracts for capital expenditures, other than (A) capital expenditures reflected in the capital expenditures budget of the Company previously Made Available to Purchaser or (B) which involves or is reasonably likely to involve aggregate expenditures of not more than $250,000; (xvi) Contracts with Material Customers; (xvii) Contracts with Material Suppliers; (xviii) settlement Contracts with respect to any Action involving the Company pursuant to which the Company is subject to continuing payment obligations in excess of $250,000 in the aggregate or continuing performance obligations or equitable remedies; (xix) Contracts, other than any Employee Benefit Plan disclosed on Section 4.17(a) of the Company Disclosure Letter, (A) relating to the employment of, or the performance of services by, any Business Employee or Independent Contractor, except for employment Contracts which are terminable at will (without advance notice) and without penalty and consulting/independent contractor Contracts which are terminable without penalty on no more than thirty (30) days’ notice, (B) pursuant to which the Company is or may become obligated to make any severance, retention, change of control, bonus, sales compensation, commission, termination or similar payment to any Business Employee or Independent Contractor or former employee or a former individual independent contractor of the Company or Sellers providing services to the Business, or (C) pursuant to which the Company is or may become obligated to make any bonus, sales compensation, commissions, benefits outside the Ordinary Course of Business or similar payment (whether in the form of cash, stock, or other securities but excluding payments constituting base salary); (xx) Contracts with any Related Person; (xxi) Contracts with respect to the Leases; and (xxii) collective bargaining agreement with any labor union, works council, labor organization, group of employees or any collective bargaining representative that covers any Business Employee. (b) Each Contract of the type contemplated by Section 4.11(a) or set forth in, or required to be set forth in (whether or not disclosed or entered into prior to the Effective Date) Section 4.11 of the Company Disclosure Letter (each, a “Material Contract”) is a legal, valid and binding obligation of the Company and, to the Knowledge of the Company, each other party

28 thereto, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Company is not in material default or breach of, and has not received any written, or to the Knowledge of the Company, other notice of any default or event that, with notice or lapse of time, or both, would constitute a default by such Person under any Material Contract. To the Knowledge of the Company, no other party to a Material Contract is in material default or breach of such Material Contract. Since the Balance Sheet Date, the Company has not, orally or in writing, and no other party to any Material Contract has, in writing or, to the Knowledge of the Company, orally, provided any indication that (i) intends to terminate, not renew or otherwise materially alter or seek to materially alter the terms of any Material Contract or (ii) a dispute of any kind exists that involves or affects any Material Contract. Subject to Section 4.11(c), the Company has Made Available to Purchaser correct and complete copies of all Material Contracts, together with all amendments, modifications or supplements thereto. (c) The Company has made available to Purchaser a list, effective as of 5 Business Days prior to the Effective Date, of all open sales orders issued by the Company which are accepted (“Material SOs”). All Material SOs, purchase orders, bids, quotes, and proposals issued by the Company which are accepted or that remain open for acceptance or negotiation and which, if accepted, would result in a Material Contract (“Material Bids/SOs”) were prepared and submitted by the Company in the ordinary course of business on arms-length terms. No such Material Bids/SOs would reasonably be expected to result in a loss to the Company if accepted in accordance with its terms or executed in accordance with its terms and the Company’s standard practice. All representations and warranties made by the Company in connection with any Material Bids/SOs were true, correct and complete in all material respects when made and no intervening changes have occurred that would render any such representations or warranties inaccurate or misleading in any material respect. Section 4.12 Title to Assets. The Company has, other than with respect to the Transferred Assets (which the Company will have as of the Closing), good, valid and marketable legal and beneficial title to, or a valid leasehold interest in, its Assets (including inventory but other than the Transferred Assets (which the Company will have as of the Closing)), rights and property owned or purported to be owned (or, as applicable, leased or licensed or purported to be leased or licensed) by the Company or used in its business, including all of the items of material tangible personal property used in the Business, in each case, free and clear of all Encumbrances except Permitted Encumbrances. Such Assets, rights and property (i) are sufficient, in all material respects and subject to repair and maintenance in the Ordinary Course of Business, to conduct the Business immediately after the Closing without interruption and in the Ordinary Course of Business as it has been conducted immediately prior to the Closing, (ii) are in good operating condition and repair, normal wear and tear excepted, and (iii) do not need to be renewed or replaced other than in the Ordinary Course of Business. Except for this Agreement, the Company is not party to or bound by any Contract, absolute or contingent, to effect any Acquisition Transaction or to sell, license or otherwise transfer any material Assets of the Company, other than sales of inventory and non-exclusive licenses granted in the Ordinary Course of Business. Immediately following the Closing, the Company will possess all material Assets, rights and property currently used in the conduct or operation of its business immediately prior to the Closing. Except as set forth on Section 4.12 of the Company Disclosure Letter, all inventory of the Company is being held at the Leased

29 Real Properties, and no inventory of the Company is with customers, agents, distributors, representatives, or other Persons on consignment. The inventory of the Company is of a quality and quantity useable and, with respect to finished goods, saleable in each jurisdiction in which the Company sells inventory in the Ordinary Course of Business. This Section 4.12 does not apply to (a) Leased Real Property, which is the subject solely of Section 4.8, and Section 4.9 or (b) Intellectual Property, which is the subject solely of Section 4.10. Section 4.13 Litigation. Except as set forth on Section 4.13 of the Company Disclosure Letter, there are no, and during the past three (3) years there have been no, material Actions pending, or threatened in writing (or to the Knowledge of the Company, threatened orally) against the Company or any of its respective officers, directors, or managers (in their capacities as such), properties, or Assets. The Company has not been permanently and is not currently temporarily enjoined or barred by order, judgment, decree, doctrine, ruling, writ, assessment, arbitration award or injunction of any Governmental Authority (each, an “Order”) from engaging in or continuing any conduct or practice that is material to the operation of the Business, and there is no outstanding Order to which the Company is party requiring the Company to take, or refrain from taking, action. There are no, and during the past three (3) years there have not been any outstanding Orders, inquiries, complaints, investigations or unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or Assets in any material respect and no such Order, inquiry, complaint or investigation is threatened in writing (or, to the Knowledge of the Company, otherwise). Section 4.14 Compliance with Laws; Permits. (a) Except as set forth on Section 4.14(a) of the Company Disclosure Letter, the Company is, and at all times during the past three (3) years has been, in material compliance with all Laws applicable to the Company (each, a “Legal Requirement”) and to the Knowledge of the Company, there are no facts or circumstances which would reasonably be expected to form the basis for a material violation of a Legal Requirement. During the past three (3) years, the Company has not received any written, or to the Knowledge of the Company, other notice from any Governmental Authority regarding any actual or alleged violation by the Company of, or failure by the Company to comply with, any Legal Requirement, and there has been and is no Action (including fines) currently pending, or threatened in writing or, to the Knowledge of the Company, orally against the Company by any Governmental Authority with respect to, any violation of, or any obligation to take remedial action under, any Laws or Permits, other than (i) routine audits or inquiries by a Governmental Authority unrelated to any wrongdoing or misconduct by the Company or (ii) as would not, individually or in the aggregate, reasonably be expected to result in a material Liability to the Company, or otherwise interfere with the conduct of the Business in any material respect. (b) Section 4.14 of the Company Disclosure Letter contains a list of all Permits held by the Company. All Permits held by the Company that are material to the operations of the Company are in full force and effect in all material respects, and the Company has not, during the past three (3) years, received any written, or to the Knowledge of the Company, other notice of any suspension, modification, revocation, cancellation or non-renewal, in whole or in part, of any such Permit. There has been no material violation, material default, cancellation or revocation, nor any cancellation or revocation threatened in writing or, to the Knowledge of the Company,

30 orally of any Permit in connection with the Business. Except as set forth on Section 4.14 of the Company Disclosure Letter, the Company and any Business Employees who are required, whether by Law or by Contract, to have any Permit, including, without limitation, a professional engineering license or certification, in any state, are duly licensed and in good standing with respect to each such Permit. Section 4.15 Taxes. (a) All income and other material Tax Returns required to be filed by or with respect to the Company have been duly and timely filed (taking into account any applicable extension of time within which to file), and such Tax Returns are true, correct and complete in all material respects. (b) All income and other material Taxes owed by the Company or for which the Company may be liable which are or have become due have been timely paid in full. (c) The aggregate amount of the unpaid Tax liabilities of the Company for all Tax periods (or portions thereof) prior to and including the Closing Date will not exceed the aggregate amount of the unpaid Tax liabilities of the Company as reflected on the Financial Statements as of the Balance Sheet Date (excluding any reserves for deferred Taxes), as adjusted for the operations and transactions in the ordinary course of business of the Company for the period from the Balance Sheet Date to and including the Closing Date consistent with the past custom and practice of the Company. (d) All material Taxes that the Company has been required to collect or withhold with respect to any payment to any employee, independent contractor, creditor, equity holder or other third party have been duly collected or withheld and have been or will be timely and duly paid to the proper Governmental Authority. (e) There are no Encumbrances for Taxes upon any Asset of the Company, other than Permitted Encumbrances. (f) There is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company (other than any automatically obtained extension of time to file a Tax Return) or any waiver or Agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Company. (g) There is no Tax Claim, and no assessment, deficiency, or adjustment has been asserted, proposed or, to the Knowledge of the Company, threatened with respect to any Taxes or Tax Returns of or with respect to the Company. No Tax audits or administrative or judicial proceedings are being conducted, pending or, to the Knowledge of the Company, threatened with respect to the Company. No written claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation in that jurisdiction. (h) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in method of accounting for a taxable

31 period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or before the Closing Date; (iv) cash method of accounting or long-term contract method of accounting utilized prior to the Closing Date; or (v) prepaid amount or deferred revenue received on or before the Closing Date. (i) The Company is not a party to or bound by any Tax allocation, sharing or indemnity agreements or arrangements (other than any commercial Contract or financing agreement the primary purpose of which is not Taxes). The Company does not have any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding provisions of state, local or foreign Tax law), or as a transferee or successor, or by Contract (other than any commercial Contract or financing agreement the primary purpose of which is not Taxes) or otherwise. (j) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings primarily relating to Taxes have been entered into or issued by any Governmental Authority with or in respect of the Company which will have continuing effect in a taxable period (or portion thereof) beginning after the Closing Date. (k) Except as set forth on Section 4.15(k) of the Company Disclosure Letter, the Company has not made a PTET Election. (l) The Company has not engaged in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). (m) For U.S. federal income tax purposes, the Company is classified as a partnership and at all times since its formation has been classified as either a partnership or a disregarded entity. (n) No power of attorney that is currently in force has been granted by the Company with respect to any matter relating to Taxes that will remain in effect after the Closing Date. Section 4.16 Accounts and Notes Receivable and Payable. (a) A complete and accurate list of the accounts receivables of the Company as of September 14, 2025, showing the aging thereof, is included on Section 4.16(a) of the Company Disclosure Letter. All accounts and notes receivable of the Company have arisen from bona fide transactions in the Ordinary Course of Business and are payable on ordinary trade terms. Except as set forth on Section 4.16(a) of the Company Disclosure Letter, the reserves reflected on the Interim Financial Statements with respect to the accounts and notes receivable of the Company reflected on Section 4.16(a) of the Company Disclosure Letter were calculated in a manner consistent with past practice and in accordance with GAAP. Except as set forth on Section 4.16(a) of the Company Disclosure Letter, the reserves with respect to the accounts and notes receivable of the Company arising after the Balance Sheet Date were calculated in a manner consistent with past practice and in accordance with GAAP. None of the accounts or the notes receivable of the Company (i) are subject to any setoffs or counterclaims or (ii) represent obligations for goods sold

32 on consignment, on approval or on sale or return basis or subject to any other repurchase or return arrangement. (b) A complete and accurate list of the accounts payable of the Company as of September 14, 2025, showing the aging thereof, is included on Section 4.16(b) of the Company Disclosure Letter. There are no accounts payable of the Company (i) for purchases in material excess of usual requirements, (ii) that did not arise in the Ordinary Course of Business, or (iii) that are materially past due. Except as set forth on Section 4.16(b) of the Company Disclosure Letter all accounts payable of the Company are appropriately reserved for and recorded in accordance with GAAP and reflected in the Financial Statements or were incurred following the Balance Sheet Date. Section 4.17 Employee Benefit Plans. (a) Section 4.17(a) of the Company Disclosure Letter is a true and complete list of all Employee Benefit Plans in which Business Employees participate as of the date hereof, and separately designates which Employee Benefit Plans are Seller Benefit Plans. With respect to each such Employee Benefit Plan, the Sellers have delivered or Made Available to Purchaser or its counsel true and complete copies or summaries (as applicable) of (i) the written plan document, trust agreement, and all amendments thereto and a written description of any unwritten Employee Benefit Plan; (ii) the most recent annual report and accompanying schedule; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination letter or opinion or advisory letter received by the Sellers or one of their Affiliates from the IRS regarding the tax-qualified status of such Employee Benefit Plan; (vi) the most recent written results of all required compliance testing; and (vii) copies of any material correspondence with the IRS, Department of Labor or other Governmental Authority. In the current fiscal year, there has been no amendment to or announcement by the Sellers or any of their Affiliates with respect to any Employee Benefit Plan covering Business Employees other than in the Ordinary Course of Business, which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recently completed fiscal year. (b) No Employee Benefit Plan is, and neither the Company nor any of their ERISA Affiliates has ever sponsored, established, maintained, contributed to, or been required to contribute to, or in any way has any Liability (whether on account of an ERISA Affiliate or otherwise), directly or indirectly, with respect to, any plan that is (i) subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code or a “defined benefit” plan within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA (whether or not subject thereto); (ii) a Multiemployer Plan; (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); or (v) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. None of Company or any ERISA Affiliate has withdrawn at any time within the preceding three (3) years from any Multiemployer Plan, or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such Liability to the Company. No stock or other securities issued by any of the Sellers or

33 their Affiliates forms or has formed any part of the assets of any Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code. (c) With respect to each Employee Benefit Plan that is intended to qualify under Code Section 401(a), such Employee Benefit Plan and its related trust, has at all times since its adoption been so qualified and has received the latest available favorable determination, opinion or advisory letter from the IRS as to its qualified status on which the Company can rely and that its trust is exempt from Tax under Section 501(a) of the Code, and no event has occurred with respect to any such Employee Benefit Plan which would reasonably be expected to result in the revocation by the IRS of such qualified status or the imposition of any material Liability, penalty or Tax under ERISA or the Code. (d) Each Employee Benefit Plan (and each related trust, insurance contract or fund) has been established, administered, maintained, and funded in accordance with its express terms, and in compliance in all material respects with the terms thereof and all applicable Laws, including ERISA and the Code. Neither the Sellers nor their Affiliates nor, to the Knowledge of the Sellers, any “party in interest” or “disqualified person” with respect to an Employee Benefit Plan has engaged in a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA. To the Knowledge of the Sellers, no fiduciary (within the meaning of Section 3(21) of ERISA) has breached any fiduciary duty with respect to an Employee Benefit Plan or otherwise has any Liability in connection with acts taken (or the failure to act) with respect to the administration or investment of the assets of any Employee Benefit Plan. No Employee Benefit Plan is presently under audit or examination (nor has written, or to the Knowledge of the Company, other notice been received of a potential audit or examination) by any Governmental Authority. All payments required to be made by the Sellers or their Affiliates under, or with respect to, any Employee Benefit Plan (including all contributions, distributions, reimbursements, premium payments or intercompany charges) with respect to all prior periods have been timely made or, for any such payments that are not yet due, properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in each case in accordance with the provisions of each of the Employee Benefit Plans, applicable Law and GAAP. There is not now nor do any circumstances exist that could give rise to any requirement for the posting of security with respect to an Employee Benefit Plan or the imposition of any Encumbrance on the assets of the Company under ERISA or the Code. (e) No event has occurred and no condition exists that would subject the Company by reason of its affiliation with any ERISA Affiliate to any (i) material Tax, penalty, fine, (ii) Encumbrance, or (iii) other material liability imposed by ERISA, the Code or other applicable Laws, in each case, in respect of any employee benefit plan maintained, sponsored, contributed to, or required to be contributed to by any ERISA Affiliate (other than the Company). (f) None of the Employee Benefit Plans provide, and neither the Sellers nor any of their Affiliates has any current or potential obligation to provide, medical, health, life or other welfare benefits after the termination of a Business Employee’s employment or engagement, as applicable, except as may be required by Section 4980B of the Code and Section 601 of ERISA, any other applicable Law or at the sole expense of the participant or the participant’s beneficiary. The Company has not incurred (whether or not assessed), and the Company is not reasonably expected to incur or to be subject to, any material Tax or other penalty with respect to the reporting

34 requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code. (g) There are no pending nor, to the Knowledge of the Company, threatened Actions against or relating to any Employee Benefit Plan, the assets of any of the trusts under such Employee Benefit Plan or the plan sponsor or the plan administrator, or against any fiduciary of any Employee Benefit Plan with respect to the operation of such Employee Benefit Plan (other than routine benefits claims). (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any Business Employee or with respect to any Employee Benefit Plan; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits, or the forgiveness of indebtedness of any Business Employee; or (iv) result in an obligation to fund or otherwise set aside assets to secure to any extent any of the obligations under any Employee Benefit Plan. No Person is entitled to receive any additional payment (including any Tax gross-up or other payment) from the Sellers or their Affiliates (including the Company) as a result of the imposition of the excise Taxes required by Section 4999 of the Code or any Taxes required by Section 409A of the Code. (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in any payment or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could, individually or in combination with any other such payment. (j) Each Employee Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in all material respects in documentary compliance with, and has been administered in all material respects in compliance with, Section 409A of the Code and applicable guidance thereunder and no amount under such Employee Benefit Plan is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code. Section 4.18 Employee and Labor Matters. (a) Section 4.18(a) of the Company Disclosure Letter sets forth a true and complete list, as of the most recent payroll date prior to the date of this Agreement, of each Business Employee who is employed by the Company or the Sellers or their Affiliates, together with such individual’s title or position, employing entity, work location, full-time or part-time status, accrued but unused vacation, dates of service, hire date, years of service credit, current hourly wage rate or base annual salary, and annual target cash bonus opportunity (the “Business Employee List”). Other than the services provided under the Transition Services Agreement, the Business Employees are reasonably sufficient in number and skill to conduct and operate the Business in substantially the same manner as of the Closing Date, in all material respects, as

35 conducted by the Sellers and their Affiliates (including the Company) as of the date hereof. None of the Business Employees’ principal work location is outside of the United States. (b) Except as set forth in Section 4.18(b) of the Company Disclosure Letter, the Company is not party to a collective bargaining agreement or similar Contract with a labor organization, works council or trade union governing the terms and conditions of employment of any Business Employee and, to the Knowledge of the Sellers, there are no activities or proceedings of any labor union, works council or similar employee or labor organization to organize any such Business Employees. There are no current, and in the past three (3) years there have not been any, (i) labor strikes, work stoppages, work slowdowns or lockouts by any Business Employees acting in concert existing or, to the Knowledge of the Sellers, threatened in writing against the Sellers or their Affiliates solely with respect to the Business, (ii) unfair labor practice charges pending or, to the Knowledge of the Sellers, threatened in writing by or on behalf of any Business Employee or group of Business Employees against the Sellers and their Affiliates solely with respect to the Business, or (iii) charges by any Business Employee brought against the Company that are pending before any applicable Governmental Authority responsible for the prevention of unlawful employment practices. (c) Except as set forth on Section 4.18(c) of the Company Disclosure Letter, the Company is, and at all times during the past three (3) years has been, in compliance in all material respects with all applicable Laws respecting employment or engagement of labor, employment practices, terms and conditions of employment, wages, overtime, collective bargaining, employment discrimination, civil rights, pay equity, classification of employees and individual independent contractors, employment standards, human rights, occupational health and safety and workers’ compensation, the collection and payment of withholding and/or social security Taxes, and any collective bargaining agreement covering any Continuing Employee (collectively, the “Employment Laws”). (d) Except as set forth on Section 4.18(d) of the Company Disclosure Letter, there are no, and during the past three (3) years there have been no, Actions pending or, to the Knowledge of the Company, threatened against the Company brought by or on behalf of any Business Employee, relating to any Employment Laws which could reasonably be expected to result in material Liability to the Company or otherwise materially interfere with the conduct of the Business in substantially the manner currently conducted. (e) Except as would not result in material liability for the Company, (i) any individual who performs, or in the past three (3) years performed, services relating to the Business for the Sellers and their Affiliates (including the Company) and who is not treated by Sellers or their Affiliates (as applicable) as an employee for federal income tax purposes by the Sellers and their Affiliates (including the Company) is not an employee under applicable Laws or for any purpose, including, without limitation, for Tax withholding purposes or Employee Benefit Plan participation purposes, and none of the Sellers or their Affiliates (including the Company) has any Liability by reason of any individual who performs or performed services relating to the Business for the Sellers and their Affiliates (including the Company), in any capacity, being improperly excluded from participating in any Employee Benefit Plan, and (ii) each Business Employee is properly classified by the Sellers and their Affiliates (including the Company) as “exempt” or “non-exempt” under applicable wage and hour Law.

36 (f) Except as set forth on Section 4.18(f) of the Company Disclosure Letter, during the past three (3) years, (i) no allegations of workplace sexual harassment or illegal retaliation or discrimination have been reported to the Company or filed or, to the Knowledge of the Sellers, threatened in any Action by any Business Employee, and (ii) none of the Sellers or their Affiliates (including the Company) have entered into any settlement agreement related to allegations of sexual harassment or illegal retaliation or discrimination by any Business Employee. (g) Except as set forth on Section 4.18(g) of the Company Disclosure Letter, no Business Employee is party to any agreement with Sellers or their Affiliates (other than the Company) containing any post-termination non-solicitation, non-competition, or similar restrictive covenant obligation owed to the Sellers (excluding, for the avoidance of doubt, any standard confidentiality, non-disclosure or non-disparagement obligations). Section 4.19 Environmental Matters. (a) Except as set forth on Section 4.19 of the Company Disclosure Letter or for matters that would not, individually or in the aggregate, reasonably be expected to result in a material Liability to the Company: (i) The Company possesses and has held all Environmental Permits (all of which are listed on Section 4.19(a)(i) of the Company Disclosure Letter) required by applicable Environmental Laws and is in compliance with all Environmental Permits held by the Company; all Environmental Permits presently held by the Company are in full force and effect, and, there is no proceeding pending or, to the Knowledge of the Company, threatened to obtain, suspend, terminate, adversely modify, revoke, or cancel any Environmental Permit; the Company has applied for renewal of any such Environmental Permit if such renewal must be filed prior to Closing to maintain such Environmental Permit in effect during the pendency of the application; (ii) The Company is and for the past five (5) years has been in compliance with all Environmental Laws; (iii) The Company has not received in the past five (5) years or where such matter remains unresolved regardless of when received, any written or to the Knowledge of the Company, other, notice asserting that the Company is not in compliance with any Environmental Laws or any Environmental Permit held by the Company (other than written, or to the Knowledge of the Company, other notice with respect to matters that have been settled, dismissed, paid or otherwise resolved or in the process of being resolved without ongoing obligations or costs prior to the Effective Date); (iv) The Company has not entered into and is not subject to any outstanding Order under Environmental Law or any other agreement under any Environmental Law limiting or restricting the use of any formerly Leased Real Property or restricting the activities of the Business; (v) There has been no Release or threatened Release of any Hazardous Substances on, at, to or from (x) any Leased Real Property or any other property presently operated by the Company, (y) any property formerly owned, operated or leased by the Company during the term of such ownership, operation or lease, or (z) any location at which Hazardous Substances

37 from the operations of the Company have come to be located, including locations to which the Company has sent materials for disposal, in each case where such condition requires remediation under any Environmental Law or may result in a liability to the Company; (vi) There is no Action arising under any Environmental Law or relating to Hazardous Substances that is pending or threatened against the Company; (vii) There are no claims, actions, suits, arbitration, investigations or inquiries arising under any Environmental Law or relating to Hazardous Substances that are pending or threatened in writing (or to the Knowledge of the Company, otherwise threatened) against the Company by any third party other than a Governmental Authority; (viii) The Company has not received any communication or notice alleging that it is liable or potentially liable for the remediation of Hazardous Substances or natural resource damages or any request for information under CERCLA, analogous state or local Laws or analogous Environmental Laws; (ix) The Company has not assumed, undertaken or provided an indemnity with respect to any liability of any other person or entity relating to Environmental Law or Hazardous Substances; (x) The Company, the Company has not made any claim under any insurance policy relating to Hazardous Substances, Environmental Law or Environmental Permits; (xi) The Company Products do not contain and have not contained any intentionally added PFAS; (xii) The Company has made no statements or representations to any Person regarding its use of PFAS or the presence of PFAS in its products or waste materials; and (xiii) The Company has provided to Purchaser true, complete and correct copies of any reports, studies, analyses, tests, or monitoring data regarding Hazardous Substances or compliance with Environmental Laws, including all Environmental Permits, Phase I reports, Phase II reports, governmental filings with respect to Environmental Law or Hazardous Substances or similar documents, to the extent in the Company’s possession or control. Section 4.20 Customers and Suppliers. (a) Section 4.20(a) of the Company Disclosure Letter contains a list of the fifteen (15) largest customers of the Company for the fiscal year ended December 31, 2024 and for the seven (7) month period ended July 31, 2025 (such customers, the “Material Customers”). Such list includes the total dollar amount of revenue from each Material Customer as well as a summary of any credit terms applicable to the Material Customers. No Material Customer has provided written or oral notice to the Company that it intends to stop, or materially decrease the rate of, buying products or services from the Company. The Company has not been engaged in any material dispute with any Material Customer.

38 (b) Section 4.20(b) of the Company Disclosure Letter contains a list of the fifteen (15) largest suppliers of the Company for the fiscal year ended December 31, 2024 and for the seven (7) month period ended July 31, 2025 (such suppliers, the “Material Suppliers”). Such list includes the total dollar spend with each Material Supplier as well as a summary of any credit terms applicable to the Material Suppliers. No Material Supplier has provided written or oral notice to the Company that it intends to stop, materially decrease the rate of, supplying materials, products or services from the Company or change the prices or terms of any Contracts with the Company. The Company has not been engaged in any material dispute with any Material Supplier. Section 4.21 Products. (a) During the past three (3) years, each Company Product has conformed in all material respects with all applicable Contract commitments and all express and implied warranties, if any, and all Law, including applicable standards for quality and workmanship. The Company has adequate policies to ensure such conformity. No Company Product is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale other than implied warranties. Section 4.21 of the Company Disclosure Letter sets forth a true, correct and complete list of all claims and disputes arising from any of the Company Products that have been settled or otherwise resolved in the last three (3) years (other than a claim or dispute in the Ordinary Course of Business that is immaterial on an individual basis and is not subject to any contractual warranty obligations). (b) The Company has not committed any act, or failed to commit any act, which would reasonably be expected to result in any material product Liability claim or material Liability for breach of warranty (whether covered by insurance or not) on the part of the Company with respect to any Company Products. In the last three (3) years, the Company and the Sellers have not received written, or to the Knowledge of the Company and the Sellers, other notice of any claims for any material warranty obligations (other than a claim in the Ordinary Course of Business that is immaterial on an individual basis and is not subject to any contractual warranty obligations). (c) In the last three (3) years, no Governmental Authority has alleged to the Company that any Company Product designed, manufactured, held in inventory, marketed, distributed, or delivered by the Company is defective or unsafe or fails to meet any product warranty or any standards promulgated by any such Governmental Authority. No Company Product is, or has been during the last three (3) years, subject to any product recall, withdrawal, seizure, sequestration or quarantine, whether voluntarily or at the discretion or Order of any Governmental Authority or otherwise (and, to the Knowledge of the Company, there is no reasonable basis for any recall, withdrawal, seizure, sequestration or quarantine). (d) There is no Action before any Governmental Authority pending, or threatened in writing (or, to the Knowledge of the Company, otherwise) against the Company involving any Company Products resulting from an alleged defect in design, manufacture, materials or workmanship of any Company Product, or any alleged failure to warn, or from any breach of implied warranties or representations. (e) The Company does not have any material Liability (and, to the Knowledge of the Company, there is no reasonable basis for any present or future Action against the Company

39 giving rise to any material Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any Company Product. Section 4.22 Affiliate Transactions. Except (x) as set forth on Section 4.22 of the Company Disclosure Letter or (y) customary employment arrangements and Employee Benefit Plans, the Company is not party to and has not entered into any Affiliate Arrangement or other Contract, agreements, arrangements or other business relationships with (a) either Seller, (b) any current or former officer, director, manager, member, equity holder or partner of the Company, (c) any immediate family member of any of the foregoing, (d) any trust of which any of the foregoing is the grantor, trustee or beneficiary, or (e) Affiliate of any of the foregoing (other than the Company) (each in clauses (a)-(e), a “Related Person”). Except for employee compensation in the Ordinary Course of Business, the Company does not have any Liability to or from any Related Person. Section 4.23 FCPA; Anti-Corruption and Anti-Bribery Laws; Trade Regulations. None of the Sellers, the Company or any of their officers or directors or to the Knowledge of the Company any other Person, acting on behalf of the Company, in the course of their actions for, or on behalf of, the Company, have: (a) violated any provision of the Foreign Corrupt Practices Act (the “FCPA”), the Laws promulgated, monitored or enforced by the U.S. Office of Foreign Assets, or any other applicable anti-bribery, anti-money laundering, or anti-corruption Laws (collectively, the “Anti-Corruption Laws”); (b) violated any applicable customs, import, export, reexport, transfer and retransfer controls, trade sanctions, anti-terrorism, and anti-boycott Laws (together with the Anti-Corruption Laws, collectively, the “Trade Laws”); (c) made any unlawful political contribution or established or maintained any unlawful or unreported funds; (d) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to (i) any individual holding a legislative, administrative or judicial position of any kind, (ii) any officer, employee or any other individual acting in an official capacity for any Governmental Authority, (iii) any political party or official thereof or any candidate for political office (individually and collectively, a “Government Official”), (iv) any employee or agent of a private entity with which the Company does or seeks to do business (a “Private Sector Counterparty”), or (v) any individual while knowing that all or a portion of such money or thing of value would be offered, given or promised to any Government Official or Private Sector Counterparty, in each case described in this Section 4.23, for the purpose of assisting the Sellers, the Company or any of their respective subsidiaries or Affiliates in obtaining or retaining business or a business advantage for or with, directing business to the Company, or securing any improper advantage for the Sellers or the Company; or (e) established or maintained any fund or asset with respect to the Company that has not been recorded on the books and records of the Company. During the past six (6) years, the Company has not (i) been subject to any investigations by any Governmental Authority for any Trade Laws violations in any material respect, and none of the Sellers or the Company has received any written, or to the Knowledge of the Company and the Sellers, other notice of any threatened investigations by any Governmental Authority for any Trade Laws violations in any material respect; (ii) made any voluntary or other disclosures to any Governmental Authority with respect to any alleged irregularity, misstatement or omission or other potential violation arising under or relating to the requirements of any Trade Laws; or (iii) been denied, suspended or revoked of their respective trade privileges by any Governmental Authority, in whole or in part.

40 Section 4.24 Data Security and Privacy. (a) The Company is, and for the past three (3) years, has been, in compliance in all material respects with all Data Protection Requirements. (b) The Company maintains, and for the past three (3) years, has maintained, commercially reasonable physical, technical, organizational and administrative security measures and policies that are materially compliant with Data Protection Requirements and designed to protect all Personal Information owned or controlled by the Company from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification or disclosure. (c) In the past three (3) years, the Company has not experienced any material security breach or incident or material unauthorized access, use, modification, or disclosure of Personal Information or to the Company Systems that would require notification of any Person under applicable Privacy Law. (d) In the past three (3) years, the Company has not received any subpoena, demand, or other written notice from any Governmental Authority investigating, inquiring into, or otherwise relating to any actual violation of any Privacy Law, and to the Knowledge of the Company, the Company is not under investigation by any Governmental Authority for any actual or potential violation of any Privacy Law. In the past three (3) years, no written notice, complaint, claim, inquiry, audit, enforcement action, proceeding, or litigation has been served on, or initiated against, the Company or any of its officers, directors, or employees (in their capacity as such) by any Person or Governmental Authority, foreign or domestic, under any Data Protection Requirement. Section 4.25 Insurance. Section 4.25 of the Company Disclosure Letter lists each insurance policy maintained by the Company or that name the Company as an insured (or loss payee), in each case for the current policy period (collectively, the “Insurance Policies”). The Insurance Policies are in full force and effect, and the Company is not, nor has ever been, in default with respect to its payment obligations under any such policies. No written, or to the Knowledge of the Company, other notice of cancellation or non-renewal with respect to any Insurance Policy has been received by the Company or, to the Knowledge of the Company, is the termination or non-renewal of any Insurance Policy threatened. There is no material proceeding pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policy. Section 4.26 Brokers. Except as set forth on Section 4.26 of the Company Disclosure Letter, no broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s or other fee or commission or like payment in connection with the Transactions based upon arrangements made by or on behalf of the Company. Following the Closing, none of Purchaser, the Company, or any of their respective Affiliates shall have any Liability, either directly or indirectly, to any such broker, finder, financial advisor or investment banker or similar party as a result of this Agreement or the Transactions, or the Company’s (or any of its Affiliates) engagement of any such broker, finder, financial advisor or investment banker or similar party prior to the Closing.

41 Section 4.27 Disclaimer of Other Representations and Warranties. Except for the representations and warranties expressly set forth in Article III and this Article IV (as modified by the Company Disclosure Letter) or in any Company Document or Seller Document, neither the Company, the Sellers, nor any other Person has made, makes or will be deemed to make any other representation or warranty of any kind whatsoever (express or implied, written or oral, at Law or in equity) on behalf of the Company, the Sellers or any of their Affiliates regarding the Company, the Seller, the Business, the Purchased Equity or the Transactions, and the Company and the Sellers hereby disclaim all other representations and warranties of any kind whatsoever, express or implied, written or oral, at Law or in equity. Except for the representations and warranties expressly set forth in Article III and this Article IV (as modified by the Company Disclosure Letter) or in any Company Document or Seller Document, the Company and the Sellers hereby disclaim all Liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to Purchaser or any of Purchaser’s Affiliates or any Representatives of Purchaser or any of its Affiliates, including omissions therefrom. Except for the representations and warranties expressly set forth in Article III and this Article IV (as modified by the Company Disclosure Letter) or in any Company Document or Seller Document, the condition of the Assets of the Company shall be “as is” and “where is” and the Company and the Sellers make no warranty of merchantability, suitability, fitness for a particular purpose or quality with respect to any of the Assets of the Company or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent. Without limiting the foregoing, the Company and the Sellers make no representation or warranty of any kind whatsoever, express or implied, written or oral, at Law or in equity, to Purchaser or any of its Affiliates or any Representatives of Purchaser or any of its Affiliates regarding the success, profitability or value of the Company, the Purchased Equity or the Business. The foregoing language in this Section 4.27 is not intended to impair any claims of Actual Fraud against the Company, the Sellers or their Affiliates hereunder. ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser represents and warrants to the Sellers and the Company as follows: Section 5.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite power and authority to carry on its businesses as now conducted and as currently proposed to be conducted. Purchaser is duly qualified to do business (where such concept is applicable) in each jurisdiction where the nature of its business or the ownership of its Assets makes such qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to interfere with, prevent or materially delay the ability of Purchaser to enter into and perform its obligations under this Agreement or consummate the Transactions. Section 5.2 Authorization; Validity and Execution. The execution, delivery and performance of Purchaser of this Agreement, each Ancillary Agreement, and each other agreement, document, instrument or certificate contemplated by this Agreement to which Purchaser is (or will be) a party (the “Purchaser Documents”) and the consummation of the

42 Transactions by Purchaser are within the corporate or equivalent organizational power and authority of Purchaser and have been duly authorized and approved by all necessary action on the part of Purchaser. The Purchaser Documents (i) have been (or, in the case of Purchaser Documents to be entered into at or prior to the Closing, will be) duly executed and delivered by Purchaser and (ii) assuming due authorization, execution and delivery by the other parties hereto and thereto, is (or, in the case of Purchaser Documents to be entered into at or prior to the Closing, will be) a legal, valid and binding obligation of Purchaser, enforceable against Purchaser against its terms, subject to the Bankruptcy and Equity Exception. Section 5.3 Consents and Approvals; No Violations. The execution, delivery and performance by Purchaser of the Purchaser Documents and the consummation by Purchaser of the Transactions will not, (a) violate the provisions of any Organizational Document of Purchaser; (b) violate any Law of any Governmental Authority by which Purchaser is bound; or (c) assuming compliance with the matters referred to in Section 5.4, require any consent or approval of, or the giving of any notice to, or filing with, any Governmental Authority on or prior to the Closing Date, except, with respect to clauses (b) and (c), as would not reasonably be expected to interfere with, prevent or materially delay the ability of Purchaser to enter into and perform its obligations under this Agreement or consummate the Transactions. Section 5.4 Governmental Authorization. The execution, delivery and performance by Purchaser of the Purchaser Documents and the consummation of the Transactions, or compliance with the Purchaser with the provisions of the Purchaser Documents require no declaration, order, permit, filing, or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority, other than (a) compliance with any requirements of applicable Antitrust Laws and (b) any such action or filing the failure of which to be made or obtained would not reasonably be expected to interfere with, prevent or materially delay the ability of Purchaser to enter into and perform its obligations under this Agreement or consummate the Transactions. Purchaser is not a “foreign person”, as defined at 31 C.F.R. § 800.224. Section 5.5 Litigation. There are no (a) outstanding Orders pending, or to the knowledge of Purchaser, threatened against Purchaser that would reasonably be expected to interfere with, prevent or materially delay the ability of Purchaser to enter into and perform its obligations under this Agreement or consummate the Transactions; or (b) Actions pending or, to the knowledge of Purchaser, threatened against Purchaser that would reasonably be expected to materially interfere with, prevent or materially delay the ability of Purchaser to enter into and perform its obligations under this Agreement or consummate the Transactions. Section 5.6 Financial Capability. (a) Purchaser will have at the Closing (i) the resources and capabilities (financial and otherwise) to perform its obligations under this Agreement and the other Purchaser Documents (including all payments to be made by it in connection herewith) and (ii) immediately available funds in an aggregate amount to enable Purchaser to (x) consummate the Transactions on the terms contemplated by this Agreement and the other Purchaser Documents, (y) pay all related fees and expenses and (z) undertake its other obligations at the Closing upon the terms contemplated by this Agreement and the other Purchaser Documents. Purchaser has not incurred any Liability of any kind, and is not contemplating or aware of any Liability of any kind, in either

43 case which would reasonably be expected to impair or adversely, in any material respect, affect such resources, funds or capabilities. (b) As of the Closing and immediately after consummating the Transactions, assuming the accuracy of the representations and warranties of the Company and the Sellers hereunder, Purchaser and its consolidated Subsidiaries taken as a whole will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair salable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred or plan to incur debts beyond its ability to repay such debts as they become absolute and matured. (c) For the avoidance of doubt, Purchaser acknowledges and agrees that the obligations of Purchaser under this Agreement and the Ancillary Agreements are not contingent on the availability of financing. Section 5.7 Brokers. Except for Moelis & Company LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Purchaser or any of its Affiliates. Section 5.8 Acknowledgements. Purchaser acknowledges and agrees that it (a) has completed such inquiries and investigations as it has deemed appropriate into, and, based thereon, has formed an independent judgment concerning, the Company, the Purchased Equity and the Business and (b) has been furnished with, or given access to, all such projections, forecasts, estimates, appraisals, statements, promises, advice, data or information about the Company, the Purchased Equity and the Business, as it has requested. Purchaser further acknowledges and agrees that (x) the only representations and warranties made by the Sellers and the Company are the representations and warranties expressly set forth in Article III and Article IV (as modified by the Company Disclosure Letter) and the Company Documents and the Seller Documents, and Purchaser has not relied upon any other express or implied representations, warranties or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or on behalf of the Sellers, the Company or any of their respective Affiliates, any Representatives of the Sellers, the Company or any of their respective Affiliates or any other Person, including any projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or through management presentations, data rooms (electronic or otherwise) or other due diligence information, and that Purchaser will not have any right or remedy arising out of any such representation, warranty or other protections, forecasts, estimates, appraisals, statements, promises, advice, data or information and (y) any claims Purchaser may have for breach of any representation or warranty will be based solely on the representations and warranties of the Sellers and the Company expressly set forth in Article III, Article IV (as each modified by the Company Disclosure Letter), the Company Documents or the Seller Documents, except in the case of Actual Fraud.

44 ARTICLE VI COVENANTS Section 6.1 Conduct of the Business. (a) Except (A) as expressly provided by this Agreement or any Ancillary Agreement, (B) as set forth in Section 6.1 of the Company Disclosure Letter, or (C) as consented to in writing by Purchaser, between the Effective Date and the earlier of (i) the termination of this Agreement in accordance with Article XI, and (ii) the Closing (the “Pre-Closing Period”), the Company and the Sellers, as applicable, will conduct the Business in all material respects in the Ordinary Course of Business, and shall use commercially reasonable efforts to (i) preserve, in all material respects, the current business organization and goodwill of the Company and the present relationships of the Company; (ii) maintain and keep in good repair (ordinary wear and tear excepted) the Assets of the Company and the Assets of the Seller used in the Business; (iii) perform all obligations under all Contracts relating to or affecting the Business or the Company’s Assets, including, without limitation, all Leases, in all cases, in all material respects; and (iv) comply in all material respects with applicable Law. (b) Without limiting the generality of Section 6.1(a), and except (A) as otherwise expressly provided in this Agreement or any Ancillary Agreement, (B) as set forth in Section 6.1 of the Company Disclosure Letter, or (C) as expressly consented to in writing by Purchaser, during the Pre-Closing Period, the Company and the Sellers (to the extent related to or would reasonably be expected to impact the Business or Transactions) will not: (i) sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber or authorize the sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of or on any Assets of the Company and the Assets of the Sellers or its Affiliates used in the Business (excluding (A) sales of inventory in the Ordinary Course of Business and (B) the Business IP, provision for which is made in Section 6.1(b)(viii)); (ii) acquire, directly or indirectly (including by merger, consolidation or acquisition of stock or assets), any equity interest or other interest in any Person or any division thereof or any properties or assets from any Person, other than inventory or similar goods in the Ordinary Course of Business; (iii) (A) issue, sell, transfer, pledge, dispose of, split, combine, reclassify, redeem, repurchase, acquire (directly or indirectly) or encumber any Equity Securities, including, without limitation, the Purchased Equity (including any rights or options to acquire the Purchased Equity) or otherwise change the capitalization of the Company or (B) repurchase, redeem or otherwise acquire any Equity Securities of the Company; (iv) (A) change its financial accounting principles, methods or policies, except as required by a change in GAAP or any applicable Law, (B) make, change or revoke any material Tax election or method of Tax accounting, (C) file any amended income or other material Tax Return, (D) settle any Tax Proceeding in respect of material Taxes, (E) surrender any rights to claim a refund of material Taxes, (F) consent in writing to any extension or waiver of the

45 limitation period applicable to any Tax Claim or (G) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) or file any request for rulings or special Tax incentives with any Taxing Authority; (v) (A) establish, adopt, amend or terminate any Employee Benefit Plan or any plan, program or agreement that would be an Employee Benefit Plan if in effect on the date hereof, (B) increase or accelerate the compensation, salaries, wage rates, benefits, target bonus opportunities or equity-based compensation payable or available to any Business Employee, other than in connection with an internal promotion of any Business Employee to fill any positions within the Company vacated on or after the date hereof, provided, that any increase in total compensation and benefits provided to such promoted Business Employee shall in no event exceed or be more favorable than the total compensation and benefits that were otherwise provided to such former Business Employee who vacated such position on or after the date hereof, (C) set aside assets in a trust or other funding vehicle to fund any payments or benefits that are payable or to be provided to any Business Employee under any Employee Benefit Plan, (D) except as required by this Agreement, transfer the employment of (x) any employee of the Sellers or their Affiliates (other than the Company) into the Company or (y) any Company Employee into Sellers or their Affiliates (other than the Company), (E) make or forgive any loan to any Business Employee (other than advancement of expenses in the Ordinary Course of Business), (F) implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hour or benefits, work schedule changes or similar actions that trigger notice or other obligations under the WARN Act, (G) except with respect to an individual having a base annual compensation not exceeding $100,000, hire, promote, materially change the duties of, or terminate (other than for “cause” as determined consistent with past practice), any Business Employee, other than for purposes of an internal promotion of any Business Employee to fill any positions within the Company vacated on or after the date hereof, (H) recognize or certify any labor union, works council, bargaining representative, or any other similar labor organization as the bargaining representative for any Business Employee, or (I) knowingly waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or similar restrictive covenant obligation of any Business Employee, in each case, except (1) in the Ordinary Course of Business, or (2) as required to comply with applicable Law or by the terms of any Employee Benefit Plan or Contract listed on Section 4.17(a) of the Company Disclosure Letter and in effect on the Effective Date; (vi) enter (or commit to enter) into, amend, terminate or extend any collective bargaining agreement or agreement with a works council or other labor union (or enter into negotiations to do any of the foregoing) covering any Business Employee; (vii) amend or modify or terminate (partially or completely), or enter into any agreement to amend or modify or terminate (partially or completely), any of the Material Contracts other than the Leases (including waiving any material claim or right under any Material Contract) or enter into any new Contract that if in effect on the Effective Date would be a Material Contract, in each case, other than (A) in the Ordinary Course of Business or (B) which is beneficial to the Company, taken as a whole; (viii) (A) amend, modify or terminate (partially or completely), or enter into any agreement to amend or modify or terminate (partially or completely), any Lease other

46 than the Affiliate Lease Terminations, or enter into any new Lease, or (B) acquire any real property or any ownership interest in any real property, or enter into any agreement to acquire any real property or any ownership interest in any real property; (ix) (A) grant any rights to or transfer, sell, dispose of, pledge, license, sublicense, lease, or encumber any Business IP, other than non-exclusive licenses or sublicenses of limited duration granted in the Ordinary Course of Business or (B) disclose to any Person any trade secrets included in the Owned IP, other than pursuant to written obligations of confidentiality in the Ordinary Course of Business; (x) other than settlements of disputes over accounts receivable which are settled in accordance with the Ordinary Course of Business, enter into any settlement, or offer or propose to enter into any settlement, that would (i) require the payment of money by the Company in an amount more than $250,000 or (ii) require or contemplate material non-monetary performance by, or injunctive relief or remedies against, the Company or, after the Closing, Purchaser or its Affiliates or representatives (including, without limitation, any settlement that would restrict the Company from engaging in any line of business, industry, or geographical area or restricting the solicitation, engagement, or hiring of any Person or otherwise restricting the operation of the Company); (xi) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company; (xii) (A) make any loans, advances or capital contributions to, or investments in, any Person, (B) incur, assume, prepay or guarantee or otherwise become responsible for any Indebtedness or (C) modify the material terms of any existing Indebtedness, in each case, in excess of $250,000 in the aggregate; (xiii) make, or enter into any commitment for, any capital expenditures of the Company in excess of $600,000 individually or $1,000,000 in the aggregate; (xiv) change or modify the Company’s credit, collection or payment policies, procedures or practices, including acceleration of collections or receivables, in each case, in any material respect; (xv) enter into any line of business in any geographic area other than existing lines of Business; (xvi) enter into any transaction, arrangement or Contract with any Related Person; (xvii) amend any Organizational Document of the Company; or (xviii) agree, commit or authorize any Person to take any of the foregoing actions. Section 6.2 Access. The Company will permit Purchaser and its Representatives to have reasonable access, prior to the Closing Date, to the properties, books and records of the

47 Company during normal working hours and upon reasonable advance notice; provided, however, that Purchaser will not disrupt the personnel and operations of the Company in any material respect; provided, further, that nothing in this Section 6.2 (a) will require any Person to provide any information regarding the Company in any other format other than its existing format or otherwise to manipulate or reconfigure any data; (b) will require any Person to provide Purchaser with access to or copies of any information that must be maintained as confidential by applicable Law, in the reasonable opinion of the Company’s counsel, or the terms of any confidentiality or contractual obligations binding on the Company; (c) will require any Person to provide Purchaser with access to or copies of any information that relates solely to other businesses or operations of the Sellers or their respective Affiliates and not relating to the Business; and (d) will permit Purchaser to conduct any soil, sediment, groundwater, surface water, air, building material or other similar sampling. The Parties will, to the extent legally permissible, reasonably necessary and practicable, cooperate in good faith to make appropriate substitute arrangements or seek an appropriate work-around under circumstances in which the restrictions of the preceding (a) and (b) apply. All requests for access will be made to such Representatives of the Company as the Sellers will designate, who will be solely responsible for coordinating all such requests and access thereunder. Notwithstanding the foregoing, prior to the Closing, (i) Purchaser may contact the Company’s employees, customers and suppliers at reasonable times and in reasonable manners to discuss the Transactions; provided, that prior to any such contact, the Sellers and Purchaser will discuss and agree upon the manner and substance of such discussions, and (ii) Purchaser may enter upon the Owned Properties in accordance with the preceding sentence to conduct any inspections or investigations Purchaser deems necessary in its sole discretion to the extent permitted by this Section 6.2. Notwithstanding the foregoing or any other provision in this Agreement, none of Purchaser, any Affiliate of Purchaser or any Representative of Purchaser will be entitled to review or have access to any Tax Return of either Seller or any work papers related thereto. Section 6.3 Efforts to Close; Antitrust Clearance. (a) In addition to the actions specifically provided for elsewhere in this Agreement or in any Ancillary Agreement, the Sellers, the Company and Purchaser will cooperate with each other and use (and will cause their respective Affiliates to use) their commercially reasonable efforts, prior to, at and after the Closing Date, to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part under applicable Law or contractual obligations to consummate and make effective the Transactions as promptly as reasonably practicable; provided, however, that (i) none of the Sellers or any of their respective Affiliates will be required to make any payments, incur any Liability, or offer or grant any accommodation (financial or otherwise) to any third party in connection with obtaining any consent, approval or waiver and (ii) none of the Sellers or any of their Affiliates will be required to offer or agree to sell, divest, lease, license, transfer, dispose of or otherwise encumber before or after the Closing any assets, licenses, operations, rights, product lines, business or interests therein of the Sellers or any of their respective Affiliates or agree to make any changes to or restriction on, or other impairment of the Sellers’ or their respective Affiliates’ ability to own, operate or exercise rights in respect of, such assets, licenses, operations, rights, products lines, business or interests therein. (b) The Sellers, the Company and Purchaser will comply fully with all applicable notification, reporting and other requirements of applicable Law and Governmental

48 Authorities. The Sellers, the Company and Purchaser will, and will cause their respective Affiliates to, (i) as promptly as practicable, but in no event later than 15 Business Days after the Effective Date or by such later date agreed to by the Sellers and Purchaser, file or cause to be filed the required notifications with the appropriate Governmental Authorities pursuant to and in compliance with applicable Antitrust Laws (with respect to the HSR Act, such filings shall request early termination of the waiting period), and (ii) make other filings with the appropriate Governmental Authorities as are required under other applicable Antitrust Laws as soon as reasonably practicable after the Effective Date. The Sellers, the Company and Purchaser will, and will cause their respective Affiliates to, file as soon as practicable, any additional information reasonably requested by any Governmental Authority. Each of Sellers, the Company and the Purchaser will pay its own costs and expenses related to compliance with Antitrust Laws, except that Purchaser will pay all related filing fees. (c) Purchaser will offer to take (and if such offer is accepted, commit to take) any and all necessary steps to eliminate impediments under any Antitrust Law that could at any time be asserted by any Governmental Authority with respect to the Transactions so as to permit such transactions to be consummated as promptly as practicable (and in any event no later than the Outside Date), including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets of the Company, and (ii) otherwise taking or committing to take actions that would limit Purchaser’s or any of its Affiliate’s freedom of action with respect to, or ability to retain, one or more of the businesses, products, lines or Assets of Purchaser, any of its Affiliates or the Company, in each case as may be required in order to avoid the adoption, entry of, or to effect the dissolution of, any Order that would otherwise have the effect of preventing or delaying the Closing. In the event of any Action (instituted or threatened to be instituted) challenging the Transactions as violative of any applicable Laws, Purchaser will use its best efforts to settle, vigorously contest and resist any such Action, and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that delays, prohibits, prevents, or restricts consummation of the Transactions, including by vigorously pursuing all available avenues of administrative and judicial appeal unless, by mutual agreement, Purchaser and the Sellers decide that litigation or resolution by means of settlement is not in their respective best interests. Notwithstanding the foregoing, in no event will Purchaser be required pursuant to this Section 6.3(c) to offer or commit to take any step that is not conditioned upon the occurrence of the Closing. (d) The Sellers, the Company and Purchaser will cooperate in connection with the antitrust defense of the Transactions in any investigation or litigation by, or negotiations with, any Governmental Authority or other Person relating to the Transactions or regulatory filings under applicable Antitrust Laws. Without limiting the foregoing and subject to applicable legal limitations and the instructions of any Governmental Authority, the Sellers, the Company and Purchaser agree to, subject to applicable Law, (i) cooperate and consult with each other, (ii) furnish to the other such reasonably necessary information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep each other apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by such Party from, or given by such Party to, any third party or any Governmental Authority with respect to the Transactions, (iv) permit the other to review and incorporate the other’s reasonable comments in

49 any communication to be given by it to any Governmental Authority with respect to obtaining the necessary approvals for the Transactions, and (v) not to participate in any meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the Transactions unless, to the extent not prohibited by such Governmental Authority, it gives the other the opportunity to attend and observe. The Sellers, the Company and Purchaser agree not to extend, stay or toll any waiting period or withdraw and refile any notification under any Antitrust Law or enter into any agreement with any Governmental Authority to delay, or otherwise not to consummate as soon as practicable, any of the Transactions except with the prior written consent of the Sellers or Purchaser, as the case may be, which consent may not be unreasonably withheld, conditioned or delayed. (e) Notwithstanding any other terms contained herein, Purchaser will control the antitrust defense described in this Section 6.3 and shall, after good faith consultation with Seller and the Company and after considering, in good faith, the views and comments of Seller and the Company, lead and have final authority over all substantive communications, negotiations, timing decisions (subject to other provisions of this Section 6.3), and strategy on behalf of the parties relating to any approval under the Antitrust Laws and any litigation matters pertaining to the Antitrust Laws applicable to the Transactions, and Seller and the Company shall take all reasonable actions to support Purchaser in connection therewith. Section 6.4 Confidentiality. Purchaser acknowledges that the information being provided to it in connection with the Transactions is subject to the terms of a confidentiality agreement dated July 26, 2024, by and between the Company and Commercial Metals Company, as supplemented by that certain Clean Team Confidentiality Agreement, dated August 6, 2025, by and between the Company and Commercial Metals Company (as so supplemented, the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. Effective upon the Closing, the Confidentiality Agreement will terminate; provided, however, that Purchaser acknowledges that any and all other information provided to it by the Sellers, the Company, their respective Affiliates or any of their respective Representatives concerning solely the Sellers or any of their respective Affiliates (other than the Company) will remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date. Section 6.5 Further Assurances; Insurance. (a) From and after the Closing, as and when requested by any Party, each Party will execute and deliver, or cause to be executed and delivered, for no additional consideration, all such documents and instruments and will take, or cause to be taken, at the requesting Party’s expense, all such further or other actions, as such other Party may reasonably deem necessary or desirable to consummate the Transactions. (b) From and after the Closing, Sellers and their Affiliates shall (i) reasonably cooperate with and assist, in each case, at Purchaser’s sole cost and expense, Purchaser and the Company to cause any carrier that has underwritten any global, primary casualty, and excess liability insurance policies, as well as workers’ compensation policies, as of the Closing which provides insurance coverage to the Company or Sellers on an “occurrence” basis (the “Occurrence Policies”) to continue to make coverage available to the Company following the Closing Date in accordance with its terms for claims arising out of occurrences prior to the Closing Date until the

50 expiration of such Occurrence Policies in accordance with their terms and (ii) at Purchaser’s written request, subject to the terms of the applicable Occurrence Policies, the Sellers shall make and pursue claims in respect of such losses under any Occurrence Policies and, to the extent that insurance proceeds in respect of any such claims are recovered by the Sellers, shall remit the amount of such proceeds to Purchaser or the Company (at Purchaser’s request) promptly after such recovery, provided that Purchaser shall reimburse Sellers’ reasonable and documented out-of- pocket costs incurred by Sellers (including any payments made by Sellers with respect to workers’ compensation claims (aside from the claim set forth on Section 7.1(b) of the Company Disclosure Letter)) in connection with making or pursuing any such claims made at Purchaser’s request pursuant to this Section 6.5(b), regardless of whether or not any insurance proceeds are recovered by the Sellers. Sellers and, prior to the Closing, the Company, (i) shall not terminate coverage under any Occurrence Policies with respect to pre-Closing occurrences and (ii) shall maintain the Occurrence Policies through and including the Closing Date, in each case, other than expirations in the Ordinary Course of Business. The Sellers acknowledge the right of the Company and Purchaser to access the benefit of insurance for such pre-Closing occurrences under the Occurrence Policies which have provided coverage to the Company pursuant to this Section 6.5(b), to issue notice of claims under any Occurrence Policies, to present such claims for payment and to collect insurance proceeds related thereto. Section 6.6 Publicity. Prior to and following the Closing, no Party will issue any press release or make any other public statement, in each case relating to this Agreement or the matters contained herein without obtaining the prior written consent (which shall not be unreasonably withheld, conditioned or delayed) of Purchaser, in the case of the Sellers or the Company, or the Sellers, in the case of Purchaser, except, in each case, as may be required by applicable Law or securities exchange, in which case the Party proposing to issue such press release or make such public statement will provide the other Party a copy of such press release or announcement prior to the announcement being publicized and shall in good faith consider any proposed changes thereto requested by such other Party; provided, however, that the foregoing shall not restrict (i) the Sellers or the Company from making any announcements to their respective employees, customers and suppliers to the extent it is reasonably determined in good faith that such announcement is necessary or advisable in connection with the Transactions or (ii) any Party from disclosing the terms hereof to current and prospective lenders, accountants, financial advisors, other advisors and attorneys who have a need to know of the information contained herein and who are bound by obligations of confidentiality to the disclosing Party. Notwithstanding the foregoing, (i) Purchaser and the Sellers shall cooperate to prepare a press release and public announcement to be issued by Purchaser on the Effective Date and on the Closing Date, which press release shall be mutually acceptable to Purchaser and the Sellers, and (ii) at any time following the Effective Date, Purchaser shall be permitted to issue additional press releases or make any public announcements relating to this Agreement or the matters contained herein without obtaining the prior written consent of the Company or the Seller, provided (x) Purchaser provides Sellers with a copy of such press release or announcement within a reasonable time prior to the announcement being publicized and considers in good faith any proposed changes thereto requested by the Sellers, and (y) the contents of such press release or announcement shall be substantially consistent with the contents of any press release or public announcement previously made or issued pursuant to this Section 6.6.

51 Section 6.7 Business Records; Cooperation. After the Closing, Purchaser will reasonably cooperate with the Sellers and their respective Affiliates, and will afford the Sellers and their respective Affiliates and their respective Representatives reasonable access upon reasonably prior written notice and at Sellers’ cost, during normal business hours to the books and records of the Company (and will permit such Persons to examine and copy such books and records to the extent reasonably requested by such Person) and, without limiting the obligations set forth in Section 10.7, will cause the directors, officers and employees of the Company to furnish all information reasonably requested by the Sellers or their respective Affiliates and their respective Representatives in connection with Tax matters (including financial and Tax audits and Tax contests), third-party litigation and compliance with Law by the Sellers, in each case, on a confidential basis. Purchaser will not destroy or dispose of, or permit the destruction or disposal of, any such books and records of the Company existing and in possession of the Company on the Closing Date for a period of seven years after the Closing (or longer if required by Law). Section 6.8 Intercompany Accounts. Except for the Lease Agreements, the Eagle HQ Lease Agreement, the Harrisonburg (Beery Rd) Lease Agreement, the Transition Services Agreement and as set forth in Section 6.8 of the Company Disclosure Letter, on or prior to the Closing Date, the Sellers will cause all Affiliate Arrangements to be terminated and canceled without any further Liability to, or obligation of, the Company, effective from and as of the Closing. Section 6.9 Expenses. All costs and expenses incurred in connection with this Agreement and the Transactions will be paid by the Party incurring such costs and expenses, whether or not the Transactions are consummated, except as otherwise expressly provided in this Agreement. Section 6.10 Indemnification of Directors and Officers. (a) Purchaser agrees that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Company, as provided in the Company’s Organizational Documents in effect as of the Effective Date with respect to any matters occurring prior to the Closing Date, will survive the Closing and will continue in full force and effect and that the Company on its own behalf will perform and discharge its obligations to provide such indemnity and exculpation, except, in all cases, with respect to any claim of Actual Fraud. To the maximum extent permitted by applicable Law, the Company, as applicable, will, except in the case of Actual Fraud, advance expenses in connection with such indemnification as provided in the Company’s Organizational Documents. For a period of six (6) years after the Closing, the indemnification and liability limitation or exculpation provisions of the Company’s Organizational Documents will not be amended, repealed or otherwise modified after the Closing Date in any manner that would adversely affect the rights thereunder of individuals who, as of the Closing Date or at any time prior to the Closing Date, were directors, officers, employees or agents of the Company, unless such modification is required by applicable Law. (b) At the Closing, Purchaser will cause the Company to obtain, at Purchaser’s sole cost and expense, a prepaid directors’ and officers’ and ERISA fiduciary insurance and indemnification policy (which may be a “runoff” or “tail” policy), which policy covers the six- year period immediately following the Closing Date from an insurance carrier with the same or

52 better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ and ERISA fiduciary liability insurance and in an amount and scope at least as favorable as the Company’s existing policies (the “D&O Insurance”). Purchaser agrees to maintain, or cause to be maintained, the D&O Insurance in full force and effect, and to continue to honor the obligations thereunder during the term thereof. (c) The current and former directors, officers, employees and agents of the Company entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 6.10 are intended to be third-party beneficiaries of this Section 6.10. This Section 6.10 will survive the consummation of the Transactions and will be binding on all successors and assigns of Purchaser. (d) Purchaser agrees to pay, or to cause the Company to pay, jointly and severally, all expenses, including reasonable attorneys’ fees, which may be incurred by the indemnified persons referred to in this Section 6.10 in connection with their enforcement of their rights provided in this Section 6.10; provided, however, that the indemnified persons shall sign an undertaking obligating the indemnified persons to repay such amounts should it be finally determined that such indemnified persons is not entitled to such indemnification. (e) If Purchaser, the Company or any of its respective successors and assigns proposes to (i) consolidate with or merge into any other Person, and Purchaser or the Company (as applicable) will not be the continuing or surviving corporation or entity in such proposed transaction, or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made prior to or concurrently with the consummation of such transaction to the extent required to ensure the successors and assigns of Purchaser or the Company, as the case may be, will, from and after the consummation of such transaction, be subject to the indemnification and other obligations set forth in this Section 6.10. Section 6.11 Representation and Warranty Insurance. Concurrently with the execution and delivery of this Agreement, Purchaser obtained and caused to be bound representation and warranty insurance with respect to this Agreement (“R&W Insurance Policy”). Purchaser will ensure that the R&W Insurance Policy shall, at all times, include terms to the effect that (a) the insurer of such policy waives its rights (other than in the case of Actual Fraud) to bring any claim against the Sellers or any of their respective Affiliates by way of subrogation, claim for contribution or otherwise, and (b) the Sellers are third party beneficiaries of the waiver contemplated in subsection (a) above. In addition, Purchaser agrees that it will ensure that the terms of the R&W Insurance Policy, at all times, provide that no insurer or Person claiming through an insurer in relation to the R&W Insurance Policy may bring any claim against the Sellers or any of their respective Affiliates by way of subrogation (other than with respect to Actual Fraud by the Company), claim for contribution or otherwise. Purchaser shall not amend, modify or otherwise change, terminate or waive any subrogation provision or any other provision of the R&W Insurance Policy in any manner that would be adverse in any respect to either Seller or their respective Affiliates, or its and their officers, directors, employees and Representatives, without the prior written consent of the Sellers. The premium for the R&W Insurance Policy and any out- of-pocket fees and costs incurred by Purchaser in connection therewith or otherwise in procuring the R&W Insurance Policy (including the work deposit made to the underwriter) were and shall be borne solely by Purchaser.

53 Section 6.12 Release. As a material inducement to Purchaser to enter into this Agreement, except for the rights and claims under this Agreement, effective as of the Closing, each Seller, for itself and on behalf of its Affiliates, successors and assigns, agrees not to sue and fully waives, releases and discharges the Company and each of its current and former managers, directors, officers, representatives, employees, principals, and agents of any of the foregoing (the “Company Released Parties”), with respect to and from any and all losses, claims, demands, rights, encumbrances, contracts (including employment contracts), covenants or proceedings, of whatever kind or nature in law, equity or otherwise, whether now known or unknown, and whether or not concealed or hidden relating to such Seller’s ownership of the Company, or the Business or by reason of any matter, circumstance, event, action, inaction, omission or cause arising at any time at or prior to the Closing. It is the intention of each Seller that such release be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, Sellers hereby expressly waive, effective as of the Closing, any and all rights and benefits conferred upon them by the provisions of any Law and expressly consent that this release will be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as those relating to any other claims, demands and causes of action hereinabove specified. Notwithstanding the foregoing, this release does not release, and is not a waiver of, any claims by the Sellers (or the Sellers’ Affiliates, predecessors, and assigns) arising under or relating to (i) this Agreement, or any agreement, document, or certificate entered into in connection with this Agreement, or (ii) any indemnification obligations of the Company to the Sellers in the Sellers’ capacity as a manager, officer or director of the Company underlying any claims for reimbursement or advancement under the Company’s directors’ and officers’ liability insurance policy. The Company Released Parties are express third-party beneficiaries of this Section 6.12. Section 6.13 Exclusivity. Following the date of this Agreement, Sellers shall not and shall cause its Affiliates (including the Company) not to, and shall cause its and their respective representatives not to, directly or indirectly, solicit, initiate, discuss, undertake, authorize, consider, facilitate, encourage or accept, or furnish to any other Person any information with respect to, any proposals or inquiries from any Person (other than Purchaser) relating to (i) any acquisition or purchase, directly or indirectly, of all or any of the issued equity interests of the Company (including any acquisition structured as a merger, consolidation or membership interest exchange), or of Sellers, or all or substantially all of the properties and assets of the Company (other than the sale of inventory in the Ordinary Course of Business) or of Sellers that relates to the Business, or (ii) any transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated by this Agreement (any such proposal, an “Acquisition Proposal”). Following the date of this Agreement, Sellers shall and shall cause its Affiliates (including the Company) to, and shall cause its and their respective representatives to, immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Person conducted heretofore with respect to any Acquisition Proposal, and the provisions of diligence materials or Confidential Information (as defined in the Confidentiality Agreement) to any Person contemplating an Acquisition Proposal. Orally and in writing, promptly after receipt by the Sellers or the Company or any of the representatives thereof, the Sellers shall notify Purchaser of the receipt of an Acquisition Proposal if from any Person other than Purchaser. No later than the second Business Day following the date of this Agreement, the Sellers shall promptly request that all Persons who executed a confidentiality agreement with Sellers or any of its Affiliates that is

54 still in effect in connection with the consideration of an Acquisition Proposal (each a “Seller Confidentiality Agreement”) return, or destroy, all confidential information heretofore furnished to such Persons by or on behalf of the Sellers or its Affiliates subject to the terms of such Seller Confidentiality Agreement, and terminate access to any virtual data room containing any such confidential information heretofore furnished to such Persons by or on behalf of the Sellers or its Affiliates. Section 6.14 Real Estate Matters. The Parties hereby covenant and agree that they shall be bound by, and shall comply with, all obligations, terms, and conditions relating to the matters set forth on Section 6.14 of the Company Disclosure Letter. Section 6.15 Disclaimer. Purchaser hereby agrees and acknowledges that, except as expressly set forth in Article III and Article IV, the Seller Documents or the Company Documents, none of the Sellers, the Company or any other Person (including any equityholder, member, officer, director, employee or agent of any of the foregoing, whether in any individual, corporate or any other capacity) makes any representation or warranty, express or implied, at law or in equity and any such other representations or warranties are hereby expressly disclaimed. Purchaser hereby agrees and acknowledges that, notwithstanding anything to the contrary herein, (i) none of the Sellers, the Company or any other Person (including any equityholder, member, officer, director, employee or agent of any of the foregoing, whether in any individual, corporate or any other capacity) shall be deemed to make to Purchaser any representation or warranty other than as expressly made by such Person in this Agreement and (ii) none of the Sellers, the Company or any other Person (including any equityholder, member, officer, director, employee or agent of any of the foregoing, whether in any individual, corporate or any other capacity) makes any representation or warranty to Purchaser with respect to (A) any projections, estimates or budgets heretofore delivered to or Made Available to Purchaser or its counsel, accountants or advisors of future revenues, expenses or expenditures or future results of operations of the Company or (B) except as expressly covered by a representation and warranty contained in Article IV, the Seller Documents or the Company Documents, any other information or documents (financial or otherwise) Made Available to Purchaser or its counsel, accountants or advisors with respect to the Sellers or the Company. All representations and warranties set forth in this Agreement are contractual in nature only and subject to the sole and exclusive remedies set forth herein (except for Actual Fraud). PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT NONE OF THE COMPANY, THE SELLERS OR ANY OTHER PERSON (INCLUDING ANY EQUITYHOLDER, MEMBER, OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF ANY OF THE FOREGOING, WHETHER IN ANY INDIVIDUAL, CORPORATE OR ANY OTHER CAPACITY) ARE MAKING, AND, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III AND ARTICLE IV, THE SELLER DOCUMENTS OR THE COMPANY DOCUMENTS, PURCHASER IS NOT RELYING ON, ANY REPRESENTATIONS, WARRANTIES, OR OTHER STATEMENTS OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO ANY MATTER CONCERNING ANY OF THE COMPANY, THIS AGREEMENT OR THE TRANSACTIONS, OR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED TO (OR OTHERWISE ACQUIRED BY) PURCHASER OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, ADVISERS, AGENTS OR REPRESENTATIVES.

55 ARTICLE VII EMPLOYMENT MATTERS Section 7.1 Employment of Business Employees; Severance. (a) Prior to the Closing, the Sellers will, or will cause, the employment of the applicable Eagle Employees who are identified on the Business Employee List to be transferred to the Company on terms and conditions of employment that are not more favorable to such Eagle Employees than those terms and conditions in effect immediately prior to the transfer and as set forth on the Business Employee List. Each Company Employee and each Eagle Employee whose employment with the Company continues with the Company immediately following the Closing shall be referred to herein as a “Continuing Employee”. The Sellers shall update and deliver to Purchaser an updated Business Employee List at least ten (10) Business Days prior to the Closing Date and from time to time as reasonably requested by Purchaser prior to Closing to reflect any terminations and new hires. Effective as of the Closing, the terms as are set forth in this Article VII shall govern with respect to Continuing Employees. (b) Effective as of the Closing, the Continuing Employees shall cease (i) participation in the Seller Benefit Plans and (ii) being paid through Eagle’s payroll system (and will be paid through the payroll system of Purchaser or one of its Affiliates following the Closing). The Sellers and their Affiliates (other than the Company), either directly or through insurance policies maintained by the Sellers or their Affiliates (other than the Company), shall remain liable for (1) all Liabilities under the Seller Benefit Plans (except as otherwise expressly set forth herein, including the Net Working Capital calculation), (2) the items set forth on Section 7.1(b) of the Company Disclosure Letter, and (3) eligible claims for benefits that are incurred by Business Employees (including the Continuing Employees) or their respective eligible spouses and dependents prior to the Closing under the Seller Benefit Plans that provide medical, dental, vision, prescription drug coverage, life, accidental death and dismemberment, business travel accident insurance, and long and short-term disability insurance; provided, in each case, to the extent such Liabilities have not been fully satisfied prior to or as of the Closing. In the event that the Purchaser or the Company incurs any Liabilities or makes any payments with respect to the items set forth in clauses (1), (2) or (3) above, Sellers shall reimburse Purchaser or the Company, as applicable, for all such Liabilities incurred or payments made by the Purchaser or the Company in connection therewith. For purposes of this Agreement, the following claims and Liabilities shall be deemed to be incurred as follows: (A) with respect to life, accidental death and dismemberment, and short- term disability insurance, on the date of the illness, death, injury or accident giving rise to such benefits; (B) with respect to medical, vision, dental, prescription drug, business travel accident insurance benefits, on the date the applicable services, materials or supplies were provided (or, in the case of hospitalization expenses, upon commencement of such period of hospitalization); and (C) with respect to long-term disability insurance, on the eligibility date determined by the long- term disability insurance carrier for the Seller Benefit Plan in which the applicable Continuing Employee participates. Notwithstanding anything herein to the contrary, the Sellers and their Affiliates (other than the Company) shall be responsible for any Liabilities arising from or in connection with any employee of the Sellers or their Affiliates (other than the Company) who does not become a Continuing Employee.

56 (c) For a period of at least 12 months following the Closing Date (or, if shorter, until a termination of employment of such Continuing Employee), Purchaser will, and will cause its Affiliates (including the Company) to, provide each Continuing Employee who is not covered by a collective bargaining agreement or other labor Contract with (i) at least substantially similar levels of base salary or hourly wage rate (as applicable), target annual cash bonus opportunities (excluding equity-based bonuses), and commission opportunities as in effect immediately prior to the Closing Date, and (ii) employee benefits (excluding change in control or similar type transaction or retention bonus arrangements or other one-time special bonus opportunities, equity or equity-based incentive compensation opportunities, deferred compensation, post-retirement or retiree health and welfare benefits, and defined benefit pension plans) that are substantially similar in the aggregate to those employee benefits offered by Purchaser or one of its Affiliates to an existing employee of Purchaser or one of its Affiliates of comparable status to any Continuing Employee. (d) If, during the 12-month period following the Closing Date, Purchaser or any Affiliate of Purchaser (including the Company) terminates the employment of any Continuing Employee without cause (other than due to death or disability), Purchaser will provide, and will be solely responsible for providing, such Continuing Employee, as applicable, severance benefits which are not less favorable than the severance benefits such Continuing Employee was eligible to receive immediately prior to the Closing pursuant to the applicable Employee Benefit Plan set forth on Section 4.16(a) and in effect as of the Closing or as otherwise required by Law or Contract, in each case, subject to the Continuing Employee’s execution, delivery, and non-revocation of a release of claims in favor of Purchaser and its Affiliates. (e) Following the Closing, the Company shall, and Purchaser shall cause the Company to, pay all cash bonuses earned and payable in respect of the year in which the Closing occurs under the Employee Benefit Plans for and in respect of each Continuing Employee, which earned amounts will be based on actual performance, as determined by Purchaser and the Company in good faith in accordance with the applicable Employee Benefit Plan, but shall be no less than the amounts accrued prior to the Closing and reflected in Net Working Capital (as further broken down in a separate schedule to be provided by Sellers to Purchaser not later than three Business Days prior to the Closing Date reflecting the individual amounts payable to the identified employees) (the “Accrued Incentive Amount”), which shall be paid no later than the 15th day of the third month following the Closing Date. The Company’s and Purchaser’s obligations under this Section 7.1(e) with respect to the Accrued Incentive Amount are limited to the Accrued Incentive Amount actually included in Net Working Capital. In no event shall Purchaser or its Affiliates cause the Company to pay to a Continuing Employee an amount less than such Continuing Employee’s applicable portion of the Accrued Incentive Amount unless the Continuing Employee voluntarily resigns prior to the applicable payment date. If a Continuing Employee voluntarily resigns prior to the applicable payment date, Purchaser shall redistribute the unpaid amount of such Continuing Employee’s applicable Accrued Incentive Amount to other Continuing Employees in accordance with instructions provided by the Sellers. If a Continuing Employee who is entitled to receive a portion of the Accrued Incentive Amount is terminated by Purchaser or its Affiliates (including the Company) prior to the bonus payment date for any reason, Purchaser or its Affiliates (including the Company) shall pay such employee their respective portion of the Accrued Incentive Amount no later than the applicable payment date. Notwithstanding anything herein to the contrary, subject to Purchaser’s compliance with its obligations under Section 7.1(c)

57 and the Company’s obligation to pay the cash bonuses in an amount of at least the Accrued Incentive Amount in this Section 7.1(e), nothing in this Section 7.1(e) shall limit or restrict Purchaser from causing the Company to otherwise amend, modify, replace or terminate any Employee Benefit Plan providing for cash bonuses (whether formal or informal) from and after the Closing Date. (f) Purchaser will credit, or will cause its Affiliates (including the Company) to credit, the Continuing Employees for their service with the Sellers and their Affiliates (including the Company) immediately prior to the Closing Date to the extent such service was taken into account under the comparable Employee Benefit Plan in which Continuing Employees participated immediately prior to the Closing for purposes of (a) eligibility, benefit accruals and vesting (other than for purposes of any new equity or equity-based compensation plan, program, agreement, or arrangement) under the employee benefit plans, programs or arrangements maintained by Purchaser or any of its Affiliates in which Continuing Employees commence participation after the Closing (the “Purchaser’s Plans”) and (b) determining benefits under any applicable vacation, paid time off or severance policies or programs that are Purchaser’s Plans to the same extent as credited under the comparable Employee Benefit Plans immediately prior to Closing Date and for any other purpose required by applicable Law; provided, however, that such service shall not be credited (x) for purposes of benefit accruals under any defined benefit pension plan or retiree health or welfare plan or arrangement (y) to the extent that its application would result in a duplication of benefits with respect to the same period of service or (z) to the extent that such service is not recognized under such Purchaser’s Plan for other employees of Purchaser and its Affiliates. During the plan year in which the Closing occurs and for the plan year thereafter, Purchaser will use commercially reasonable efforts to permit, or will cause its Affiliates (including the Company) to use commercially reasonable efforts to (i) permit, all Continuing Employees (and their respective eligible spouses and dependents) to participate in Purchaser’s Plans without being subject to any waiting periods, actively at work requirements, or any restrictions or limitations for pre-existing conditions and similar limitations, except to the extent any such person has not satisfied any corresponding applicable waiting period or limitation under the comparable Employee Benefit Plans immediately prior to the Closing and (ii) credit each Continuing Employee (and his or her spouse and dependents) with the amount, if any, paid during the plan year in which the Closing Date occurs under the comparable Employee Benefit Plans towards deductibles, co- pays and out-of-pocket maximums. (g) Each Continuing Employee who is a participant immediately prior to the Closing Date in a Seller Benefit Plan that is a defined contribution retirement plan and is tax- qualified under Section 401(a) of the Code and includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (each a “Seller 401(k) Plan”) shall have the opportunity to enroll in a plan sponsored by Purchaser or one of its Affiliates that is a defined contribution retirement plan and is tax-qualified under Section 401(a) of the Code and includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (each, a “Purchaser 401(k) Plan”) as of the Closing Date. The Sellers and Purchaser shall take all actions necessary to (i) cause each Continuing Employee to cease participation in the Seller 401(k) Plan as of the Closing Date, (ii) fully vest all Continuing Employees who participate in the Seller 401(k) Plan in their account balances thereunder, (iii) make all required employer contributions to Seller 401(k) Plan for such participants for all periods up to and including the Closing Date, and (iv) permit the direct rollover in cash (and outstanding loan promissory notes for participant loans, if

58 applicable) of account balances of the Continuing Employees from the Seller 401(k) Plan to the Purchaser 401(k) Plan, by each Continuing Employee who elects such direct rollover in accordance with the terms of the Seller 401(k) Plan and the Code. Each Continuing Employee who is not a participant in the Seller 401(k) Plan immediately prior to the Closing Date shall be permitted to enroll in the Purchaser 401(k) Plan on or after the Closing Date in accordance with the terms of the Purchaser 401(k) Plan. (h) Purchaser shall, or shall cause one of its Affiliates to, have in effect, or cause to be in effect, on or as soon as administratively practicable following the Closing, flexible spending reimbursement accounts under a cafeteria plan qualifying under Section 125 of the Code (the “Purchaser Cafeteria Plan”) that provides benefits to Continuing Employees who participate in the flexible spending account reimbursement plans of the Sellers or their Affiliates as of the Closing Date (the “Sellers Cafeteria Plan”). Purchaser will cause the Purchaser Cafeteria Plan to honor and continue through the end of the calendar year in which the Closing Date occurs the elections made by each Continuing Employee under any Sellers Cafeteria Plan in respect of the flexible spending reimbursement accounts that are in effect immediately prior to the Closing. As soon as reasonably practicable following the Closing Date, the Sellers shall cause to be transferred to Purchaser an amount in cash equal to the excess of the aggregate accumulated contributions to the flexible spending reimbursement account under any Sellers Cafeteria Plan made during the year in which the Closing Date occurs by the Continuing Employees over the aggregate accumulated payouts made for such year from such accounts to the Continuing Employees. Purchaser shall cause such amounts to be credited to each such Continuing Employee’s corresponding account under the Purchaser Cafeteria Plan in which such Continuing Employee participates following the Closing Date. (i) Sellers and their Affiliates (other than the Company) shall be solely responsible for providing, and shall provide, continuation coverage under COBRA, or similar statute, if applicable, to each Business Employee who does not become a Continuing Employee and their qualified beneficiaries (as defined in Section 4980B(g)(1) of the Code). Sellers and their Affiliates (other than the Company) shall maintain a group health plan or arrangement in order to provide COBRA continuation coverage, and shall pay any applicable administrative fees to the group health plan insurer required to maintain such COBRA continuation coverage for the period of COBRA heath care continuation coverage of each COBRA beneficiary, including M&A qualified beneficiaries. (j) Notwithstanding anything to the contrary in this Agreement, the terms and conditions of employment of any Continuing Employee covered by any collective bargaining or other labor agreement shall be governed following the Closing Date by the terms of any such applicable and effective agreement. (k) Prior to the Closing Date, the Sellers and the Company shall reasonably cooperate and provide reasonable assistance to Purchaser and its Affiliates, including providing information approved by Purchaser to Business Employees regarding Purchaser’s Plans and assisting (where reasonably requested) Purchaser or its Affiliates to establish payroll systems for Continuing Employees beginning on or as soon as reasonably practicable after the Closing Date (including assisting in providing data and in obtaining any necessary authorizations or consents) and in each case, subject to compliance with applicable Law, and permitting access to Business

59 Employees to conduct an open enrollment period to enable Business Employees to make benefit enrollment elections under such Purchaser’s Plans that will be made available (if any) to Continuing Employees on and after the Closing; provided, that notwithstanding any of the foregoing, the Company or its Affiliates shall have the opportunity to advise any labor union or bargaining representative of any Business Employee prior to providing any such cooperation or assistance and shall not be required to provide any such information or access that is not permitted under the terms of any collective bargaining or other labor agreement or Law. Section 7.2 Continuing Effect. This Article VII will survive the Closing and will be binding on all successors and assigns of the Sellers, the Company, Purchaser and their respective Affiliates. The provisions of this Article VII are solely for the benefit of the parties to this Agreement, and nothing set forth in this Article VII will confer any third-party beneficiary rights or remedies upon any Continuing Employee or current or former employee of the Sellers or the Company or any of their respective Affiliates, be construed to constitute an amendment to any Employee Benefit Plan, Purchaser’s Plans or any other plan or arrangement covering the Continuing Employees, or be construed to create any right to compensation or benefits of any nature or kind whatsoever. Nothing in this Article VII, express or implied, will obligate Purchaser or any of its Affiliates (including the Company) to continue the employment of any Continuing Employee for any specific period after the Closing or continued receipt of any specific employee benefit. ARTICLE VIII CONDITIONS TO CLOSING Section 8.1 Mutual Conditions. The respective obligations of each Party to consummate the Transactions will be subject to the satisfaction at or prior to the Closing of each of the following conditions, any and all of which may be waived, in whole or in part, by the Parties to the extent permitted by applicable Law: (a) No Prohibition. No Order enacted, entered, promulgated or enforced by any Governmental Authority of competent jurisdiction shall be in effect at the Closing preventing the consummation of the Transactions (each, a “Closing Legal Impediment”). (b) Antitrust Approvals. All required filings shall have been made, applicable waiting periods (and extensions thereof) expired or been terminated, and required approvals obtained pursuant to or in connection with applicable Antitrust Laws. Section 8.2 Conditions to Purchaser’s Obligations. The obligation of Purchaser to consummate the Transactions is conditioned upon the satisfaction or waiver, at or prior to the Closing, of the following conditions: (a) Representations and Warranties. (i) The representations and warranties set forth in Article IV (other than the representations and warranties of the Sellers and Company contained in Section 4.1 (Organization, Existence and Good Standing), Section 4.2 (Authorization, Validity and Execution), Section 4.3 (Consents and Approvals), Section 4.5 (Capitalization) and Section 4.26

60 (Brokers) (collectively, the “Company Fundamental Representations”) and the representations of the Sellers contained in Section 3.1 (Authorization, Validity and Execution), Section 3.4 (Ownership of Purchased Equity), and Section 3.5 (Brokers) (collectively, the “Seller Fundamental Representations” and, together with the Company Fundamental Representations, the “Fundamental Representations”), without giving effect to materiality, Material Adverse Effect or similar qualifications, shall be true and correct in all respects at and as of the Effective Date and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such specified date), except to the extent the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (ii) The Fundamental Representations shall be true and correct in all respects (other than any de minimis inaccuracies) at and as of the Effective Date and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct in all respects (other than any de minimis inaccuracies) as of such specified date). (b) Covenants. The Sellers and the Company shall have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing. (c) The Sellers Officer’s Certificate. The Sellers shall have delivered to Purchaser a certificate dated as of the Closing Date signed by a duly authorized officer of each Seller to the effect that each of the conditions set forth in Section 8.2(a) (with respect to the representations and warranties of such Seller), Section 8.2(b) (with respect to the covenants required to be performed by such Seller), and Section 8.2(f) have been satisfied. (d) Company Officer’s Certificate. The Company shall have delivered to Purchaser a certificate dated as of the Closing Date signed by a duly authorized officer of the Company to the effect that each of the conditions set forth in Section 8.2(a) (with respect to the representations and warranties of the Company), Section 8.2(b) (with respect to the covenants required to be performed by the Company) and Section 8.2(f) have been satisfied. (e) Closing Deliveries. A Seller or the Company shall have delivered, or caused to be delivered, to Purchaser the items and documents set forth in Section 2.2(a). (f) No Material Adverse Effect. No Event shall have occurred since the Effective Date and be continuing that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 8.3 Conditions to the Sellers’ Obligations. The obligation of the Sellers to consummate the Transactions is conditioned upon the satisfaction or waiver, at or prior to the Closing, of the following conditions:

61 (a) Representations and Warranties. The representations and warranties set forth in Article V, without giving effect to materiality or similar qualifications, shall be true and correct in all respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct in all respects as of such specified date), except, in each case, as would not have a Material Adverse Effect on the ability of Purchaser to consummate the Transactions. (b) Covenants. Purchaser shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing. (c) Officer’s Certificate. Purchaser shall have delivered to the Sellers a certificate dated as of the Closing Date signed by a duly authorized Representative of Purchaser to the effect that each of the conditions set forth in Section 8.3(a) and Section 8.3(b) has been satisfied. (d) Closing Deliveries. Purchaser shall have delivered to the Sellers the Closing Payment and the other items and documents set forth in Section 2.2(b). Section 8.4 Frustration of Closing Conditions. No Party may rely, as a basis for not consummating the Transactions, terminating this Agreement or abandoning the Transactions contemplated hereby, on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied if such failure was caused by such Party’s breach of any provisions of this Agreement. ARTICLE IX SURVIVAL Section 9.1 Survival. Except as set forth in Section 9.3, none of the representations, warranties, covenants or agreements contained in this Agreement, the Ancillary Agreements or any other agreement or certificate delivered pursuant to this Agreement will survive beyond the Closing such that, except in the case of Actual Fraud, no claim for breach of any such representation, warranty, covenant or agreement, or other right or remedy (whether in contract, in tort or at law or in equity) may be brought by Purchaser after the Closing with respect thereto, and there will be no Liability of the Sellers in respect thereof, whether such Liability has accrued prior to, on or after the Closing; provided, however, that notwithstanding the foregoing, any covenant or agreement contained in this Agreement or an Ancillary Agreement which contemplates performance or is to be performed following the Closing (or by its terms survives the Closing), shall survive the Closing in accordance with its terms until fully performed. Notwithstanding anything contained herein to the contrary, nothing contained herein shall limit (i) any claim for Actual Fraud by any Party or (ii) any claim under the R&W Insurance Policy. Section 9.2 Adjustment to Purchase Price. Following the Closing, any payment made pursuant to this Article IX shall be treated by the Parties as an adjustment to the cash proceeds received by the Sellers in the transactions contemplated by this Agreement.

62 Section 9.3 Environmental Liabilities. The Sellers shall jointly and severally indemnify and hold harmless Purchaser, its Affiliates and the Company from and against any and all Liabilities to the extent arising out of or resulting from any Pre-Closing Environmental Liabilities; provided, however, for the avoidance of doubt, that there shall be no double recovery hereunder with respect to any Liabilities for which Purchaser, any of its Affiliates or the Company is also indemnified under any Lease Agreements. THIS INDEMNITY OBLIGATION IS INTENDED TO ALLOCATE LIABILITY IN ACCORDANCE WITH ITS TERMS FOR, WITHOUT LIMITATION, ANY CLAIMS RESULTING FROM THE ACTUAL OR ALLEGED NEGLIGENCE OF THE COMPANY OR THE PURCHASER OR ITS AFFILIATES OR FROM THE STRICT LIABILITY OF THE COMPANY OR THE PURCHASER OR ITS AFFILIATES, INCLUDING THOSE ARISING UNDER ENVIRONMENTAL LAWS, INCLUDING CERCLA. In no event shall Purchaser or the Company be entitled to indemnification under this Section 9.3 with respect to a Pre-Closing Environmental Liability to the extent (i) such Pre-Closing Environmental Liability is actually recovered by Purchaser or the Company under the R&W Insurance Policy or (ii) such Pre-Closing Environmental Liability relates to any environmental matter or condition that is discovered or detected by any sampling or investigation (provided, however, that, except in the event of an emergency incident or to avoid risk of harm to human health or damage to property, Purchaser or the Company shall provide notice to Sellers in advance of conducting any such sampling or investigation and allow a reasonable amount of time for Sellers to review and respond thereto) by or on behalf of Purchaser or the Company after the Closing unless it is: (a) conducted because Purchaser or Company has a good faith belief that such sampling or investigation is affirmatively required by Environmental Law, (b) conducted in response to an unsolicited Order from a Governmental Authority, (c) conducted in reasonable response to or to defend against or settle a third party claim or complaint, to respond to an emergency incident or to avoid risk of harm to human health or damage to property, (d) conducted in response to matters or conditions identified or discovered in the course of property development, redevelopment, repair, expansion, construction of improvements, grading, demolition or ordinary course of business maintenance or upkeep of the property or the operations thereon, or (e) required by a landlord pursuant to the terms of a lease or requested by Sellers. Purchaser’s or the Company’s right to indemnification with respect to any remediation or cleanup obligation shall be limited to such cost effective action that is required by Environmental Law to attain compliance with minimum applicable remedial standards for continued industrial or commercial use of the relevant property or facility, employing where applicable and allowed by applicable Law, risk based remedial standards, deed restrictions and institutional controls, where such standards, deed restrictions or controls would not unreasonably interfere with ongoing operations at the relevant property or facility. Sellers’ obligations under this Section 9.3 shall survive Closing indefinitely. ARTICLE X TAX MATTERS Section 10.1 Preparation and Filing of Tax Returns. (a) Pass-Through Tax Returns. The Sellers will timely prepare or will cause to be timely prepared any Pass-Through Tax Return of the Company for any taxable period ending on or before the Closing Date that is required to be filed after the Closing Date, including for the avoidance of doubt any federal, state or local partnership income Tax Return (including the final

63 IRS Form 1065 of the Company) required to be filed by the Company for any taxable period ending on or before the Closing Date. All such Pass-Through Tax Returns will be prepared and filed in a manner consistent with past practice of the Company unless otherwise required by Law. The Sellers shall deliver a copy of each such Pass-Through Tax Return, together with reasonable supporting documentation and workpapers, to Purchaser for its review and reasonable comment at least 20 days prior to the due date (taking into account any validly obtained extension) of such Tax Return and the Sellers shall consider in good faith any such comments of Purchaser. The Party required by applicable Law to file such Pass-Through Tax Return shall cause such Pass-Through Return, as revised in accordance with this Section 10.1(a), to be timely filed (taking into account any validly obtained extension) with the appropriate Governmental Authority and shall promptly provide a copy thereof to the other Party. (b) Other Tax Returns. Purchaser will prepare or cause to be prepared, and timely file or cause to be timely filed, all Tax Returns of the Company for Pre-Closing Tax Periods, including for any Straddle Tax Period (other than any Pass-Through Tax Returns described in Section 10.1(a)) that are required to be filed after the Closing Date. All such Tax Returns will be prepared and filed in a manner consistent with past practice of the Company unless otherwise required by Law. Purchaser will provide a copy of each such Tax Return to the Sellers, together with reasonable supporting documentation and workpapers, for their review and comment at least 20 days prior to the due date thereof (other than a Tax Return relating to sales use, payroll, or other Taxes that are required to be filed contemporary with, or promptly after, the close of a Tax period), and will make any changes reasonably requested by the Sellers at least ten (10) days in advance of the due date for the filing of such Tax Return. (c) Straddle Period Allocation. In the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Taxes that is attributable to the portion of the period ending on the Closing Date will be: (i) in the case of Taxes that are either (1) based upon or related to income or receipts, or (2) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be payable if the Tax period of the Company (and any partnership in which the Company is a partner) ended with (and included) the Closing Date; provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) will be allocated between the period ending on and including the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period; and (ii) in the case of Taxes that are imposed on a periodic basis with respect to the assets or capital of the Company, deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the portion of the period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire period. Section 10.2 Transaction Deductions; Refunds.

64 (a) Transaction Deductions. Any deductions relating to Transaction Expenses (including expenses that would be Transaction Expenses except for the fact that they were paid prior to Closing), the repayment of any Indebtedness and any compensatory payments to employees, independent contractors or directors of the Company or any of its Affiliates, or any successor thereto, in each case arising out of or related to the Transactions, will be treated as deductions for the Pre-Closing Tax Period for all income Tax purposes (including in connection with the filing of any Tax Returns described in Section 10.1) to the extent permitted by Law at a “more likely than not” or higher level of comfort. (b) Payment of Refunds. The amount of any refunds or credits of Taxes of the Company for any Tax period ending on or before the Closing Date shall be for the account of the Sellers. The amount of any refunds of Taxes of the Company for any Tax period beginning after the Closing Date shall be for the account of the Purchaser. The amount of any refund of Taxes of the Company for any Straddle Period shall be equitably apportioned between Purchaser and the Sellers in accordance with the principles set forth in Section 10.1(c). Notwithstanding anything in this Section 10.2(b) to the contrary, Sellers shall not be entitled to any refunds or credits of Taxes of the Company to the extent such refunds or credits were taken into account in calculating Net Working Capital or Indebtedness. Until the date that the Final Statement is finally determined, each Party shall forward, and shall cause its Affiliates to forward, to the party entitled to receive a refund of Tax pursuant to this Section 10.2(b)the amount of such refund (and interest received from the Taxing Authority) within 30 days after such refund is received (or, in the case of a credit, within 30 days after the filing of a Tax Return utilizing such credit), net of any costs or expenses incurred by such Party or its Affiliates in procuring such refund or credit; provided that if, before the final determination of the Final Statement, Sellers provide Purchaser with written notice and evidence of expected tax refunds due to the Company for a Pre-Closing Tax Period, such identified Tax refunds shall be for the Sellers’ benefit and shall be paid to the Sellers in accordance with this Section 10.2(b). Section 10.3 Amendment of Tax Returns, Etc. Unless required by applicable Law and, except with respect to Pass-Through Income Taxes which shall continue until the expiration of the applicable statute of limitations, until the date that the Final Statement is finally determined, neither the Company nor Purchaser (including its Affiliates) will (i) except as provided in Section 10.1, file or amend any Tax Returns of the Company for any Pre-Closing Tax Period, (ii) extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Tax or deficiency of the Company related to a Pre-Closing Tax Period, (iii) make or change any material Tax election (other than an election under Section 6226 of the Code) or accounting method or practice with respect to, or that has retroactive effect to, any Pre-Closing Tax Period of the Company, or (iv) make or initiate any voluntary contact with a Governmental Authority regarding Taxes of the Company for any Pre-Closing Tax Period, in each case without the prior written consent of the Sellers, not to be unreasonably conditioned, withheld, or delayed. Section 10.4 Tax Contests. (a) Notice of Tax Proceedings. If any Governmental Authority asserts a Tax Claim relating to a Pre-Closing Tax Period (including any Straddle Tax Period) in respect of the Company, then the Party first receiving notice of such Tax Claim promptly will provide written notice thereof to the other Parties. Such notice will specify in reasonable detail the basis for such

65 Tax Claim to the extent the Party giving such notice is aware of such basis and will include a copy of the relevant portion of any correspondence received from the Governmental Authority. The failure of (or delay in) a Party to provide notice as required by this Section 10.4(a) shall not alter the rights and obligations of the Parties under this Agreement, except to the extent such failure (or delay) causes actual and material prejudice to the Party entitled to such notice. (b) Control of Tax Proceedings. (i) The Sellers will have the right to control, at their own expense, any audit, examination, contest, litigation or other proceeding by or against any Governmental Authority (a “Tax Proceeding”) in respect of any Pass-Through Income Taxes or Pass-Through Tax Returns of the Company for any taxable period ending on or before the Closing Date; provided, however, that (i) the Sellers will not settle, compromise or abandon any such Tax Proceeding without Purchaser’s prior written consent (not to be unreasonably withheld, conditioned or delayed), (ii) the Purchaser will be entitled to participate in the defense of any such Tax Proceeding and to employ counsel of its choice, the fees and expenses of which separate counsel will be borne solely by Purchaser and (iii) the Sellers will provide the Purchaser with any correspondence to or from a Governmental Authority with respect to such Tax Proceeding. (ii) Purchaser will have the right to control, at its own expense, any Tax Proceeding of the Company for any Pre-Closing Tax Period and any Straddle Period (other than any Tax Proceeding controlled by the Sellers pursuant to Section 10.4(b)(i)); provided, however, that, until the date that the Final Statement is finally determined (i) the Purchaser will not settle, compromise or abandon any such Tax Proceeding without Sellers’ prior written consent (not to be unreasonably withheld, conditioned or delayed), (ii) the Sellers will be entitled to participate in the defense of any such Tax Proceeding and to employ counsel of their choice, the fees and expenses of which separate counsel will be borne solely by the Sellers and (iii) the Purchaser will provide the Sellers with any correspondence to or from a Governmental Authority with respect to such Tax Proceeding. (iii) With respect to any Tax Proceeding of the Company that is governed by the Partnership Tax Audit Rules, the Parties agree that the Company shall make the election under Code Section 6226 (or any comparable provisions of state, local or non-U.S. Tax law) with respect to any Pre-Closing Tax Period or Straddle Period. The Parties shall (and shall cause the relevant “partnership representative” and “designated individual” to) cooperate with each other and provide assistance as requested by the other Party in connection with the making of any such election under Section 6226 of the Code (or any comparable provision of state, local or non-U.S. Tax law). (iv) In the event of a conflict between this Section 10.4 and Section 9.2, this Section 10.4 shall control. Section 10.5 Cooperation. Each Party will, and will cause its Affiliates to, provide to the other Parties such cooperation, documentation and information as any of them reasonably may request in connection with (a) filing any Tax Return, amended Tax Return or claim for refund, or (b) conducting any Tax Proceeding. Such cooperation will include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any

66 such Tax Return or Action and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement; provided, that, notwithstanding any other provision of this Agreement, neither Seller will be required to disclose any Tax Return or related work papers or supporting information, other than Tax Returns or supporting information that relates solely to the Company. Without limiting the foregoing, Purchaser will cause the relevant Eagle Employees who become Continuing Employees to devote such time as is necessary to provide reasonable assistance to the Sellers in connection with the preparation of any Tax Returns pursuant to Section 10.1(a). Section 10.6 Sales and Transfer Taxes. Sellers, on the one hand, and Purchaser, on the other hand, will each be responsible for one-half of all sales, use, transfer, real estate transfer, documentary, conveyance or similar Taxes that may be imposed as a result of the Transactions, excluding any such Taxes payable in connection with the Pre-Closing Real Estate Transfers for which Sellers shall be solely responsible and pay, and the Sellers and Purchaser will cooperate in timely filing all Tax Returns required to be filed with respect to such Taxes. Purchaser and Sellers will cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Taxes. Section 10.7 Tax Treatment; Purchase Price Allocation. The Parties acknowledge and agree that they intend that the Transactions will be treated for U.S. federal income tax purposes in accordance with IRS Revenue Ruling 99-6 (Situation 2), (A) from the Sellers’ perspective, as a sale of the ownership interests of the Company, and (B) from Purchaser’s perspective, as a purchase of the Company’s assets (collectively, the “Intended Tax Treatment”). The Parties agree that the Purchase Price (and other relevant amounts constituting consideration for U.S. federal income Tax purposes) paid to the Sellers for the purchase of the Purchased Equity will be allocated among the assets of the Company in accordance with Sections 751, 755 and 1060 and the principles set forth on Section 10.7 of the Company Disclosure Letter (the “Allocation”). As soon as reasonably practicable following the completion of the Final Statement pursuant to Section 1.4, but no later than 30 days thereafter, the Sellers shall deliver to Purchaser a draft statement setting forth the Allocation (the “Purchase Price Allocation Statement”). If within 15 days after the delivery of the Purchase Price Allocation Statement, Purchaser notifies the Sellers in writing that Purchaser objects to the Allocation set forth in the Purchase Price Allocation Statement, the Sellers and Purchaser shall use commercially reasonable efforts to resolve such dispute within 15 days. In the event that the Sellers and Purchaser are unable to resolve any items in dispute within such fifteen (15) day period, then any items that remain in dispute shall be referred to the Accounting Referee for resolution in accordance with the procedures set forth in Section 1.4(d), mutatis mutandis, and, in such event, the Sellers, on the one hand, and Purchaser, on the other hand, shall each pay one-half of the fees and expenses of the Accounting Referee. The Purchase Price Allocation Statement, as finally determined pursuant to this Section 10.7, shall be binding upon the Parties for all income Tax purposes. Following the Closing, any adjustments to the Purchase Price shall be allocated in accordance with the Purchase Price Allocation Statement, as finally determined pursuant to this Section 10.7. Except as otherwise required by a “determination” within the meaning of Section 1313(a) of the Code, the Parties (i) shall (and shall cause their respective Affiliates to) file all Tax Returns in a manner that is consistent with the Intended Tax Treatment and, as finally determined pursuant to this Section 10.7, the Purchase Price Allocation Statement, and (ii) shall not take any action inconsistent therewith in any Action relating to Taxes.

67 ARTICLE XI TERMINATION Section 11.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing: (a) by mutual written consent of the Sellers, the Company and Purchaser; (b) by the Sellers or Purchaser if any Closing Legal Impediment shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party if such Closing Legal Impediment was primarily due to such party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; (c) by the Sellers or Purchaser, upon written notice to Purchaser or the Sellers, as applicable, if any of the conditions set forth in Section 8.1, Section 8.2 and Section 8.3 of this Agreement, as applicable, have not been satisfied or waived on or prior to six (6) months from the Effective Date (the “Initial Outside Date” and, as the same may be extended in accordance with this Section 11.1(c), the “Outside Date”); provided, that, if on the Initial Outside Date all of the conditions set forth in Section 8.1, Section 8.2 and Section 8.3 have been satisfied or waived, other than the conditions (i) that by their nature are to be satisfied by actions to be taken at the Closing and (ii) set forth in Section 8.1(a) (but solely with respect to Closing Legal Impediments arising with respect to Antitrust Laws) or Section 8.1(b), then the Purchaser or the Sellers may elect to extend the Outside Date beyond the Initial Outside Date for one or more 30-day periods not to exceed 180 days following the Initial Outside Date in the aggregate (inclusive of any other extensions by the other Party pursuant to this Section 11.1(c)); by providing written notice thereof to the Sellers or Purchaser on or prior to the Initial Outside Date; provided further, that this right of termination will not be available to any Party whose failure to comply with its obligations under this Agreement has been the primary cause of, or has primarily resulted in, the failure of any such conditions to be satisfied before such date; (d) by Purchaser, upon written notice to the Sellers, in the event any representation, warranty, covenant or agreement on the part of either Seller or the Company shall not be true and correct or shall be breached (as applicable), such that the conditions specified in Section 8.2(a) or Section 8.2(b) would not be satisfied at the Closing, and which, (i) with respect to any such breach that is capable of being cured, is not cured by the applicable Seller or the Company, as the case may be, within 30 days after receipt of written notice thereof, or (ii) is incapable of being cured prior to the applicable Outside Date; provided, that Purchaser will not have the right to terminate this Agreement pursuant to this Section 11.1(d) if it is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement so as to cause the conditions to Closing set forth in Section 8.3(a) or Section 8.3(b) not to be satisfied as of the Closing Date; or (e) by the Sellers, upon written notice to Purchaser, in the event of any representation, warranty, covenant or agreement contained in this Agreement on the part of

68 Purchaser shall not be true and correct or shall be breached (as applicable), such that the conditions specified in Section 8.3(a) or Section 8.3(b) would not be satisfied at the Closing, and which, (i) with respect to any such breach that is capable of being cured, is not cured by Purchaser within 30 days after receipt of written notice thereof, or (ii) is incapable of being cured prior to the applicable Outside Date; provided, that the Sellers will not have the right to terminate this Agreement pursuant to this Section 11.1(e) if the Sellers or the Company is then in breach of any of their respective representations, warranties, covenants or agreements set forth in this Agreement so as to cause the conditions to Closing set forth in Section 8.2(a) and Section 8.2(b) not to be satisfied as of the Closing Date; and provided, further, that a breach by Purchaser of Section 5.6 will be deemed a breach incapable of being cured unless otherwise expressly agreed to in writing by the Sellers. Section 11.2 Procedure upon Termination. In the event that this Agreement is terminated by Purchaser or the Sellers pursuant to Section 11.1, written notice thereof will be given to the non-terminating Party or Parties specifying the provision hereof pursuant to which such termination is made and in accordance with Section 11.1 and Section 13.5, and this Agreement will terminate (except as otherwise provided in Section 11.3), and the Transactions will be abandoned, without further action by the Sellers, the Company or Purchaser. Section 11.3 Effect of Termination. Except as otherwise set forth in this Section 11.3 in the event of the termination of this Agreement pursuant to Section 11.1, this Agreement will forthwith become void and have no further force or effect, without any Liability on the part of any Party hereto or its Affiliates, officers, directors or stockholders, other than the Liability of the Sellers, the Company or Purchaser, as the case may be, for Actual Fraud or any willful breach of this Agreement occurring prior to such termination. Notwithstanding the forgoing, the provisions of Section 6.4, Section 6.6, Section 6.9, this Article XI, Article XII, Article XIII and the Confidentiality Agreement will survive any termination of this Agreement pursuant to Section 11.1 and remain valid and binding obligations of the Parties. ARTICLE XII CERTAIN DEFINITIONS Section 12.1 Certain Definitions. The following terms as used in this Agreement, have the following meanings: “Accounting Principles” means the methodologies, practices, classifications, judgments, estimation techniques, assumptions and principles set forth on Exhibit A. “Action” means any action (whether in contract or tort or otherwise), claim, dispute, demand, mediation, investigation, audit, litigation (whether at law or in equity, whether civil or criminal), charge, complaint, judgment, examination, suit, arbitration or other proceeding, in each case, by or before any Governmental Authority or arbitration body. “Actual Fraud” means willful and knowing fraud committed with the intent to deceive that constitutes common law fraud under the Laws of the State of Delaware with respect

69 to each of the Parties’ respective representations, warranties and covenants expressly set forth in this Agreement or in any certificate delivered in connection with this Agreement. “Acquisition Transaction” means any transaction involving a merger, consolidation, business combination, purchase or disposition of any material amount of the Assets of the Company or any capital stock or other equity interests of the Company other than the Transactions. “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlled by” and “under common control with” have meanings correlative thereto. For purposes of the foregoing, (a) for all periods prior to the Closing, neither Purchaser, on the one hand, nor the Company, on the other hand, will be treated as an Affiliate of the other, and (b) for all periods after the Closing, neither the Sellers, on the one hand, nor the Company, on the other hand, will be treated as an Affiliate of the other. “Affiliate Arrangements” means all Contracts, arrangements, commitments or transactions between the Company, on the one hand, and any Related Person, on the other hand. “Ancillary Agreements” means the Restrictive Covenants Agreements, the Escrow Agreement, the Lease Agreements, the Eagle HQ Lease Agreement, the Harrisonburg (Beery Rd) Lease Agreement, the Transition Services Agreement and the Wayman Employment Agreement. “Antitrust Laws” means applicable supranational, national, federal, state, provincial or local Laws designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolizing or restraining trade or lessening competition of any other country or jurisdiction, to the extent applicable to the purchase and sale of the Purchased Equity and the other transactions contemplated by this Agreement, including the HSR Act and other similar competition or antitrust laws of any jurisdiction other than the United States. “Assets” means assets, properties and rights, wherever located (including in the possession of vendors or other third-parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person. “Business” means the Company’s business of manufacturing and selling concrete pipe, box culverts, manholes, dry utility vaults, other precast structures and various components related to the foregoing. “Business Days” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York and Dallas, Texas are required to or may be closed. “Business Employee” means each Company Employee and each Eagle Employee. “Business IP” means the Owned IP and all other Intellectual Property used by the Company in the Business.

70 “Cash” means the unrestricted cash and cash equivalents (including petty cash, marketable securities and short-term investments to the extent convertible to cash within thirty days) of the Company as of immediately prior to the Closing. Notwithstanding the previous sentence, Cash will include uncleared checks, wires and drafts received or deposited for the account of the Company as of such time, and will exclude all checks, wires and drafts issued by the Company that are uncleared as of such time. “Closing Adjustment” means an amount equal to (a) the Working Capital Adjustment (which may be a positive or negative number), plus (b) Cash, minus (c) Indebtedness, minus (d) Transaction Expenses. “Closing Net Working Capital” means the Net Working Capital as of immediately prior to the Closing. “COBRA” means the continuation coverage requirements under Section 4980B of the Code and Part 6 of Title I of ERISA and the regulations thereunder or any similar provision under other applicable state Law. “Code” means the Internal Revenue Code of 1986. “Company Disclosure Letter” means the disclosure letter delivered by the Sellers and the Company to Purchaser in connection with the execution of this Agreement and dated as of the Effective Date. “Company Employee” means each individual who is or was employed by the Company, including all such employees absent due to vacation, holiday, sickness, short term disability or approved leave of absence. “Company Product” means all products, technology, and services produced, marketed, licensed, sold, distributed, or performed by or on behalf of any of the Company. “Contract” means any contract, agreement, license, lease, guaranty, indenture, sales or purchase order or other legally binding commitment in the nature of a contract, whether written or oral. “Damages” means all damages, losses, fines, penalties, costs and expenses, including reasonable attorneys’ fees and expenses incurred in investigating or defending a claim. “Data Protection Requirements” means (a) Privacy Laws, (b) the Company’s published privacy policies regarding privacy and data security practices and written procedures, and (c) the data privacy requirements of any contracts or industry standards by which the Company is designated as a contracting party, represents compliance, or otherwise legally bound. “Eagle Employee” means each individual set forth on Section 7.1(a) of the Company Disclosure Letter. “Employee Benefit Plan” means (a) an “employee benefit plan,” as such term is defined in Section 3(3) of ERISA (regardless of whether such plan is subject to ERISA), and (b)

71 each other stock purchase, stock option, restricted stock, profit sharing, pension, savings, severance, retention, employment, consulting, commission, change-of-control, collective bargaining, bonus, incentive, deferred compensation, loan, fringe benefit, insurance, welfare, post- retirement health or welfare, health, life, tuition refund, service award, company car, scholarship, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, restrictive covenant, and other benefit plan, policy, program, arrangement or practice, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, funded or unfunded, insured or self-insured, in each case, that is sponsored, established, maintained, contributed to or required to be contributed to by the Sellers, the Company or any of their Affiliates, or under which the Sellers, the Company, or any of their Affiliates has any current or potential Liability for Business Employees. Notwithstanding the foregoing, “Employee Benefit Plan” will not include any plan or arrangement sponsored and maintained by a Governmental Authority. “Encumbrances” means, with respect to any Asset or property, any lien (statutory or other kind), mortgage, deed of trust, security interest, title, pledge, charge, hypothecation, retention device, imperfection or defect of title, lease, sublease, license, sublicense, easement, right of way, restriction of any nature, encroachment, reservation, servitude, assessment, collateral assignment, conditional or other sales agreement, title retention agreement, right of first offer or refusal, put, call, claim, interference, infringement, proxy, voting trust or agreement, option, warrant, preemptive right, transfer restriction, community property interest or other limitation or encumbrance of any kind whatsoever (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, and any restriction on the possession, exercise, transfer, or any other attribute of ownership of any asset) in each case, applicable with respect to such asset or property. “Environmental Claim” means any actual Liability (including for investigatory cost, cleanup cost, governmental response cost, natural resources damage, property damage, personal injury, fine or penalty) under Environmental Law, including, with respect to (i) any presence, or release into the environment, of any material, substance or waste (including Hazardous Substance) at any location, or (ii) violation or alleged violation of any Environmental Law. “Environmental Laws” means (a) Laws relating to Releases or threatened Releases of pollutants, contaminants, chemicals or wastes into the environment, including those relating to investigation, remediation, removal, cleanup or monitoring of such materials, (b) Laws relating to protection of human health and safety (with regard to exposure to Hazardous Substances), the environment or natural resources, and (c) Laws relating to the generation, manufacture, distribution, labeling, warning, migration, use, treatment, storage, disposal or transport of or with respect to pollutants, contaminants, chemicals or wastes. “Environmental Permits” means all material Permits required under Environmental Law by the conduct of the Business as currently or previously conducted. “Equity Securities” means (a) any partnership interests, (b) any membership or limited liability company interests or units, (c) any shares of capital stock, (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing entity, (e) any subscriptions, calls, warrants, options, or

72 commitments of any kind or character relating to, or entitling any Person or entity to purchase or otherwise acquire membership or limited liability company interests or units, capital stock, or any other equity securities, (f) any securities convertible into or exercisable or exchangeable for partnership interests, membership or limited liability company interests or units, capital stock, or any other equity securities, or (g) any other interest classified as an equity security of a Person. “ERISA” means the Employee Retirement Income Security Act of 1974 as amended, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the Sellers, the Company, and their respective Affiliates, or that is, or was at the relevant time, a member of the same “controlled group” as the Sellers, the Company, and their respective Affiliates pursuant to Section 4001(a)(14) of ERISA. “Escrow Agent” means J.P. Morgan. “Escrow Agreement” means the Escrow Agreement, dated as of the Closing Date, by and among the Escrow Agent, Purchaser and Eagle, substantially in the form attached hereto as Exhibit B. “Escrow Fund” means $2,000,000, as adjusted from time to time in accordance with the Escrow Agreement, together with any interest earned thereon. “Event” means any change, effect, development, occurrence, state of facts, circumstance or event. “GAAP” means generally accepted accounting principles in the United States. “Governmental Authority” means (a) any, national, federal, state, provincial, county, municipal or foreign or supranational government, or other political subdivision thereof, (b) any entity exercising executive, legislative, judicial, regulatory, tribunal, taxing or administrative functions of or pertaining to government, and (c) any government official, arbitrator or arbitral body or panel, department, ministry, instrumentality, agency, court, commission or body of competent jurisdiction. “Hazardous Substance” means any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is regulated by, or deemed hazardous or toxic or is subject to limitation under, any Environmental Law or that is regulated because of its effect, or potential effect, on human health or the environment. Hazardous Substance includes but is not limited to petroleum, petroleum-derived products or any fraction thereof, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls and PFAS. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

73 “Indebtedness” means, without duplication, the following Liabilities of the Company, in each case calculated as of immediately prior to the Closing: (a) all borrowed money indebtedness; (b) all indebtedness and obligations evidenced by guarantees, bonds, debentures, notes or similar instruments; (c) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, but only to the extent of the obligation actually drawn down or borrowed (or that the counterparty is entitled to draw down on or borrow against); (d) all lease obligations of the Company required to be capitalized in accordance with GAAP (notwithstanding anything herein to the contrary, without giving effect to ASC 842) and historically capitalized by the Company in the Financial Statements; (e) all or any part of the deferred purchase price of property or services (other than ordinary course outstanding invoices included in Net Working Capital and purchase order obligations paid or to be paid in the Ordinary Course of Business), including any earn-out or contingent purchase price payment liabilities calculated as the maximum gross amount payable (for the avoidance of doubt, excluding any short- term deferred revenue (i.e., revenue expected to be earned within one year)); (f) to the extent drawn or funded, any obligations under any currency, interest rate or other hedge agreement; (g) all obligations with respect to any intercompany payables or amounts payable to any Related Person; (h) management fees or similar fees payable to any direct or indirect equityholder of the Company; (i) any unfunded or underfunded Liabilities pursuant to any defined benefit pension plan or nonqualified deferred compensation plan or arrangement, and any unpaid severance obligations of the Company with respect to Company Employees terminated prior to the Closing, in each case, together with the employer portion of any withholding, payroll, employment or similar Taxes, if any, associated therewith; (j) all penalty payments, premiums, charges, yield maintenance amounts and other expenses; (k) payable (A) as a result of or in connection with the prepayment of any obligations of the types referred to in clauses (a) through (j) (assuming for purposes of calculating such amounts that such prepayment occurs immediately prior to or at the time of the Closing), or (B) in respect of obligations of the types referred to in clauses (a) through (g) above that are triggered or accelerated solely as a result of the Transactions; and (l) accrued and unpaid income Taxes for any Pre-Closing Tax Period that first become due after the Closing Date, determined by (A) including any Taxes required to be paid by the Company pursuant to a PTET Election and (B) taking into account any applicable estimated tax payments, overpayments, or refunds to the extent such amounts actually reduce the liability for such Taxes (but not to be reduced below zero). For the avoidance of doubt, “Indebtedness” will not include (i) any performance bonds or supply bonds (including any related guarantees) or (ii) any amounts to the extent included in Transaction Expenses or Net Working Capital. “Independent Contractor” means a natural Person providing services to the Company on the Effective Date who is not a Company Employee or Business Employee. “Intellectual Property” means any (a) utility and design patents, (b) trademarks, service marks, trade names, brand names, trade dress, slogans, logos and domain names, (c) inventions, discoveries, ideas, processes, formulae, designs, models, industrial designs, know- how, proprietary information, trade secrets, and confidential information, whether or not patented or patentable, (d) copyrights, writings and other copyrightable works, including copyrights in works in progress, databases and software, (e) all other intellectual property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature or having similar effect in any jurisdiction throughout the world, (f) all registrations and applications for

74 registration of any of the foregoing and (g) subject matter and tangible embodiments of the foregoing. “IRS” means the United States Internal Revenue Service. “Knowledge” means, (A) with respect to the Company, the actual knowledge after reasonable inquiry of Ed Eagle, Wendy Olson, Cam Arnold, Matthew Wayman and Dave Paulson, and (B) with respect to the Sellers, the actual knowledge after reasonable inquiry of Ed Eagle, Wendy Olson, Cam Arnold, Matthew Wayman and Dave Paulson. “Law” means any foreign, federal, state or local statute, law (including common law), code, orders, ordinance, rule, regulation, Order or decree promulgated by any Governmental Authority, including any other pronouncement of any Governmental Authority having the effect of law. “Lease Agreements” means those certain lease agreements, substantially in the form as attached to Exhibit C, between the Company, on the one hand, and ECPP, on the other hand, with respect to the real property locations identified therein. “Liability” means all debts, losses, claims, liabilities, obligations, Damages, fines, penalties, adverse claims, judgments, suits, actions, Tax, costs and expenses (whether direct or indirect, known or unknown, vested or unvested, asserted or unasserted, absolute or contingent, accrued or unaccrued, assessed or unassessed, liquidated or unliquidated, actual or potential, and due or to become due) and including all costs and expenses relating thereto including all fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation. “Made Available” means that an accurate and complete copy of the referenced information or document (for the avoidance of doubt, including all amendments, waivers, exhibits and schedules thereto, if any) is available for Purchaser to download in reviewable format in the “Project Cyclone” virtual data room at least one (1) day prior to the Effective Date. “Material Adverse Effect” means any Event that (x) is or would reasonably be expected to be materially adverse to the financial condition of the Company or results of results of operations of the Business or (y) prevents or materially impairs, or would reasonably be expected to prevent or materially impair, the ability of the Sellers or the Company to consummate the transactions contemplated by this Agreement; provided, however, in the case of (x), that no Event will be considered when determining whether a Material Adverse Effect has occurred to the extent such Event resulted or arose from any of the following: (a) the execution or announcement of this Agreement or the Transactions, including any impact thereof on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees, solely to the extent any such change relates to the identify of Purchaser (provided, that, this clause (a) shall not apply in connection with any representation or warranty addressing the execution or the announcement or existence hereof, or the performance of the transactions contemplated by this Agreement); (b) conditions generally affecting the industries in which the Company operates; (c) actions taken as required by this Agreement or with the Purchaser’s consent; (d) any change in applicable Laws or the interpretation thereof by courts or any Governmental Authority; (e) any change or proposed

75 change in GAAP; (f) any national or international political or social conditions, including an outbreak or escalation of hostilities, acts of terrorism, military acts, political instability, in each case whether or not involving the United States; (g) any change in financial, credit, debt, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or any disruption of such markets) generally (including any disruption thereof) in each case, in the United States or anywhere else in the world in which the Company operates; (h) pandemics (including an mutations or variants thereto), earthquakes, hurricanes, tornados or other natural disasters; (i) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement (provided, that this clause (i) will not include any Event underlying such failure has resulted in a Material Adverse Effect); provided, further, that clauses (b) – (h) will be considered when determining whether a Material Adverse Effect has occurred to the extent such Events have a materially disproportionate adverse impact on the Company relative to other Persons in the industries in which the Company operates. “Multiemployer Plan” means each Plan that is a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code. “Net Working Capital” means, as of any particular time, (a) the total current assets of the Company minus (b) the total current liabilities of the Company, in each case, calculated in accordance with the Accounting Principles; provided, however, that total current assets will not include (without duplication) (i) any Cash or (ii) any income Tax asset, and total current liabilities will not include (without duplication) (1) any item included in the Indebtedness, (2) any income Tax Liability, or (3) any Transaction Expenses. For illustrative purposes only, a sample calculation of the foregoing definition of Net Working Capital is attached hereto as Exhibit D. “Open Source Software” means any software that is subject to or licensed, provided or distributed under any license meeting the Open Source Definition (as promulgated by the Open Source Initiative as of the Effective Date) or the Free Software Definition (as promulgated by the Free Software Foundation as of the date of this Agreement) or any similar license for “free,” “publicly available” or “open source” software, including the GNU General Public License, the Lesser GNU General Public License, the Apache License, the BSD License, Mozilla Public License (MPL), the MIT License. “Ordinary Course of Business” means ordinary and usual course of normal day-to- day operations of the Business through the Effective Date consistent with past practice. “Organizational Documents” means any charter, certificate of formation, articles of incorporation, declaration of partnership, articles of association, bylaws, operating agreement, limited liability company agreement, partnership agreement or similar formation or governing documents and instruments of any Person. “Owned IP” means Intellectual Property owned or purported to be owned by the Company.

76 “Partnership Tax Audit Rules” shall mean Sections 6221 through 6241 of the Code, together with any Treasury Regulations and other guidance issued thereunder or successor provisions and any similar provision of state or local Tax Laws. “Pass-Through Income Taxes” means any U.S. federal (and state or local) income, franchise or similar Taxes imposed on the direct or indirect owners of any entity on a “pass- through” basis by allocating or attributing to such owners all or certain of such entity’s items of income, gain, loss, deduction and other relevant tax attributes. “Pass-Through Tax Return” shall mean any U.S. federal income Tax Return and any state or local income, franchise or similar Tax Return prepared on a “pass-through” basis, in each case, of the Company related to Pass-Through Income Taxes imposed on a Seller (or any of its direct or indirect owners). “Payoff Letters and Releases” means (i) payoff letters in respect of any Indebtedness being repaid as of the Closing Date (together with pay-off instructions for making such repayments on the Closing Date) and (ii) termination documents necessary or desirable to effectuate, or to reflect in public record, the release and discharge of (x) any Encumbrances on the Purchased Equity, (y) any Encumbrances on the Assets of the Company or the Transferred Assets, and (z) any guarantees or other obligations of the Company, in each case in connection with any Indebtedness of the Company or indebtedness of the Seller in existence on the Closing Date, including appropriate UCC termination statements, in each case, from the holder of such indebtedness or administrative agent or other similar agents, as applicable, in each case, which documents shall provide for the automatic release and discharge of all such Encumbrances, guarantees and obligations automatically upon consummation of the Closing, and which shall be otherwise in form and substance reasonably satisfactory to Purchaser. “Peg Net Working Capital” means $47,500,000. “Permit” means any permit, license, certificate, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise Made Available by or under the authority of any Governmental Authority and applications therefor and renewals thereof, including, without limitation, any professional engineering licenses required for the operation of the Business by Law or Contract. “Permitted Encumbrances” means (a) (i) statutory Encumbrances for Taxes, assessments or governmental charges or levies on property not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (ii) mechanics’, carriers’, workmen’s, repairmen’s and other like statutory Encumbrances arising or incurred in the Ordinary Course of Business which are not yet delinquent and for which adequate reserves have been established in accordance with GAAP and (iii) Encumbrances arising under equipment leases with third parties entered into in the Ordinary Course of Business treated as “operating leases” in the Financial Statements; (b) Encumbrances consisting of zoning or planning restrictions, Permits and other governmental restrictions or limitations on the use of real property under applicable Laws regulating the use or occupancy of any real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property, which in

77 each case have not been violated and do not materially impair the use of such real property in the operation of the Business as currently conducted and as proposed to be conducted, or detract, in any material respect, from the value of such real property; (c) covenants, conditions and restrictions of record, and private and public easements, rights of way and utility agreements, which, in each case, have not been violated and do not materially impair the use of such real property in the operation of the Business as currently conducted or as proposed to be conducted, or detract, in any material respect, from the value of such real property; (d) all covenants, conditions, restrictions, easements, rights of way, encumbrances, minor defects, minor imperfections, minor irregularities of title or other Encumbrances that would be readily apparent upon physical inspection of the Leased Real Property (including the properties to be leased under the Lease Agreements, the Eagle HQ Lease Agreement and the Harrisonburg (Beery Rd) Lease Agreement) or review of an accurate survey covering the Leased Real Property (including the properties to be leased under the Lease Agreements, the Eagle HQ Lease Agreement and the Harrisonburg (Beery Rd) Lease Agreement), or that are otherwise disclosed in any real property files that have been Made Available to Purchaser, which, in each case, have not been violated and do not materially impair the use of such real property in the operation of the Business as currently conducted or as proposed to be conducted, or detract, in any material respect, from the value of such real property; (e) with respect to any Leased Real Property (including the properties to be leased under the Lease Agreements, the Eagle HQ Lease Agreement and the Harrisonburg (Beery Rd) Lease Agreement), (i) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Encumbrance thereon (except to the extent expressly waived pursuant to the applicable Lease) and (ii) any Encumbrance expressly permitted under the applicable lease agreement and any ancillary documents thereto, which in each case have not been violated and do not impair the use of such real property in the operation of the Business as currently conducted or as proposed to be conducted, or detract, in any material respect, from the value of such real property; (f) Encumbrances created by Purchaser or its successors and assigns; and (g) non- exclusive licenses of Intellectual Property. “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature. “Personal Information” means any information that constitutes “personal information,” “personal data,” “personally identifiable information” or an analogous term as defined in applicable Laws. “PFAS” means that class of chemicals commonly known as per- and polyfluoroalkyl substances. PFAS includes all chemicals defined as PFAS by 40 CFR 705.3. “Pre-Closing Real Estate Transfers” means the transfer of ownership of the following real property locations pursuant to those certain deeds of gift dated September 1, 2025 from the Company to ECPP: (1) 405 Corning Way, Martinsburg, WV 25405, (2) 11352 Virginia Precast Rd, Ashland, VA 23005, (3) 211 Stone Spring Road, Harrisonburg, VA 22801, (4) 2750 Azalea Drive, Charleston, SC 29405 and (5) 10364 Design Rd, Ashland, VA 23005.

78 “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date, and with respect to any Straddle Tax Period, the portion of such taxable period ending on and including the Closing Date. “Pre-Closing Environmental Liabilities” means any Environmental Claims arising from or relating to (i) conditions existing as of or first coming into existence on or prior to the Closing with respect to the real property locations covered by the Eagle HQ Lease Agreement and the Harrisonburg (Beery Rd) Lease Agreement or (ii) conduct of the Business prior to the Closing. For the avoidance of doubt, Pre-Closing Environmental Liabilities does not include Liabilities arising from or relating to conditions existing as of or first coming into existence on or prior to the Closing with respect to the real property locations covered by the Lease Agreements. “Privacy Laws” means any and all applicable Laws relating to the collection, compilation, use, storage, processing, disclosure or transfer of any Personal Information, or pertaining to data protection, data privacy, data security, cybersecurity, cross-border data transfer, and general consumer protection laws as applied in the context of data privacy, data breach notification, electronic communication, telephone and text message communications, marketing by email or other channels. “Pro Rata Percentage” means (i) as to Eagle, 99%, and (ii) as to ECCP, 1%. “PTET” shall mean an entity-level tax imposed by any “Domestic Jurisdiction” (as defined in Notice 2020-75) on an entity treated as a partnership for U.S. federal income tax purposes, as described in Notice 2020-75. “PTET Election” shall mean, with respect to a given “Domestic Jurisdiction” (as defined in Notice 2020-75), an election for an entity treated as a partnership for U.S. federal income tax purposes to be subject to PTET. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dumping or disposing of any Hazardous Substance into the indoor or outdoor environment. “Representatives” means a Party’s directors, managers, officers, employees, accountants, attorneys, consultants, advisors, agents and other representatives or agents. “Restrictive Covenants Agreements” means those restrictive covenant agreements by and between Purchaser and each of the Sellers, each substantially in the form attached to Exhibit E. “Seller Benefit Plan” means each Employee Benefit Plan that provides, has provided, or may provide benefits and compensation in respect of any Business Employees or their beneficiaries or dependents, and is not (a) sponsored, maintained, or contributed to solely by the Company or (b) exclusively for the benefit of the Company Employees. Section 4.17(a) of the Company Disclosure Letter shall identify the Employee Benefit Plans that are Seller Benefit Plans. “Straddle Tax Period” means a Tax year or Tax period that includes, but does not end on, the Closing Date.

79 “Subsidiary” means, with respect to any Person: (a) any other Person of which such Person beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such other Person, (ii) the total, combined equity interests of such other Person, or (iii) the capital or profit interests of such other Person; or (b) any other Person of which such Person has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body of such other Person. “Tax” or “Taxes” shall mean (a) any taxes, assessments and other governmental charges in the nature of a tax imposed by any Governmental Authority, including income, profits, gross receipts, stamp, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, customs, duties, capital stock, franchise, excise, withholding, severance, production, estimated or other tax, including any interest, penalty or addition thereto, and (b) any liability in respect of any item described in clause (a) that arises by reason of a contract, assumption, transferee or successor liability or operation of Law (including by reason of being a member of an affiliated, combined, consolidated or similar group with respect to Taxes) or otherwise. “Tax Claim” means any Action with respect to Taxes. “Tax Return” means any return, declaration, report, claim for refund, information return or similar statement filed or required to be filed with respect to any Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Taxing Authority” means any governmental agency, board, bureau, body, department or authority of any federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax. “Transaction Expenses” means, without duplication, to the extent not paid prior to the Closing, (a) all costs, fees and expenses incurred or payable by the Company in connection with the preparation, negotiation, execution and performance of this Agreement, the Ancillary Agreements and the Transactions, and (b) all transaction, retention, sale, change of control, severance or similar Business Employee-related change in control payments or transaction-related bonuses (excluding regular performance bonuses) that will become payable by the Company as of or after the Closing Date (including the employer portion of any withholding, payroll, employment or similar Taxes, if any, associated therewith whether payable on the Closing Date or at a later time, and whether payable by the Company) as a result of or in connection with the consummation of the Transactions; provided, that Transaction Expenses will exclude (i) costs and expenses paid by either Seller or any of their respective Affiliates (including the Company) prior to or as of the Closing and (ii) costs and expenses expressly contemplated to be paid by Purchaser or its Affiliates pursuant to this Agreement or any other Ancillary Agreement. “Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements. “Treasury Regulations” means final and temporary regulations promulgated by the IRS and the U.S. Department of Treasury under the Code.

80 “WARN Act” means the United States Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder and any similar applicable state or local Law. “Working Capital Adjustment” means an amount (which may be positive or negative) equal to the amount by which the Closing Net Working Capital is greater than or less than, as the case may be, the Peg Net Working Capital. For the avoidance of doubt, the Working Capital Adjustment will be positive if the Closing Net Working Capital is greater than the Peg Net Working Capital and negative if the Closing Net Working Capital is less than the Peg Net Working Capital. Section 12.2 Cross References. Each of the following terms is defined in the Section set forth opposite such term: Accounting Referee ................................................................................................ Section 1.4(d)(i) Acquisition Proposal ..................................................................................................... Section 6.13 Agreement .......................................................................................................................... Preamble Allocation ...................................................................................................................... Section 10.7 Anti-Corruption Laws ................................................................................................... Section 4.23 Balance Sheet .............................................................................................................. Section 4.6(a) Balance Sheet Date ..................................................................................................... Section 4.6(a) Bankruptcy and Equity Exception .................................................................................. Section 3.1 Closing ............................................................................................................................ Section 2.1 Closing Date.................................................................................................................... Section 2.1 Closing Legal Impediment .......................................................................................... Section 8.1(a) Closing Payment ............................................................................................................. Section 1.2 Company ............................................................................................................................ Preamble Company Code............................................................................................................ Section 4.6(a) Company Documents ...................................................................................................... Section 4.2 Company Fundamental Representations................................................................... Section 4.18(a) Company Released Parties ............................................................................................ Section 6.12 Company Systems ....................................................................................................... Section 4.6(a) Confidentiality Agreement.............................................................................................. Section 6.4 Continuing Employee ............................................................................................... Section 4.18(a) D&O Insurance ......................................................................................................... Section 6.10(b) Eagle .................................................................................................................................. Preamble Eagle HQ Lease Agreement ................................................................................... Section 2.2(a)(v) ECPP .................................................................................................................................. Preamble Effective Date .................................................................................................................... Preamble Estimated Closing Adjustment ................................................................................... Section 1.3(a) Estimated Closing Adjustment Statement .................................................................. Section 1.3(a) FCPA......................................................................................................................... Section 4.11(b) Final Closing Adjustment ........................................................................................... Section 1.4(e) Final Statement ........................................................................................................... Section 1.4(a) Financial Statements ................................................................................................... Section 4.6(a) Fundamental Representations ................................................................................... Section 4.18(a)

81 Government Official ..................................................................................................... Section 4.23 Harrisonburg (Beery Rd) Lease Agreement ......................................................... Section 2.2(a)(vi) Initial Outside Date ................................................................................................... Section 11.1(c) Insurance Policies ......................................................................................................... Section 4.25 Intended Tax Treatment ................................................................................................ Section 10.7 Interim Financial Statements ...................................................................................... Section 4.6(a) Leased Real Property .................................................................................................. Section 4.8(b) Leases .......................................................................................................................... Section 4.8(b) Legal Requirement ........................................................................................................ Section 4.14 Material Bids/SOs ..................................................................................................... Section 4.11(c) Material Contract ...................................................................................................... Section 4.11(b) Material Customers ................................................................................................... Section 4.11(b) Material SOs ............................................................................................................. Section 4.11(c) Material Suppliers ..................................................................................................... Section 4.20(b) Negative Adjustment Amount ................................................................................ Section 1.4(e)(i) Notice of Disagreement ......................................................................................... Section 1.4(b)(ii) Order ............................................................................................................................. Section 4.13 Outside Date.............................................................................................................. Section 11.1(c) Parties ................................................................................................................................. Preamble Party ................................................................................................................................... Preamble Positive Adjustment Amount .................................................................................. Section 1.4(e)(i) Pre-Closing Period ...................................................................................................... Section 6.1(a) Preliminary Statement ................................................................................................. Section 1.4(a) Private Sector Counterparty .......................................................................................... Section 4.23 Privileged Communications ........................................................................................ Section 13.12 Purchase Price ................................................................................................................. Section 1.2 Purchase Price Allocation Statement ............................................................................ Section 10.7 Purchased Equity ................................................................................................................. Recitals Purchaser ............................................................................................................................ Preamble Purchaser 401(k) Plan ............................................................................................... Section 4.18(a) Purchaser Cafeteria Plan ............................................................................................. Section 7.1(h) Purchaser Documents .................................................................................................... Section 4.23 Purchaser’s Plans ...................................................................................................... Section 4.18(a) R&W Insurance Policy ................................................................................................. Section 6.11 Reference Time ............................................................................................................... Section 2.1 Registered IP ............................................................................................................... Section 4.6(a) Related Person .......................................................................................................... Section 4.11(b) Seller .................................................................................................................................. Preamble Seller 401(k) Plan ..................................................................................................... Section 4.18(a) Seller Confidentiality Agreement ................................................................................. Section 6.13 Seller Documents ............................................................................................................ Section 3.1 Seller Fundamental Representations ......................................................................... Section 4.18(a) Seller Owned Real Property ........................................................................................ Section 4.9(a) Sellers ................................................................................................................................. Preamble Sellers Cafeteria Plan .................................................................................................. Section 7.1(h) Tax Proceeding ......................................................................................................... Section 10.4(b)

82 Trade Laws .................................................................................................................... Section 4.23 Transition Services Agreement ........................................................................... Section 2.2(a)(xiv) Unresolved Matters ............................................................................................... Section 1.4(d)(iii) ARTICLE XIII GENERAL PROVISIONS Section 13.1 Company Disclosure Letter. Any disclosure by the Sellers or the Company in any section of the Company Disclosure Letter will be deemed to be fully disclosed with respect to all other sections of the Company Disclosure Letter, to the extent that the applicability to the disclosure required by or provided in another section of the Company Disclosure Letter is reasonably apparent from the face of such disclosure. The Company Disclosure Letter is qualified in its entirety by reference to specific provisions of this Agreement and is not intended to constitute, and will not be construed as constituting, any representations or warranties of either Seller or the Company except as and to the extent provided in this Agreement, subject to the limitations and conditions provided for in this Agreement. The Company Disclosure Letter may include items or information which neither the Sellers nor the Company is required to disclose under this Agreement; disclosure of such items or information will not affect (directly or indirectly) the interpretation of this Agreement or the scope of any disclosure obligation under this Agreement. The attachments to the Company Disclosure Letter form an integral part of the Company Disclosure Letter and are incorporated by reference for all purposes as if set forth fully therein. The headings contained in the Company Disclosure Letter are for convenience of reference purposes only and will not affect in any way the meaning or interpretation of this Agreement or the Company Disclosure Letter. No disclosure in the Company Disclosure Letter relating to any possible breach or violation of any Contract or applicable Law will be construed as an admission or indication to any third party that any such breach or violation exists or has actually occurred. The exceptions, modifications, descriptions and disclosures in any section of the Company Disclosure Letter are made for all relevant purposes of this Agreement and are exceptions by the Sellers and the Company to all representations and warranties set forth in this Agreement or in any instrument delivered pursuant to this Agreement to the extent applicable thereto. Section 13.2 Assignment. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Parties; provided, however, that Purchaser shall have the right to assign this Agreement, the Ancillary Agreements to which it is a party and the rights and obligations hereunder and thereunder to any Affiliate of Purchaser; provided, however, that such assignment shall not release Purchaser from its obligations hereunder. Section 13.3 No Third-Party Beneficiaries. Except for the Persons covered by Section 6.10 and Section 13.12, this Agreement is for the sole benefit of the Parties and does not benefit or create any right or cause of action for any other Persons. Section 13.4 Entire Agreement; Amendments. This Agreement, including any Exhibits, the Company Disclosure Letter, the Ancillary Agreements and the Confidentiality Agreement, contain the complete and entire understanding of the Parties with respect to their

84 with a copy (which shall not constitute notice) to: King & Spalding LLP 1180 Peachtree St., NE Atlanta, Georgia 30309 Attn: Justin King and Hillyer Jennings E-mail: jking@kslaw.com hjennings@kslaw.com or such other addresses or numbers or addressee as are furnished in writing by either Party in accordance with this Section 13.5. Section 13.6 Interpretation. (a) All titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. The words “hereof” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and Exhibit references are to the Articles, Sections and Exhibits of this Agreement unless otherwise specified. Whenever the words “include,” “includes” “including” or similar expressions are used in this Agreement, they will be understood be followed by the words “without limitation.” The word “or” is not exclusive. The words describing the singular number will include the plural and vice versa, and words denoting any gender will include all genders and words denoting natural persons will include corporations and partnerships and vice versa. The phrase “Made Available to Purchaser” or any similar phrases used with respect to documents or data in this Agreement will mean that the documents or data referred to has been Made Available in the data room no later than two Business Days prior to the date hereof. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. (b) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement. (c) All references to “$” or “dollars” are to U.S. dollars, and all amounts to be calculated or paid under this Agreement will be in U.S. dollars. All references to “days” are to calendar days unless Business Days are so specified. References to statutes include all regulations promulgated thereunder and reference to statutes or regulations will be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statue or regulation. Section 13.7 Counterparts. This Agreement may be executed in multiple original, PDF or facsimile counterparts, each of which will be deemed an original, and all of which taken together will be considered one and the same agreement. In the event that any signature to this Agreement

85 or any agreement or certificate delivered pursuant hereto, or any amendment thereof, is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No Party will raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver any such signature page or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and each Party forever waives any such defense. Section 13.8 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by the Accounting Referee or a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement. Section 13.9 Governing Law; Consent to Exclusive Jurisdiction. (a) The interpretation and construction of this Agreement, the Transactions, the Ancillary Agreements and all matters relating to this Agreement, will be governed by the Laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware without giving effect to any conflict of Law provisions thereof. (b) Each of the Parties agrees that any legal action or proceeding with respect to this Agreement may be brought in the federal and state courts located in the State of Delaware, and, by execution and delivery of this Agreement, each Party irrevocably submits itself in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the Parties irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid Actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each Party consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address (set forth in Section 13.5) corresponding to its name and agrees that such service upon receipt will constitute good and sufficient service of process or notice thereof. Nothing in this paragraph will affect or eliminate any right to serve process in any other manner permitted by Law. Section 13.10 WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION OR OTHER PROCEEDING BROUGHT BY ANY PARTY TO THIS AGREEMENT AGAINST ANY OTHER PARTY OR PARTIES TO THIS AGREEMENT WITH RESPECT TO ANY MATTER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH OR RELATED TO THIS AGREEMENT OR ANY PORTION OF THIS AGREEMENT, WHETHER BASED UPON CONTRACTUAL, STATUTORY, TORTIOUS OR OTHER THEORIES OF LIABILITY. EACH PARTY REPRESENTS THAT IT HAS CONSULTED WITH COUNSEL REGARDING THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF ITS RIGHT TO A JURY TRIAL.

86 Section 13.11 Remedies; Specific Performance. (a) Except to the extent set forth otherwise in this Agreement, all remedies under this Agreement expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. (b) Each Party agrees that irreparable damage would occur and the Parties would not have an adequate remedy at law if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Party agrees that the other Parties will be entitled to injunctive relief from time to time to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case (i) without the requirement of posting any bond or other security and (ii) in addition to any other remedy to which it may be entitled at law or in equity. Furthermore, each Party agrees not to raise any objections based on the availability of a remedy at law to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement, and to specifically enforce the terms of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement. Section 13.12 Legal Representation. King & Spalding LLP has represented the Company and the Sellers in connection with the Transactions. All Parties recognize the commonality of interest that exists and will continue to exist until Closing, and the Parties agree that such commonality of interest should continue to be recognized after the Closing. Specifically, Purchaser acknowledges and agrees that it will not, and will cause the Company and any Affiliate of the Company not to, seek to have King & Spalding LLP disqualified from representing the Sellers or their respective Affiliates in connection with any dispute that may arise between such parties and Purchaser or the Company in connection with this Agreement or the Transactions. Purchaser further acknowledges and agrees that, as to all communications subject to attorney client privilege between all counsel for the Sellers, the Company or their respective Affiliates (including King & Spalding LLP) and either Seller, the Company (prior to the Closing) or any of their respective Affiliates that relate principally to the negotiation, execution or consummation of this Agreement or the Transactions (collectively, the “Privileged Communications”), the attorney- client privilege and the expectation of client confidence with respect to the Privileged Communications belongs to the Sellers and may be controlled by the Sellers and will not pass to or be claimed by Purchaser or any of its Affiliates (including, following the Closing, the Company). The Privileged Communications are the property of the Sellers, and from and after the Closing, neither Purchaser nor any of its Affiliates (including, following the Closing, the Company) will seek to obtain such communications, whether by seeking a waiver of the attorney- client privilege or through other means. Purchaser, on behalf of itself and its Affiliates, further acknowledges and agrees that no such Person may use or rely on any of the Privileged Communications in any action against or involving either Seller or any of their respective Affiliates after the Closing. The Privileged Communications may be used by either Seller or any of their respective Affiliates in connection with any dispute that relates to this Agreement or the Transactions. Notwithstanding the foregoing, in the event that a dispute arises between Purchaser or any of its Affiliates and a third party (other than a Party to this Agreement or any of such Party’s Affiliates) after the Closing, Purchaser and its Affiliates may assert the attorney-client privilege to

87 prevent disclosure of confidential communications by counsel to such third party; provided, that neither Purchaser nor any of its Affiliates may waive such privilege without the prior written consent of the Sellers (which may be withheld in the Sellers’ sole discretion). [Remainder of this Page Intentionally Left Blank; Signature Pages Follow]

Signature Page to Equity Purchase Agreement IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date. THE COMPANY: Concrete Pipe & Precast, LLC By: Name: Matt Wayman Title: President THE SELLERS: Eagle Corporation By: Name: Dave Paulson Title: President ECPP, LLC By: Name: Dave Paulson Title: President